Filed Pursuant to Rule 424(b)(3) and (7)
Registration No. 333-147715
CALCULATION OF REGISTRATION FEE

Title of Each		Proposed Maximum
Class of		Aggregate	Proposed Maximum
Securities to be	Amount to be	Offering Price Per	Aggregate Offering	Amount of
Registered	Registered	Unit	Price	Registration Fee
2.75% Senior Convertible Debentures due 2027	$250,000,000	100%	$250,000,000	$9,825(1)
Common Stock, $0.001 par value per share	12,843,400 shares(2)	—	(2)	(3)

(1)	The filing fee of $9,825 is calculated in accordance with Rule 457(r) under the Securities Act of 1933, as amended and relates to the registration statement on Form S-3 (File No. 333-147715) filed by Nuance Communications, Inc.

(2)	Includes 12,843,400 shares of common stock issuable upon conversion of the debentures at the initial conversion price of approximately $19.47 per share of common stock. Pursuant to Rule 416 under the Securities Act, such number of shares of common stock registered hereby shall include an indeterminate number of shares of common stock that may be issued in connection with a stock split, stock dividend, recapitalization or similar event.

(3)	Pursuant to Rule 457(i), there is no additional filing fee with respect to the shares of common stock issuable upon conversion of the debentures because no additional consideration will be received in connection with the exercise of the conversion privilege.

PROSPECTUS SUPPLEMENT
(To Prospectus dated November 29, 2007)

$250,000,000

Nuance Communications, Inc.
2.75% Senior Convertible Debentures due 2027
and the Common Stock Issuable Upon Conversion of the Debentures

We issued the Debentures in a private placement on August 13, 2007. This prospectus supplement will be used by selling securityholders to resell their Debentures and the common stock issuable upon conversion of the Debentures. We will not receive any proceeds from this offering.

The Debentures are convertible, at your option, into cash and, if applicable, shares of our common stock at an initial conversion rate of 51.3736 shares (equivalent to an initial conversion price of approximately $19.47 per share), subject to adjustment as described in this prospectus supplement, at any time on or prior to the close of business on the business day immediately preceding the maturity date only under the following circumstances: (1) prior to February 15, 2027, on any date during any fiscal quarter beginning after September 30, 2007 (and only during such fiscal quarter) if the closing sale price of our common stock was more than 120% of the then current conversion price for at least 20 trading days in the period of the 30 consecutive trading days ending on the last trading day of the previous fiscal quarter, (2) at any time on or after February 15, 2027, (3) with respect to any Debentures called for redemption, until the close of business on the business day prior to the redemption date, (4) if we distribute to all or substantially all holders of our common stock rights or warrants entitling them to purchase, for a period of 45 calendar days or less, shares of our common stock at a price less than the average closing sale price of our common stock for the ten trading days preceding the declaration date for such distribution, (5) if we distribute to all or substantially all holders of our common stock, cash or other assets, debt securities or rights to purchase our securities, which distribution has a per share value exceeding 10% of the closing sale price of our common stock on the trading day preceding the declaration date for such distribution, (6) if we are party to a specified business combination that does not constitute a fundamental change, (7) during a specified period if a fundamental change occurs, or (8) during the five consecutive business-day period immediately following any five consecutive trading-day period in which the trading price for $1,000 principal amount of the Debentures for each day during such five trading-day period was less than 98% of the closing sale price of our common stock period multiplied by the then current conversion rate.

Upon conversion, we will deliver cash and shares of our common stock, if any, based on a daily conversion value (as described herein), calculated on a proportionate basis for each day of the 20 trading day conversion observation period. See “Description of the Debentures — Conversion Rights — Settlement Upon Conversion.”

The Debentures bear interest at a rate of 2.75% per year from August 13, 2007, payable in cash semiannually in arrears on February 15 and August 15 of each year, commencing February 15, 2008. The Debentures will mature on August 15, 2027.

We may redeem some or all of the Debentures on or after August 20, 2014, for cash at a redemption price equal to 100% of the principal amount of Debentures redeemed, plus accrued and unpaid interest to, but excluding, the redemption date.

You may require us to repurchase all or a portion of your Debentures on August 15, 2014, August 15, 2017 and August 15, 2022 at a cash repurchase price equal to 100% of the principal amount, plus accrued and unpaid interest to, but excluding, the repurchase date. In addition, you may require us to repurchase all or a portion of your Debentures upon a fundamental change at a fundamental change repurchase price equal to 100% of the principal amount, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date.

The Debentures are our general senior unsecured obligations. As of September 30, 2007, we and our subsidiaries had approximately $913.7 million of senior indebtedness outstanding, of which approximately $663.7 million was secured indebtedness, and approximately $388.2 million of other liabilities outstanding.

Our common stock is listed on The Nasdaq Global Select Market under the symbol “NUAN.” The last reported sale price of our common stock on February 7, 2008 was $15.73 per share.

Investing in the Debentures and our common stock issuable upon conversion of the Debentures involves risks. See “Risk Factors” beginning on page S-13.

February 8, 2008

This document is in two parts. The first part is this prospectus supplement, which describes the terms of the Debentures and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into the accompanying prospectus. The second part is the accompanying prospectus, which gives more general information, some of which may not apply to the Debentures. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or any document incorporated by reference as of the date of this prospectus supplement, on the other hand, the information in this prospectus supplement shall control.

This prospectus supplement is part of a “shelf” registration statement that we have filed with the Securities and Exchange Commission (SEC). By using a shelf registration statement, the selling securityholders may sell, from time to time, the Debentures, as well as any shares of common stock issuable upon conversion of the Debentures.

S-i

This prospectus supplement summarizes certain documents and other information and we refer you to them for a more complete understanding of what we discuss in this prospectus supplement. In making an investment decision, you must rely on your own examination of our company and the terms of the offering, the Debentures and the common stock issuable upon conversion of the Debentures, including the merits and risks involved.

We are not, and the selling securityholders are not, making any representation to any purchaser of the Debentures or the common stock issuable upon conversion of the Debentures regarding the legality of an investment in the Debentures or the common stock issuable upon conversion of the Debentures by such purchaser under any legal investment or similar laws or regulations. You should not consider any information in this prospectus supplement to be legal, business or tax advice. You should consult your own attorney, business advisor and tax advisor for legal, business and tax advice regarding an investment in the Debentures and the common stock issuable upon conversion of the Debentures.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION (“SEC”) NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

References in this prospectus supplement to “Nuance,” “we,” “us” and “our” refer to Nuance Communications, Inc., a Delaware corporation, and its consolidated subsidiaries, unless the context otherwise requires.

Market and Industry Data

Market data and industry statistics used throughout this prospectus supplement and the documents incorporated herein by reference are based on independent industry publications and other publicly available information. Although we believe that these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. Although we are not aware of any misstatements regarding the market and industry data presented in this prospectus supplement and the documents incorporated herein by reference, you should not place undue reliance on this information.

S-ii

FORWARD LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated herein or therein by reference contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties, as well as assumptions, that, if they never materialize or prove incorrect, could cause our consolidated results to differ materially from those expressed or implied by such forward-looking statements. Forward-looking statements generally are identified by the words “expects,” “anticipates,” “believes,” “intends,” “estimates,” “should,” “would,” “strategy,” “plan” and similar expressions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. For example, forward-looking statements include projections of earnings, revenues, synergies or other financial items; any statements of the plans, strategies and objectives of management for future operations, including the execution of integration and restructuring plans and the anticipated timing of filings, approvals relating to, and the closing of, pending acquisitions; any statements concerning proposed new products, services, developments or industry rankings; any statements regarding future economic conditions or performance; statements of belief and any statement of assumptions underlying any of the foregoing. The risks, uncertainties and assumptions referred to above include the difficulty of managing expense growth while increasing revenues; the challenges of integration and restructuring associated with recent acquisitions and the challenges of achieving the anticipated synergies; and the other risks and uncertainties described in the section entitled “Risk Factors” beginning on page S-13 of this prospectus supplement.

If one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect, actual results may vary materially from those expected, estimated or projected. In addition to other factors that affect our operating results and financial position, neither past financial performance nor our expectations should be considered reliable indicators of future performance. Investors should not use historical trends to anticipate results or trends in future periods. Further, our stock price is subject to volatility. Any of the factors discussed above could have an adverse impact on our stock price. In addition, failure of sales or income in any quarter to meet the investment community’s expectations, as well as broader market trends, could have an adverse impact on our stock price. Although we undertake no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law, you are advised to consult any additional disclosures we make in our quarterly reports on Form 10-Q, annual report on Form 10-K and current reports on Form 8-K filed with the Securities and Exchange Commission. See “Where You Can Find More Information” on page S-71 of this prospectus supplement.

S-iii

SUMMARY

This summary may not contain all of the information that may be important to you and is qualified in its entirety by the more detailed information appearing elsewhere or incorporated by reference in this prospectus supplement or the accompanying prospectus. You should read the entire prospectus supplement and the accompanying prospectus before making an investment decision. The terms “Nuance,” the “Company,” “we” and “us” in this prospectus supplement and the accompanying prospectus refer to Nuance Communications, Inc. and its subsidiaries, unless stated or implied otherwise. You should pay special attention to the “Risk Factors” section beginning on page S-13 of this prospectus supplement to determine whether an investment in the Debentures is appropriate for you.

NUANCE

Overview

Nuance Communications, Inc. is a leading provider of speech-based solutions for businesses and consumers worldwide. Our speech solutions are designed to transform the way people interact with information systems, mobile devices and hosted services. We have designed our solutions to make the user experience more compelling, convenient, safe and satisfying, unlocking the full potential of these systems, devices and services.

The vast improvements in the power and features of information systems and mobile devices have increased their complexity and reduced their ease of use. Many of the systems, devices and services designed to make our lives easier are cumbersome to use, involving complex touch-tone menus in call centers, counterintuitive and inconsistent user interfaces on computers and mobile devices, inefficient manual processes for transcribing medical records and automobile dashboards overrun with buttons and dials. These complex interfaces often limit the ability of the average user to take full advantage of the functionality and convenience offered by these products and services. By using the spoken word, our speech solutions help people naturally obtain information, interact with mobile devices and access services such as navigation, online banking and medical transcription.

We provide speech solutions to several rapidly growing markets:

•	Enterprise Speech. We deliver a portfolio of speech-enabled customer care solutions that improve the quality and consistency of customer communications. Our solutions are used to automate a wide range of customer services and business processes in a variety of information and process intensive vertical markets such as telecommunications, financial services, travel and entertainment, and government.

•	Mobility. Our mobile speech solutions add voice control capabilities to mobile devices and services, allowing people to use spoken words or commands to dial a mobile phone, enter destination information into an automotive navigation system, dictate a text message or have emails and screen information read aloud. Our mobile solutions are used by many of the world’s leading mobile device and automotive manufacturers.

•	Healthcare Dictation and Transcription. We provide comprehensive dictation and transcription solutions and services that improve the way patient data is captured, processed and used. Our healthcare dictation and transcription solutions automate the input and management of medical information and are used by many of the largest hospitals in the United States.

In addition to our speech offerings, we provide PDF and document solutions that reduce the time and cost associated with creating, using and sharing documents. Our solutions benefit from the widespread adoption of the PDF format and the increasing demand for networked solutions for managing electronic documents. Our solutions are used by millions of professionals and within large enterprises.

We leverage our global professional services organization and our extensive network of partners to design and deploy innovative speech and imaging solutions for businesses and organizations around the globe. We market and distribute our products indirectly through a global network of resellers, including system integrators, independent software vendors, value-added resellers, hardware vendors, telecommunications carriers and distributors, and directly through our dedicated sales force and through our e-commerce website.

We have built a world-class portfolio of speech solutions both through internal development and acquisitions. We expect to continue to pursue opportunities to broaden our speech solutions and customer base through acquisitions. Our recently completed transactions include:

•	On November 26, 2007, we acquired Viecore, Inc., a consulting and systems integration firm. The Viecore acquisition expands our professional services capabilities and complements our existing partnerships, allowing us to deliver end-to-end speech solutions and systems integration for speech-enabled customer care in key vertical markets including financial services, telecommunications, healthcare, utilities and government.

•	On November 2, 2007, we acquired Vocada, Inc., a provider of software and services for managing critical medical test results. The Vocada acquisition allows us to broaden the capabilities of our Dictaphone Healthcare solutions, enhance our domain expertise within diagnostic specialties (including radiology, laboratory tests, pathology and cardiology), and increase our recurring revenue base derived from a software-as-a-service business model.

•	On September 28, 2007, we acquired Commissure Inc., a provider of speech-enabled radiology workflow optimization and data analysis solutions. The Commissure acquisition enhances the capabilities of our Dictaphone solutions for the medical imaging industry, extends our domain expertise in the radiology market and increases our recurring revenue base derived from a term-based license model.

•	On August 24, 2007, we acquired Voice Signal Technologies, Inc., a global provider of speech technology for mobile devices. The VoiceSignal acquisition enhances our solutions and expertise to address the accelerating demand for speech-enabled mobile devices and services that allow people to use spoken commands to simply and effectively navigate and retrieve information and to control and operate mobile phones.

•	On August 24, 2007, we acquired Tegic Communications, Inc., a wholly owned subsidiary of AOL LLC and a developer of embedded software for mobile devices. The Tegic acquisition expands our presence in the mobile device industry and accelerates the delivery of a new mobile user interface that combines voice, text and touch to improve the user experience for consumers and mobile professionals.

•	On April 24, 2007, we acquired BeVocal, Inc., a provider of hosted self-service customer care solutions that address business requirements of wireless carriers and their customers. The BeVocal acquisition provides us with a portfolio of applications that serve the needs of wireless carriers and their customers and a recurring revenue base derived from a software-as-a-service business model.

•	On March 26, 2007, we acquired Focus Enterprise Limited, a leading healthcare transcription company. The Focus acquisition complements our Dictaphone iChart Web-based transcription solutions and expands our ability to deliver Web-based speech recognition solutions and to provide scalable Internet delivery of automated transcription.

•	On December 29, 2006, we acquired Mobile Voice Control, Inc., a provider of speech-enabled mobile search and messaging services. The Mobile Voice Control acquisition further accelerates our deployment of speech-enabled solutions in the wireless industry.

Our corporate headquarters are in Burlington, Massachusetts and we have offices across North America, Latin America, Europe, and Asia. As of September 30, 2007, we had 3,900 full time employees in total, including approximately 600 in sales and marketing, approximately 650 in professional services, approximately 700 in research and development, approximately 350 in general and administrative, and approximately 1,600 that provide healthcare transcription and editing services. Approximately fifty-five percent of our employees are located outside of the United States, the majority of whom are based in India.

Market Opportunity

Confronted by dramatic increases in electronic information, consumers, business personnel and healthcare professionals must use a variety of resources to retrieve information, transcribe patient records, conduct transactions and perform other job-related functions. We believe that the power of the spoken word will transform the way people use the Internet, telecommunications systems, wireless and mobile networks and related corporate infrastructure to conduct business. We believe that several key market trends will enhance our market position and create new business opportunities:

•	More than 90% of all customer interactions begin with a phone call. With personnel expenditures representing approximately 75% of call center budgets, our solutions automate customer interactions to deliver significant cost savings to call centers that must reduce expenses and improve customer service to remain competitive.

•	With 80% of consumers reporting that quality of service is “extremely” or “very” influential, and with only 40% of consumers reporting that they were satisfied with their customer service experiences, customer care operations must address these challenges. Our speech-based solutions have significant advantages over more traditional automation capabilities using touchtone menus and are recognized for ease of use, clarity, speed of transaction and completeness of service.

•	Consumers in North America make approximately 6.1 billion calls to directory assistance each year. The emergence of new directory assistance business models such as free directory assistance services is expected to generate 1.5 billion calls per year. We provide tailored speech recognition solutions for this industry.

•	Mobile handset shipments are expected to reach 1.1 billion units in 2007, which represents approximately 12% growth over shipments in 2006. We provide an intuitive user interface based on voice commands that helps unlock the rich feature sets of mobile devices and services, thereby improving the customer experience.

•	Currently there are approximately 20 million users of wireless email globally and the number of users is expected to reach 350 million users by 2010. Our speech enabled mobile solutions provide a natural way to interact with wireless e-mail services.

•	Approximately $12 billion is spent annually in North America on both in-house and outsourced medical transcription labor. Our healthcare dictation solutions reduce the cost of manual transcription while improving turnaround time and accuracy.

•	On average, an organization of 1,000 employees spends $5.7 million each year on reformatting and recreating documents from multiple sources. Our PDF and document conversion and management solutions enable businesses to more efficiently create, manage and share documents.

Nuance Solutions

Our speech solutions enable enterprises, professionals and consumers to increase productivity, reduce costs and save time by using voice control to improve the user experience. Our imaging solutions build on decades of experience and technology development to deliver businesses, manufacturers and consumers a broad set of PDF and document offerings. We provide a broad set of speech and imaging offerings to our customers in the following areas:

Enterprise Speech

To remain competitive, organizations must improve the quality of customer care while reducing costs and ensuring a positive customer experience. Technological innovation, competitive pressures and rapid commoditization have made it increasingly difficult for organizations to achieve enduring market differentiation or to secure customer loyalty. In this environment, organizations need to satisfy the expectations of increasingly savvy and mobile consumers who demand high levels of customer service. This increase in consumer expectations necessitates a change in the way organizations approach customer care and respond to customer needs.

We deliver a portfolio of customer service and business intelligence solutions enabled by speech that are designed to help companies better support, understand and communicate with their customers. Our solutions improve the customer experience, increase the use of self-service and enable new revenue opportunities. We also offer business intelligence solutions, which allow companies to draw knowledge from their customer care interactions to improve overall business performance.

Our portfolio of enterprise speech solutions includes:

•	Customer Self Service. Our self-service solutions help companies improve the user experience, reduce costs through increased use of self-service solutions and create new revenue opportunities. Our solutions support applications such as flight information, personal banking, equipment repair and claims processing.

•	Voice Driven Call Steering. Unlike touchtone systems that use complex menus that may lead to misrouted calls and poor customer experiences, our call steering solutions allow customers to describe their needs in their own words to navigate automated customer care systems, enabling organizations to direct inbound calls more accurately, more efficiently, and with higher caller satisfaction.

•	Authentication. Our voice authentication software enables businesses to provide secure access to sensitive information over the telephone, unobtrusively confirming a caller’s identity using the unique characteristics of each voice, thereby providing enterprises a powerful defense against fraudulent activity.

•	Auto Attendant. Our auto attendant application, a natural speech-enabled turnkey solution, allows callers to speak the name of a person, department, service or location and be automatically transferred to the requested party, without the hassle of searching for phone numbers or waiting to speak to an operator.

•	Analytics. Our business intelligence solutions help enterprises draw knowledge from customer interactions. Powered by specialized customer behavior intelligence software, we offer tools and services that deliver fact-based insight about who is calling, why they are calling, and the quality of the caller experience.

We license our solutions to a wide variety of enterprises in customer-service intensive sectors, including telecommunications, financial services, travel and entertainment, and government, where customers include AOL, AT&T, Comcast, Charles Schwab and United Health. Our speech solutions are designed to serve our global partners and customers and are available in up to 49 languages and dialects worldwide. Although in certain cases we sell directly to end users, the majority of our solutions are fulfilled through our channel network that includes providers such as Avaya, Cisco, Genesys, Intervoice and Nortel, that integrate our solutions into their hardware and software platforms.

We complement our solutions and products with a global professional services organization that supports customers and partners with business and systems consulting project management, user-interface design, speech science, application development, and business performance optimization. Our acquisition of BeVocal expanded our existing product portfolio with a unique set of solutions for lifecycle management of customers of wireless carriers and a range of premium services for the wireless consumer, such as the Web and Short Message Service (SMS). The BeVocal acquisition also added numerous wireless carrier relationships to our network. Our recent acquisition of Viecore expands our professional services capabilities and complements our existing partnerships, allowing us to deliver end-to-end speech solutions and systems integration for speech-enabled customer care in key vertical markets including financial services, telecommunications, healthcare, utilities and government.

Mobility

Today, an increasing number of people worldwide rely on mobile devices to stay connected, informed and productive. We see an expanding opportunity in helping consumers use the powerful capabilities of their phones, cars and personal navigation devices by using voice commands to control these devices and to access the array of content and services available on the Internet through wireless mobile devices. We expect to serve more than one billion consumers within the next three years with voice-based mobile solutions that allow them to simply and effectively navigate and retrieve information and conduct transactions using these devices.

We offer solutions and expertise that help satisfy the accelerating demand for speech-enabled mobile devices and services. Our portfolio of mobile solutions includes:

•	Voice Search. Our voice search solutions allow users to quickly search local information databases such as business listings, yellow pages, restaurant guides and movie schedules, by naturally speaking their requests through a speech-enabled search interface that simplifies search capabilities and increases usage.

•	Voice-Activated Dialing. Our voice-activated dialing allows users to call anyone with just one command, avoiding the need to navigate complex menus and sort through an extensive list of contacts.

•	Voice Control. Offered on a subscription basis through wireless carriers, our Nuance Voice Control service lets mobile consumers use their voice to dictate and send email or text messages, create calendar entries, dial a contact, and search the Web for business listings, news, weather, stock quotes, sport scores and more.

•	Mobile Messaging. Nuance Mobile provides users a more natural way to enter SMS messages, mobile instant messages, and mobile email into mobile wireless devices, significantly faster than with the traditional keypad.

•	Voice-Controlled MP3 Player Applications. An increasing number of phones on the market today are equipped with MP3 capabilities, allowing users to store and play hundreds of songs. Our speech-controlled MP3 applications provide a simple voice-activated interface to select a song, an artist or a playlist.

•	Automotive Solutions. Our integrated suite of automotive solutions enable voice-activated dialing, voice destination entry for navigation systems, and vehicle command and control for in-vehicle entertainment systems.

Our mobile solutions are used by mobile phone, automotive, personal navigation device and other consumer electronic manufacturers and their suppliers, including Mitsubishi Electronics, LG Electronics, Group Sense and Delphi. In addition, telecommunications carriers, Web search companies and content providers are increasingly using our mobile search and communication solutions to offer value-added services to their subscribers and customers.

The recent acquisitions of VoiceSignal and Tegic will enhance our offerings to mobile device manufacturers. The VoiceSignal acquisition provides voice-recognition technologies in mobile search, messaging, and command and control that complement our current capabilities. The Tegic acquisition provides us with predictive text and touch technologies. The combination of Nuance, VoiceSignal and Tegic sets the stage for a new mobile user interface that integrates predictive text, speech and touch inputs. This multimodal interface will provide easier access for users of mobile devices and will be available to all manufacturers across their product lines.

Healthcare Dictation and Transcription

The healthcare industry is under significant pressure to streamline operations and reduce costs and improve patient care. In recent years, healthcare organizations such as hospitals, clinics, medical groups, physicians’ offices, insurance providers have increasingly turned to speech solutions to automate manual processes such as the dictation and transcription of patient records.

We provide comprehensive dictation and transcription solutions and services that automate the input and management of medical information. Since 2004, we have steadily increased our investments in solutions for the healthcare industry. We are dedicating substantial resources to product development, sales, business development and marketing in an effort to replace traditional manual transcription before the end of the decade.

Our healthcare dictation and transcription solutions include:

•	Dictation and Transcription Workflow Solutions. Our enterprise solutions provide centralized platforms to generate and distribute speech-driven medical documentation through the use of advanced dictation and transcription features.

•	Hosted Dictation Services. Dictaphone iChart, our subscription-based service, allows us to deliver hosted dictation, transcription and speech recognition solutions to customers seeking to outsource this function entirely.

•	Departmental Solutions. Dictaphone PowerScribe®, a speech recognition solution for radiology, cardiology, pathology and related specialties, enables the healthcare providers to dictate, edit, and sign reports without manual transcription, enhancing report turnaround time.

•	Dragon NaturallySpeaking Medical. This dictation software provides front-end speech recognition that is used by physicians and clinicians to create and navigate medical records.

Hospitals, clinics and group practices, including Adventist Health, Allina Health, Guthrie Healthcare, Mt. Kisco Medical, and Sarasota Memorial, and approximately 300,000 physicians use our Dictaphone healthcare solutions to manage the dictation and transcription of patient records. We utilize a focused, enterprise sales team and professional services organization to address the market and implementation requirements of the healthcare industry.

The acquisition of Focus expanded our ability to deliver healthcare transcription solutions. The combination of Focus’ proven technology portfolio and services capability and the Dictaphone iChart Web-based transcription solutions create an efficient, scalable web-based automated transcription service. Focus serves some of the largest U.S. healthcare organizations, combining the use of speech recognition, a Web-based editing platform and manual transcription services based in India to achieve superior customer satisfaction, turnaround time and cost efficiency. Our recent acquisitions of Commissure and Vocada expand the capabilities of our Dictaphone Healthcare solutions for the medical imaging industry, enhance our domain expertise in the radiology market and reporting of clinical test results, respectively, and increase our recurring revenue base derived from a software-as-a-service business model.

In addition to our healthcare-oriented dictation solutions, we also offer Dragon NaturallySpeaking, a suite of general purpose desktop dictation applications that increases productivity by using speech to create documents, streamline repetitive and complex tasks, input data, complete forms and automate manual transcription processes. Our Dragon NaturallySpeaking family of products delivers enhanced productivity for professionals and consumers who need to create documents and transcripts.

Our Dragon NaturallySpeaking family of products delivers enhanced productivity for professionals and consumers who need to create documents and transcripts. These solutions allow users to automatically convert speech into text at up to 160 words-per-minute, with support for over 300,000 words and with an accuracy rate of up to 99%. This vocabulary can be expanded by users to include specialized words and phrases and can be adapted to recognize individual voice patterns. Our desktop dictation software is currently available in eleven languages. We utilize a combination of our global reseller network and direct sales to distribute our speech recognition and dictation products.

PDF and Document Imaging

The proliferation of the Internet, email and other networks have greatly simplified the ability to share electronic documents, resulting in an ever-growing volume of documents to be used and stored. Our solutions reduce the costs associated with paper documents through easy-to use scanning, document management and electronic document routing solutions. We offer versions of our products to hardware vendors, home offices, small businesses and enterprise customers.

Our PDF and document solutions include:

•	PDF Applications. Our PDF solutions offer comprehensive PDF capabilities for business users, including a combination of creation, editing and conversion features. Our PDF Converter product family is used to create PDF files and turn existing PDF files into fully-formatted documents that can be edited.

•	Optical Character Recognition and Document Conversion. Our OmniPage product uses optical character recognition technology to deliver highly accurate document and PDF conversion, replacing the need to manually re-create documents.

•	Digital Paper Management. Our PaperPort applications combine PDF creation with network scanning, allowing individuals to work quickly with scanned paper documents, PDF files and digital documents. Our software is typically used in conjunction with network scanning devices to preserve an image of a document and allows for easy archiving, indexing and retrieval.

We utilize a combination of our global reseller network and direct sales to distribute our document conversion and PDF products. We license our software to companies such as Brother, Canon, Dell, HP and Xerox, which bundle our solutions with multifunction devices, digital copiers, printers and scanners. We also license software development toolkits to independent software vendors who use our technology for production capture or desktop applications, including vendors such as Autodesk, Canon, EMC/Captiva, Filenet, Kofax, Microsoft, Sharp and Verity.

Growth Strategy

We focus on providing market-leading, value-added solutions for our customers and partners through a broad set of technologies, service offerings and channel capabilities. We intend to pursue growth through the following key elements of our strategy:

•	Extend Technology Leadership. Our solutions are recognized as among the best in their respective categories. We intend to leverage our global research and development organization and broad portfolio of technologies, applications and intellectual property to foster technological innovation and maintain customer preference for our solutions. We also intend to invest in our engineering resources and seek new technological advancements that further expand the addressable markets for our solutions.

•	Broaden Expertise in Vertical Markets. Businesses are increasingly turning to Nuance for comprehensive solutions rather than for a single technology product. We intend to broaden our expertise and capabilities to deliver targeted solutions for a range of industries including mobile device manufacturers, healthcare, telecommunications, financial services and government administration. We also intend to expand our global sales and professional services capabilities to help our customers and partners design, integrate and deploy innovative solutions.

•	Increase Subscription and Transaction Based Recurring Revenue. We intend to increase our subscription and transaction-based offerings in our core industries. The expansion of our subscription or transaction based solutions will enable us to deliver applications that our customers use on a repeat basis, and pay for on a per use basis, providing us with the opportunity to enjoy the benefits of recurring revenue streams.

•	Expand Global Presence. We intend to further expand our international resources to better serve our global customers and partners and to leverage opportunities in emerging markets such as China, India, Latin America and Asia. We continue to add regional executives and sales employees in different geographic regions to better address demand for speech based solutions and services.

•	Pursue Strategic Acquisitions. We have selectively pursued strategic acquisitions to expand our technology, solutions and resources to complement our organic growth. We have proven experience in integrating businesses and technologies and in delivering enhanced value to our customers, partners, employees and shareholders. We intend to continue to pursue acquisitions that enhance our solutions, serve specific vertical markets and strengthen our technology portfolio.

Research and Development/Intellectual Property

In recent years, we have developed and acquired extensive technology assets, intellectual property and industry expertise in speech and imaging that provide us with a competitive advantage in markets where we compete. Our technologies are based on complex algorithms which require extensive amounts of linguistic and image data, acoustic models and recognition techniques. A significant investment in capital and time would be necessary to replicate our current capabilities.

We continue to invest in technologies to maintain our market-leading position and to develop new applications. Our technologies are covered by more than 540 issued patents and 490 patent applications. Our intellectual property, whether purchased or developed internally, is critical to our success and competitive position and, ultimately, to our market value. Our products and services build on a portfolio of patents, copyrights, trademarks, services marks, trade secrets, confidentiality provisions and licensing arrangements to establish and protect our intellectual property and proprietary rights.

Recent Developments

Vocada, Inc.  On November 2, 2007, we completed our acquisition of Vocada. The aggregate consideration delivered to the former stockholders of Vocada consisted of approximately 900,000 shares of our common stock, including stock placed into escrow, and a contingent payment of up to an additional $21.0 million, in cash or shares of our common stock at our election, in the form of an earnout to be paid, if at all, following the closing based on the acquired business achieving certain performance targets through 2010. The Vocada acquisition will allow us to broaden the capabilities of our Dictaphone Healthcare solutions for the medical imaging industry, extend our domain expertise within diagnostic specialties (including radiology, laboratory test, pathology and cardiology) and increase our recurring revenue base derived from a software-as-a-service business model.

Viecore, Inc.  On November 26, 2007, we completed our acquisition of Viecore. The aggregate consideration delivered to the former stockholders of Viecore consisted of approximately 5.0 million shares of our common stock and a payment of approximately $8.9 million in cash, including 0.6 million shares of stock placed into escrow. The Viecore acquisition expands our professional services capabilities and complements our existing partnerships, allowing us to deliver end-to-end speech solutions and systems integration for speech-enabled customer care in key vertical markets including financial services, telecommunications, healthcare, utilities and government.

THE OFFERING

Issuer	Nuance Communications, Inc.

Securities Offered	$250.0 million aggregate principal amount of 2.75% Senior Convertible Debentures due 2027, which we refer to as the Debentures.

Maturity	August 15, 2027, unless earlier converted, redeemed or repurchased.

Interest Rate	2.75% per year. Interest accrues from August 13, 2007, and is payable in cash in arrears on February 15 and August 15 of each year, beginning February 15, 2008.

Ranking	The Debentures are our general senior unsecured obligations and rank equal in right of payment with all of our existing and future unsecured, unsubordinated indebtedness and senior in right of payment to any indebtedness that is contractually subordinated to the Debentures. The Debentures are effectively subordinated to our secured indebtedness to the extent of the value of the collateral securing such indebtedness and are structurally subordinated to indebtedness and other liabilities of our subsidiaries.

As of September 30, 2007, we had approximately $913.7 million of senior indebtedness outstanding, 663.7 million of which was secured and guaranteed, with limited exceptions, by all of our wholly-owned U.S. subsidiaries, and our subsidiaries had $142.9 million in liabilities outstanding, excluding intercompany indebtedness and trade payables.

Conversion Rights	You may convert your Debentures into cash and shares of our common stock, if any, at any time on or prior to the close of business on the business day immediately preceding the maturity date only under the following circumstances:

• prior to February 15, 2027, on any date during any fiscal quarter beginning after September 30, 2007 (and only during such fiscal quarter) if the closing sale price of our common stock was more than 120% of the then current conversion price for at least 20 trading days in the period of the 30 consecutive trading days ending on the last trading day of the previous fiscal quarter;

• at any time on or after February 15, 2027;

• with respect to any Debentures called for redemption, until the close of business on the business day prior to the redemption date;

• if we distribute to all or substantially all holders of our common stock rights or warrants entitling them to purchase, for a period of 45 calendar days or less, shares of our common stock at a price less than the average closing sale price of our common stock for the ten trading days preceding the declaration date for such distribution;

• if we distribute to all or substantially all holders of our common stock, cash or other assets, debt securities or rights to purchase our securities, which distribution has a per share value exceeding

10% of the closing sale price of our common stock on the trading day preceding the declaration date for such distribution;

• if we are party to a specified business combination that does not constitute a fundamental change;

• during a specified period if a fundamental change occurs; and

• during the five consecutive business-day period immediately following any five consecutive trading-day period in which the trading price for $1,000 principal amount of the Debentures for each day during such five trading-day period was less than 98% of the closing sale price of our common stock multiplied by the then current conversion rate.

The Debentures are convertible into cash and shares of our common stock, if any, at an initial conversion rate of 51.3736 shares of common stock per $1,000 principal amount of the Debentures (equivalent to an initial conversion price of approximately $19.47 per share). The conversion rate, and thus the conversion price, may be adjusted under certain circumstances as described under “Description of the Debentures — Conversion Rights — Conversion Rate Adjustments.”

Upon conversion, we will deliver cash and shares of our common stock, if any, based on a daily conversion value, calculated as described under “Description of the Debentures — Conversion Rights — Settlement Upon Conversion.”

Upon any conversion, subject to certain exceptions, you will not receive any cash payment representing accrued and unpaid interest, if any. See “Description of the Debentures — Conversion Rights.”

Adjustment to conversion rate upon a non-stock change of control	Prior to August 20, 2014, if and only to the extent holders elect to convert the Debentures in connection with a “non-stock change of control” (as defined herein), we will increase the conversion rate for a holder that elects to convert its Debentures in connection with such non-stock change of control as described under “Description of the Debentures — Conversion Rights — Adjustment to Conversion Rate Upon a Non-Stock Change of Control.” The number of additional shares will be determined by reference to the table in “Description of the Debentures — Conversion Rights — Adjustment to Conversion Rate Upon a Non-Stock Change of Control,” based on the effective date and the price paid per share of our common stock in such non-stock change of control. No adjustment to the conversion rate will be made if the stock price is less than $15.89 per share or if the stock price exceeds $60.00 per share (in each case, subject to adjustment).

If holders of our common stock receive only cash in the type of transaction as described above, the price paid per share will be the cash amount paid per share. Otherwise, the price paid per share will be the average of the closing sale prices of our common stock on the five trading days prior to, but excluding, the effective date of such non-stock change of control.

Optional Redemption by Nuance	At any time on or after August 20, 2014, we may redeem all or a portion of the Debentures for cash at a redemption price equal to

100% of the principal amount of the Debentures redeemed, plus accrued and unpaid interest (including additional interest, if any) to, but excluding, the redemption date.

Optional Repurchase Right of Holders	You may require us to repurchase all or a portion of your Debentures on August 15, 2014, August 15, 2017 and August 15, 2022 at a cash repurchase price equal to 100% of the principal amount of the Debentures, plus accrued and unpaid interest (including additional interest, if any) to, but excluding, the repurchase date.

Fundamental Change Repurchase Right of Holders	If we undergo a fundamental change (as defined in this prospectus supplement) prior to maturity, you will have the right, at your option, to require us to repurchase for cash all or a portion of your Debentures at a fundamental change repurchase price equal to 100% of the principal amount of the Debentures being repurchased, plus accrued and unpaid interest (including additional interest, if any) to, but excluding, the fundamental change repurchase date. See “Description of the Debentures — Repurchase at Option of the Holder — Fundamental Change Put.”

Use of Proceeds	We will not receive any proceeds from the sale by any selling securityholder of the Debentures or the underlying common stock into which the Debentures may be converted.

Events of Default	If an event of default on the Debentures occurs, the principal amount of the Debentures, plus accrued and unpaid interest (including additional interest, if any), may be declared immediately due and payable, subject to certain conditions set forth in the indenture. These amounts automatically become due and payable in the case of certain types of bankruptcy or insolvency involving Nuance.

Trading	The Debentures are not listed on any national securities exchange or included in any automated quotation system. The Debentures are currently eligible for trading in PORTALsm. However, the Debentures will cease to be eligible for trading in PORTALsm upon their registration, and we do not intend to list the Debentures on any national securities exchange or to include the Debentures in any automated quotation system upon their registration. The market for the Debentures is limited and we cannot assure you that an active or liquid market will develop for the Debentures.

Nasdaq Symbol for Our Common Stock	Our common stock trades on The Nasdaq Global Select Market under the symbol “NUAN.”

Trustee	The trustee for the Debentures is U.S. Bank National Association.

Risk Factors	Investing in our Debentures or the common stock issuable upon conversion of the Debentures involves substantial risk. See “Risk Factors” beginning on page S-13 of this prospectus supplement for a description of certain of the risks you should consider before investing in the Debentures or the common stock issuable upon conversion of the Debentures.

RATIO OF EARNINGS TO FIXED CHARGES

							Nine Months	Fiscal Year
	Fiscal Year Ended						Ended	Ended
	September 30,		September 30,		September 30,		September 30,	December 31,
	2007		2006		2005		2004	2003

Ratio of earnings to fixed charges(1)(2)	1.2	x	0.6	x	1.3	x	—	—

(1)	The ratio of earnings to fixed charges is calculated by dividing (a) earnings before income taxes, adjusted for fixed charges, by (b) fixed charges. Fixed charges include interest expense under operating leases deemed to be a reasonable approximation of the interest factor.

(2)	For the nine months ended September 30, 2004 and the twelve months ended December 31, 2003, income before income taxes was insufficient to cover the fixed charges by $6.4 million and $3.7 million, respectively.

RISK FACTORS

Investing in the Debentures and our common stock involves risks. You should carefully consider the risks described below and the other information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus before making an investment decision. The risks and uncertainties described below and in our other filings with the SEC incorporated by reference herein are not the only ones facing us. Additional risks and uncertainties not presently known to us or that we currently consider immaterial may also adversely affect us. If any of the following risks occur, our business, financial condition or results of operations could be materially harmed.

Risks Related to Our Business

Our operating results may fluctuate significantly from period to period, and this may cause our stock price to decline.

Our revenue and operating results have fluctuated in the past and are expected to continue to fluctuate in the future. Given this fluctuation, we believe that quarter to quarter comparisons of revenue and operating results are not necessarily meaningful or an accurate indicator of our future performance. As a result, our results of operations may not meet the expectations of securities analysts or investors in the future. If this occurs, the price of our stock would likely decline. Factors that contribute to fluctuations in operating results include the following:

•	slowing sales by our distribution and fulfillment partners to their customers, which may place pressure on these partners to reduce purchases of our products;

•	volume, timing and fulfillment of customer orders;

•	our efforts to generate additional revenue from our portfolio of intellectual property;

•	concentration of operations with one manufacturing partner and ability to control expenses related to the manufacture, packaging and shipping of our boxed software products;

•	customers delaying their purchasing decisions in anticipation of new versions of our products;

•	customers delaying, canceling or limiting their purchases as a result of the threat or results of terrorism;

•	introduction of new products by us or our competitors;

•	seasonality in purchasing patterns of our customers;

•	reduction in the prices of our products in response to competition or market conditions;

•	returns and allowance charges in excess of accrued amounts;

•	timing of significant marketing and sales promotions;

•	impairment charges against goodwill and other intangible assets;

•	delayed realization of synergies resulting from our acquisitions;

•	write-offs of excess or obsolete inventory and accounts receivable that are not collectible;

•	increased expenditures incurred pursuing new product or market opportunities;

•	general economic trends as they affect retail and corporate sales; and

•	higher than anticipated costs related to fixed-price contracts with our customers.

Due to the foregoing factors, among others, our revenue and operating results are difficult to forecast. Our expense levels are based in significant part on our expectations of future revenue and we may not be able to reduce our expenses quickly to respond to a shortfall in projected revenue. Therefore, our failure to meet revenue expectations would seriously harm our operating results, financial condition and cash flows.

We have grown, and may continue to grow, through acquisitions, which could dilute our existing stockholders.

As part of our business strategy, we have in the past acquired, and expect to continue to acquire, other businesses and technologies. In connection with past acquisitions, we issued a substantial number of shares of our common stock as transaction consideration and also incurred significant debt to finance the cash consideration used for our acquisitions, including our acquisitions of Dictaphone Corporation, Focus, BeVocal, VoiceSignal, Tegic, Vocada, Commissure and Viecore. We may continue to issue equity securities for future acquisitions, which would dilute existing stockholders, perhaps significantly depending on the terms of such acquisitions. We may also incur additional debt in connection with future acquisitions, which, if available at all, may place additional restrictions on our ability to operate our business.

Our ability to realize the anticipated benefits of our acquisitions will depend on successfully integrating the acquired businesses.

Our prior acquisitions required, and our recently completed acquisitions continue to require, substantial integration and management efforts and we expect our pending and future acquisitions to require similar efforts. Acquisitions of this nature involve a number of risks, including:

•	difficulty in transitioning and integrating the operations and personnel of the acquired businesses;

•	potential disruption of our ongoing business and distraction of management;

•	potential difficulty in successfully implementing, upgrading and deploying in a timely and effective manner new operational information systems and upgrades of our finance, accounting and product distribution systems;

•	difficulty in incorporating acquired technology and rights into our products and technology;

•	unanticipated expenses and delays in completing acquired development projects and technology integration;

•	management of geographically remote business units both in the United States and internationally;

•	impairment of relationships with partners and customers;

•	customers delaying purchases of our products pending resolution of product integration between our existing and our newly acquired products;

•	entering markets or types of businesses in which we have limited experience; and

•	potential loss of key employees of the acquired business.

As a result of these and other risks, if we are unable to successfully integrate acquired businesses, we may not realize the anticipated benefits from our acquisitions. Any failure to achieve these benefits or failure to successfully integrate acquired businesses and technologies could seriously harm our business.

Accounting treatment of our acquisitions could decrease our net income or expected revenue in the foreseeable future, which could have a material and adverse effect on the market value of our common stock.

Under accounting principles generally accepted in the United States of America, we record the market value of our common stock or other form of consideration issued in connection with the acquisition and the amount of direct transaction costs as the cost of acquiring the company or business. We have allocated that cost to the individual assets acquired and liabilities assumed, including various identifiable intangible assets such as acquired technology, acquired trade names and acquired customer relationships based on their respective fair values. Intangible assets generally will be amortized over a five to ten year period. Goodwill and certain intangible assets with indefinite lives, are not subject to amortization but are subject to at least an annual impairment analysis, which may result in an impairment charge if the carrying value exceeds its implied fair value. As of September 30, 2007, we had identified intangible assets amounting to approximately $391.2 million and goodwill of approximately $1.2 billion. In addition, purchase accounting limits our ability to recognize certain revenue that otherwise would have been recognized by the acquired company as an independent business. The combined company may delay recognition of revenue or recognize less revenue than we and the acquired company would have recognized as independent companies.

Our significant debt could adversely affect our financial health and prevent us from fulfilling our obligations under our credit facility and the Debentures.

We have a significant amount of debt. As of September 30, 2007, we had a total of $913.7 million of gross debt outstanding, including $663.7 million in term loans due in March 2013. We also have a $75.0 million revolving credit line due March 2012 available to us. As of September 30, 2007, there were $17.3 million of letters of credit issued under the revolving credit line and there were no other outstanding borrowings under the revolving credit line. Our debt level could have important consequences, for example it could:

•	require us to use a large portion of our cash flow to pay principal and interest on debt, including the Debentures and the credit facility, which will reduce the availability of our cash flow to fund working capital, capital expenditures, acquisitions, research and development expenditures and other business activities;

•	restrict us from making strategic acquisitions or exploiting business opportunities;

•	place us at a competitive disadvantage compared to our competitors that have less debt; and

•	limit, along with the financial and other restrictive covenants in our debt, our ability to borrow additional funds, dispose of assets or pay cash dividends.

Our ability to meet our payment and other obligations under our debt instruments depends on our ability to generate significant cash flow in the future. This, to some extent, is subject to general economic, financial, competitive, legislative and regulatory factors as well as other factors that are beyond our control. We cannot assure you that our business will generate cash flow from operations, or that additional capital will be available to us, in an amount sufficient to enable us to meet our payment obligations under the Debentures and our other debt and to fund other liquidity needs. If we are not able to generate sufficient cash flow to service our debt obligations, we may need to refinance or restructure our debt, including the Debentures, sell assets, reduce or delay capital investments, or seek to raise additional capital. If we are unable to implement one or more of these alternatives, we may not be able to meet our payment obligations under the Debentures and our other debt.

In addition, a substantial portion of our debt bears interest at variable rates. If market interest rates increase, our debt service requirements will increase, which would adversely affect our cash flows. While we have entered into an interest rate swap agreement limiting our exposure for a portion of our debt, such agreement does not offer complete protection from this risk.

Our debt agreements contain covenant restrictions that may limit our ability to operate our business.

The agreement governing our senior credit facility contains and any of our other future debt agreements may contain, covenant restrictions that limit our ability to operate our business, including restrictions on our ability to:

•	incur additional debt or issue guarantees;

•	create liens;

•	make certain investments;

•	enter into transactions with our affiliates;

•	sell certain assets;

•	redeem capital stock or make other restricted payments;

•	declare or pay dividends or make other distributions to stockholders; and

•	merge or consolidate with any person.

Our senior credit facility contains additional affirmative and negative covenants that are more restrictive than those contained in the indenture governing the Debentures. Our ability to comply with these covenants is dependent on our future performance, which will be subject to many factors, some of which are beyond our control, including prevailing economic conditions.

As a result of these covenants, our ability to respond to changes in business and economic conditions and to obtain additional financing, if needed, may be significantly restricted, and we may be prevented from engaging in transactions that might otherwise be beneficial to us. In addition, our failure to comply with these covenants could result in a default under the Debentures and our other debt, which could permit the holders to accelerate our obligation to repay such debt. If any of our debt is accelerated, we may not have sufficient funds available to repay such debt.

We have a history of operating losses, and may incur losses in the future, which may require us to raise additional capital on unfavorable terms.

We reported net losses of approximately $14.0 million, $22.9 million and $5.4 million for fiscal years 2007, 2006 and 2005, respectively. We had an accumulated deficit of approximately $204.1 million at September 30, 2007. If we are unable to achieve and maintain profitability, the market price for our stock may decline, perhaps substantially. We cannot assure you that our revenue will grow or that we will achieve or maintain profitability in the future. If we do not achieve profitability, we may be required to raise additional capital to maintain or grow our operations. The terms of any transaction to raise additional capital, if available at all, may be highly dilutive to existing investors or contain other unfavorable terms, such as a high interest rate and restrictive covenants.

Speech technologies may not achieve widespread acceptance, which could limit our ability to grow our speech business.

We have invested and expect to continue to invest heavily in the acquisition, development and marketing of speech technologies. The market for speech technologies is relatively new and rapidly evolving. Our ability to increase revenue in the future depends in large measure on acceptance of speech technologies in general and our products in particular. The continued development of the market for our current and future speech solutions will also depend on:

•	consumer and business demand for speech-enabled applications;

•	development by third-party vendors of applications using speech technologies; and

•	continuous improvement in speech technology.

Sales of our speech products would be harmed if the market for speech technologies does not continue to develop or develops more slowly than we expect, and, consequently, our business could be harmed and we may not recover the costs associated with our investment in our speech technologies.

The markets in which we operate are highly competitive and rapidly changing and we may be unable to compete successfully.

There are a number of companies that develop or may develop products that compete in our targeted markets. The individual markets in which we compete are highly competitive, and are rapidly changing. Within speech, we compete with AT&T, IBM, Microsoft and other small providers. Within healthcare dictation and transcription, we compete with eScription, Philips Medical, Spheris and other smaller providers. Within imaging, we compete directly with ABBYY, Adobe, eCopy, I.R.I.S. and NewSoft. In speech, some of our partners such as Avaya, Cisco, Edify, Genesys and Nortel develop and market products that can be considered substitutes for our solutions. In addition, a number of smaller companies in both speech and imaging produce technologies or products that are in some markets competitive with our solutions. Current and potential competitors have established, or may establish, cooperative relationships among themselves or with third parties to increase the ability of their technologies to address the needs of our prospective customers.

The competition in these markets could adversely affect our operating results by reducing the volume of the products we license or the prices we can charge. Some of our current or potential competitors, such as Adobe, IBM and Microsoft, have significantly greater financial, technical and marketing resources than we do. These competitors may be able to respond more rapidly than we can to new or emerging technologies or changes in customer requirements. They may also devote greater resources to the development, promotion and sale of their products than we do.

Some of our customers, such as IBM and Microsoft, have developed or acquired products or technologies that compete with our products and technologies. These customers may give higher priority to the sale of these competitive products or technologies. To the extent they do so, market acceptance and penetration of our products, and therefore our revenue, may be adversely affected.

Our success will depend substantially upon our ability to enhance our products and technologies and to develop and introduce, on a timely and cost-effective basis, new products and features that meet changing customer requirements and incorporate technological advancements. If we are unable to develop new products and enhance functionalities or technologies to adapt to these changes, or if we are unable to realize synergies among our acquired products and technologies, our business will suffer.

The failure to successfully maintain the adequacy of our system of internal control over financial reporting could have a material adverse impact on our ability to report our financial results in an accurate and timely manner.

Our management’s assessment of the effectiveness of our internal control over financial reporting, as of September 30, 2005, identified a material weakness in our internal controls related to tax accounting, primarily as a result of a lack of necessary corporate accounting resources and ineffective execution of certain controls designed to prevent or detect actual or potential misstatements in the tax accounts. While we have taken remediation measures to correct this material weakness, which measures are more fully described in Item 9A of our Annual Report on Form 10-K/A for our fiscal year ended September 30, 2006, we cannot assure you that we will not have material weaknesses in our internal controls in the future. Any failure in the effectiveness of our system of internal control over financial reporting could have a material adverse impact on our ability to report our financial results in an accurate and timely manner.

A significant portion of our revenue and a significant portion of our research and development are based outside the United States. Our results could be harmed by economic, political, regulatory and other risks associated with these international regions.

Because we operate worldwide, our business is subject to risks associated with doing business internationally. We anticipate that revenue from international operations will increase in the future. Reported international revenue, classified by the major geographic areas in which our customers are located, represented approximately $130.4 million, $100.2 million and $71.5 million, representing approximately 22%, 26% and 31% of our total revenue, respectively, for fiscal 2007, 2006 and 2005 respectively. Most of our international revenue is generated by sales in Europe and Asia. In addition, some of our products are developed and manufactured outside the United States. A significant portion of the development and manufacturing of our speech products are completed in Belgium, and a significant portion of our imaging research and development is conducted in Hungary. In connection with prior acquisitions we have added research and development resources in Aachen, Germany, Montreal, Canada and Tel Aviv, Israel. Accordingly, our future results could be harmed by a variety of factors associated with international sales and operations, including:

•	changes in a specific country’s or region’s economic conditions;

•	geopolitical turmoil, including terrorism and war;

•	trade protection measures and import or export licensing requirements imposed by the United States or by other countries;

•	compliance with foreign and domestic laws and regulations;

•	negative consequences from changes in applicable tax laws;

•	difficulties in staffing and managing operations in multiple locations in many countries;

•	difficulties in collecting trade accounts receivable in other countries; and

•	less effective protection of intellectual property than in the United States.

We are exposed to fluctuations in foreign currency exchange rates.

Because we have international subsidiaries and distributors that operate and sell our products outside the United States, we are exposed to the risk of changes in foreign currency exchange rates or declining economic conditions in these countries. In certain circumstances, we have entered into forward exchange contracts to hedge against foreign currency fluctuations on intercompany balances with our foreign subsidiaries. We use these contracts to reduce our risk associated with exchange rate movements, as the gains or losses on these contracts are intended to offset any exchange rate losses or gains on the hedged transaction. We do not engage in foreign currency speculation. Forward exchange contracts hedging firm commitments qualify for hedge accounting when they are designated as a hedge of the foreign currency exposure and they are effective in minimizing such exposure. With our increased international presence in a number of geographic locations and with international revenue projected to increase, we are exposed to changes in foreign currencies including the Euro, British Pound, Canadian Dollar, Japanese Yen, Israeli New Shekel, Indian Rupee and the Hungarian Forint. Changes in the value of the Euro or other foreign currencies relative to the value of the U.S. dollar could adversely affect future revenue and operating results.

Impairment of our intangible assets could result in significant charges that would adversely impact our future operating results.

We have significant intangible assets, including goodwill and intangibles with indefinite lives, which are susceptible to valuation adjustments as a result of changes in various factors or conditions. The most significant intangible assets are patents and core technology, completed technology, customer relationships and trademarks. Customer relationships are amortized on an accelerated basis based upon the pattern in which the economic benefit of customer relationships are being utilized. Other identifiable intangible assets are amortized on a straight-line basis over their estimated useful lives. We assess the potential impairment of identifiable intangible assets on an annual basis, as well as whenever events or changes in circumstances indicate that the carrying value may not be recoverable. Factors that could trigger an impairment of such assets, include the following:

•	significant underperformance relative to historical or projected future operating results;

•	significant changes in the manner of or use of the acquired assets or the strategy for our overall business;

•	significant negative industry or economic trends;

•	significant decline in our stock price for a sustained period; and

•	a decline in our market capitalization below net book value.

Future adverse changes in these or other unforeseeable factors could result in an impairment charge that would impact our results of operations and financial position in the reporting period identified. As of September 30, 2007, we had identified intangible assets amounting to approximately $391.2 million and goodwill of approximately $1.2 billion.

We depend on limited or sole source suppliers for critical components of our healthcare-related products. The inability to obtain sufficient components as required, and under favorable purchase terms, could harm our business.

We are dependent on certain suppliers, including limited and sole source suppliers, to provide key components used in our healthcare-related products. We have experienced, and may continue to experience, delays in component deliveries, which in turn could cause delays in product shipments and require the redesign of certain products. In addition, if we are unable to procure necessary components under favorable purchase terms, including at favorable prices and with the order lead-times needed for the efficient and profitable operation of our business, our results of operations could suffer.

If we are unable to attract and retain key personnel, our business could be harmed.

If any of our key employees were to leave, we could face substantial difficulty in hiring qualified successors and could experience a loss in productivity while any successor obtains the necessary training and experience. Our employment relationships are generally at-will and we have had key employees leave in the past. We cannot assure you that one or more key employees will not leave in the future. We intend to continue to hire additional highly qualified personnel, including software engineers and operational personnel, but may not be able to attract, assimilate or retain qualified personnel in the future. Any failure to attract, integrate, motivate and retain these employees could harm our business.

Our medical transcription services may be subject to legal claims for failure to comply with laws governing the confidentiality of medical records.

Healthcare professionals who use our medical transcription services deliver to us health information about their patients including information that constitutes a record under applicable law that we may store on our computer systems. Numerous federal and state laws and regulations, the common law and contractual obligations govern collection, dissemination, use and confidentiality of patient-identifiable health information, including:

•	state and federal privacy and confidentiality laws;

•	our contracts with customers and partners;

•	state laws regulating healthcare professionals;

•	Medicaid laws; and

•	the Health Insurance Portability and Accountability Act of 1996 and related rules proposed by the Health Care Financing Administration.

The Health Insurance Portability and Accountability Act of 1996 establishes elements including, but not limited to, federal privacy and security standards for the use and protection of protected health information. Any failure by us or by our personnel or partners to comply with applicable requirements may result in a material liability to the Company. Although we have systems and policies in place for safeguarding protected health information from unauthorized disclosure, these systems and policies may not preclude claims against us for alleged violations of applicable requirements. There can be no assurance that we will not be subject to liability claims that could have a material adverse affect on our business, results of operations and financial condition.

Risks Related to Our Intellectual Property and Technology

Unauthorized use of our proprietary technology and intellectual property could adversely affect our business and results of operations.

Our success and competitive position depend in large part on our ability to obtain and maintain intellectual property rights protecting our products and services. We rely on a combination of patents,

copyrights, trademarks, service marks, trade secrets, confidentiality provisions and licensing arrangements to establish and protect our intellectual property and proprietary rights. Unauthorized parties may attempt to copy aspects of our products or to obtain, license, sell or otherwise use information that we regard as proprietary. Policing unauthorized use of our products is difficult and we may not be able to protect our technology from unauthorized use. Additionally, our competitors may independently develop technologies that are substantially the same or superior to our technologies and that do not infringe our rights. In these cases, we would be unable to prevent our competitors from selling or licensing these similar or superior technologies. In addition, the laws of some foreign countries do not protect our proprietary rights to the same extent as the laws of the United States. Although the source code for our proprietary software is protected both as a trade secret and as a copyrighted work, litigation may be necessary to enforce our intellectual property rights, to protect our trade secrets, to determine the validity and scope of the proprietary rights of others, or to defend against claims of infringement or invalidity. Litigation, regardless of the outcome, can be very expensive and can divert management efforts.

Third parties have claimed and may claim in the future that we are infringing their intellectual property, and we could be exposed to significant litigation or licensing expenses or be prevented from selling our products if such claims are successful.

From time to time, we are subject to claims that we or our customers may be infringing or contributing to the infringement of the intellectual property rights of others. We may be unaware of intellectual property rights of others that may cover some of our technologies and products. If it appears necessary or desirable, we may seek licenses for these intellectual property rights. However, we may not be able to obtain licenses from some or all claimants, the terms of any offered licenses may not be acceptable to us, and we may not be able to resolve disputes without litigation. Any litigation regarding intellectual property could be costly and time-consuming and could divert the attention of our management and key personnel from our business operations. In the event of a claim of intellectual property infringement, we may be required to enter into costly royalty or license agreements. Third parties claiming intellectual property infringement may be able to obtain injunctive or other equitable relief that could effectively block our ability to develop and sell our products.

On May 31, 2006, GTX Corporation filed an action against us in the United States District Court for the Eastern District of Texas claiming patent infringement. Damages were sought in an unspecified amount. In the lawsuit, GTX Corporation alleged that we are infringing United States Patent No. 7,016,536 entitled “Method and Apparatus for Automatic Cleaning and Enhancing of Scanned Documents.” We believe these claims have no merit and intend to defend the action vigorously.

On November 27, 2002, AllVoice Computing plc filed an action against us in the United States District Court for the Southern District of Texas claiming patent infringement. In the lawsuit, AllVoice Computing plc alleges that we are infringing United States Patent No. 5,799,273 entitled “Automated Proofreading Using Interface Linking Recognized Words to their Audio Data While Text is Being Changed.” Such patent generally discloses techniques for manipulating audio data associated with text generated by a speech recognition engine. Although we have several products in the speech recognition technology field, we believe that our products do not infringe AllVoice Computing plc’s patent because, in addition to other defenses, we do not use the claimed techniques. Damages are sought in an unspecified amount. We filed an Answer on December 23, 2002. The United States District Court for the Southern District of Texas entered summary judgment against AllVoice Computing plc and dismissed all claims against us on February 21, 2006. AllVoice Computing plc filed a notice of appeal from this judgment on April 26, 2006. On October 12, 2007, the U.S. Court of

Appeals for the Federal Circuit reversed and remanded the summary judgment. We believe these claims have no merit and intend to defend the action vigorously.

We believe that the final outcome of the current litigation matters described above will not have a significant adverse effect on our financial position and results of operations. However, even if our defense is successful, the litigation could require significant management time and could be costly. Should we not prevail in these litigation matters, we may be unable to sell and/or license certain of our technologies which we consider to be proprietary, and our operating results, financial position and cash flows could be adversely impacted.

Our software products may have bugs, which could result in delayed or lost revenue, expensive correction, liability to our customers and claims against us.

Complex software products such as ours may contain errors, defects or bugs. Defects in the solutions or products that we develop and sell to our customers could require expensive corrections and result in delayed or lost revenue, adverse customer reaction and negative publicity about us or our products and services. Customers who are not satisfied with any of our products may also bring claims against us for damages, which, even if unsuccessful, would likely be time-consuming to defend, and could result in costly litigation and payment of damages. Such claims could harm our reputation, financial results and competitive position.

Risks Related to our Corporate Structure, Organization and Common Stock

The holdings of our two largest stockholders may enable them to influence matters requiring stockholder approval.

On March 19, 2004, Warburg Pincus, a global private equity firm agreed to purchase all outstanding shares of our stock held by Xerox Corporation for approximately $80.0 million. Additionally, on May 9, 2005 and September 15, 2005 we sold shares of common stock, and warrants to purchase common stock to Warburg Pincus for aggregate gross proceeds of approximately $75.1 million. As of December 31, 2007, Warburg Pincus beneficially owned approximately 19.2% of our outstanding common stock, including warrants exercisable for up to 7,066,538 shares of our common stock and 3,562,238 shares of our outstanding Series B Preferred Stock, each of which is convertible into one share of our common stock. As of December 31, 2007, Fidelity was our second largest stockholder, owning approximately 6.7% of our common stock. Because of their large holdings of our capital stock relative to other stockholders, each of these two stockholders acting individually, or together, have a strong influence over matters requiring approval by our stockholders.

The market price of our common stock has been and may continue to be subject to wide fluctuations, and this may make it difficult for you to resell the Debentures or common stock issuable upon conversion of the Debentures when you want or at prices you find attractive.

Our stock price historically has been, and may continue to be, volatile. Various factors contribute to the volatility of the stock price, including, for example, quarterly variations in our financial results, new product introductions by us or our competitors and general economic and market conditions. Sales of a substantial number of shares of our common stock by our two largest stockholders, or the perception that such sales could occur, could also contribute to the volatility or our stock price. While we cannot predict the individual effect that these factors may have on the market price of our common stock, these factors, either individually or in the aggregate, could result in significant volatility in our stock price during any given period of time. In addition, because the Debentures are convertible into our common stock, volatility for our common stock could have a similar effect on the trading prices of the Debentures. Moreover, companies that have experienced volatility in the market price of their stock often are subject to securities class action litigation. If we were the subject of such litigation, it could result in substantial costs and divert management’s attention and resources.

Compliance with changing regulation of corporate governance and public disclosure may result in additional expenses.

Changing laws, regulations and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act of 2002, new regulations promulgated by the Securities and Exchange Commission and the rules of The Nasdaq Global Select Market, are resulting in increased general and administrative expenses for companies such as ours. These new or changed laws, regulations and standards are subject to varying interpretations in many cases, and as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies, which could result in higher costs necessitated by ongoing revisions to disclosure and governance practices. We are committed to maintaining high standards of corporate governance and public disclosure. As a result, we intend to invest resources to comply with evolving laws, regulations and standards, and this investment may result in increased general and administrative expenses and a diversion of management time and attention from revenue-generating activities to compliance activities. If our efforts to comply with new or changed laws, regulations and standards differ from the activities intended by regulatory or governing bodies, our business may be harmed.

We have implemented anti-takeover provisions, which could discourage or prevent a takeover, even if an acquisition would be beneficial to our stockholders.

Provisions of our certificate of incorporation, bylaws and Delaware law, as well as other organizational documents could make it more difficult for a third party to acquire us, even if doing so would be beneficial to our stockholders. These provisions include:

•	authorized “blank check” preferred stock;

•	prohibiting cumulative voting in the election of directors;

•	limiting the ability of stockholders to call special meetings of stockholders;

•	requiring all stockholder actions to be taken at meetings of our stockholders; and

•	establishing advance notice requirements for nominations of directors and for stockholder proposals.

Risks Related to the Debentures

The Debentures are effectively subordinated to any existing and future secured indebtedness and structurally subordinated to existing and future liabilities and other indebtedness of our subsidiaries.

The Debentures are our general, unsecured obligations and rank equally in right of payment with all of our existing and future unsubordinated, unsecured indebtedness. As a result, the Debentures are effectively subordinated to existing and future secured indebtedness we may have to the extent of the value of the collateral securing such indebtedness and structurally subordinated to any existing and future indebtedness and other liabilities of our subsidiaries. These liabilities may include indebtedness, trade payables, guarantees, lease obligations and letter of credit obligations. As of September 30, 2007, we had approximately $913.7 million of senior indebtedness outstanding, of which approximately $663.7 million was secured indebtedness, and our subsidiaries had $142.9 million in liabilities outstanding, excluding intercompany indebtedness and trade payables. With limited exceptions, all of our wholly-owned U.S. subsidiaries have guaranteed the repayment of our amended and restated credit facility. The Debentures do not restrict us or our subsidiaries from incurring indebtedness, including senior secured indebtedness in the future, nor do they limit the amount of indebtedness we can issue that is equal in right of payment.

The terms of the Debentures do not contain restrictive covenants and provide only limited protection in the event of a change of control.

The indenture under which the Debentures were issued does not contain restrictive covenants that would protect you from several kinds of transactions that may adversely affect you. In particular, the indenture does not contain covenants that will limit our ability to pay dividends or make distributions on or redeem our capital stock or limit our ability to incur additional indebtedness and, therefore, may not protect you in the event of a highly leveraged transaction or other similar transaction. The requirement that we offer to repurchase the Debentures upon a change of control is limited to the transactions specified in the definition of a “fundamental change” under “Description of the Debentures — Repurchase at the Option of the Holder — Fundamental Change Put.” Similarly, the circumstances under which we are required to adjust the conversion rate upon the occurrence of a “non-stock change of control” are limited to circumstances where a Debenture is converted in connection with such a transaction as set forth under “Description of the Debentures — Conversion Rights — Adjustment to Conversion Rate Upon a Non-Stock Change of Control.”

Accordingly, subject to restrictions contained in our other debt agreements, we could enter into certain transactions, such as acquisitions, refinancings or recapitalizations, that could affect our capital structure and the value of the Debentures and common stock but would not constitute a fundamental change under the Debentures.

We may be unable to repurchase the Debentures for cash when required by the holders, including following a fundamental change, or pay cash upon conversion of the Debentures.

Holders of the Debentures have the right to require us to repurchase the Debentures on specified dates or upon the occurrence of a fundamental change prior to maturity as described under “Description of the Debentures — Repurchase at the Option of the Holder — Optional Put” and “— Fundamental Change Put.” In addition, upon conversion of the Debentures, you will have the right to receive a cash payment. We may not have sufficient funds to repurchase the Debentures in cash or make a cash payment at such time or the ability to arrange necessary financing on acceptable terms. In addition, our ability to repurchase the Debentures in cash or make a cash payment may be limited by law or the terms of other agreements relating to our debt outstanding at the time, including our senior credit facility, which will limit our ability to purchase the Debentures for cash or pay cash upon conversion of your Debentures in certain circumstances. Any of our future debt agreements may contain similar restrictions. If we fail to repurchase the Debentures in cash or pay cash upon conversion of your Debentures as required by the indenture, it would constitute an event of default under the indenture governing the Debentures, which, in turn, would constitute an event of default under our senior credit facility.

Some significant restructuring transactions may not constitute a fundamental change, in which case we would not be obligated to offer to repurchase the Debentures.

Upon the occurrence of a fundamental change, you have the right to require us to offer to repurchase the Debentures. However, the fundamental change provisions will not afford protection to holders of the Debentures in the event of certain transactions. For example, transactions such as leveraged recapitalizations, refinancings, restructurings or acquisitions initiated by us would not constitute a fundamental change requiring us to repurchase the Debentures. In the event of any such transaction, the holders would not have the right to require us to repurchase the Debentures, even though each of these transactions could increase the amount of our indebtedness, or otherwise adversely affect our capital structure or any credit ratings, thereby adversely affecting the holders of the Debentures.

Provisions of the Debentures could discourage an acquisition of us by a third party.

Certain provisions of the Debentures could make it more difficult or more expensive for a third party to acquire us. Upon the occurrence of certain transactions constituting a fundamental change, holders of the Debentures will have the right, at their option, to require us to repurchase all of their Debentures or any portion of the principal amount of such Debentures in integral multiples of $1,000. We may also be required to issue additional shares upon conversion or provide for conversion into the acquirer’s capital stock in the event of certain fundamental changes.

The adjustment to the conversion rate upon the occurrence of a non-stock change of control may not adequately compensate you for the lost option time value of your Debentures as a result of such fundamental change.

If a non-stock change of control occurs, we will adjust the conversion rate of the Debentures to increase the number of shares issuable upon conversion in connection with the change of control. The number of additional shares to be added to the conversion rate will be determined based on the date on which the non-stock change of control becomes effective and the price paid per share of our common stock in the non-stock change of control as described under “Description of the Debentures — Conversion Rights — Adjustment to Conversion Rate Upon a Non-Stock Change of Control.” Although this adjustment is designed to compensate you for the lost option value of your Debentures as a result of certain types of fundamental changes, the adjustment is only an approximation of such lost value based upon assumptions made on the date of this prospectus supplement and may not adequately compensate you for such loss. In addition, if the price paid per share of our common stock in the non-stock change of control is less than $15.89 or more than $60.00 (subject to adjustment), there will be no such adjustment.

There is currently no public market for the Debentures, and an active trading market may not develop for the Debentures. The failure of a market to develop for the Debentures could adversely affect the liquidity and value of your Debentures.

The Debentures are not listed on any national securities exchange or included in any automated quotation system. The Debentures are currently eligible for trading in PORTALsm. However, the Debentures will cease to be eligible for trading in PORTALsm upon their registration, and we do not intend to list the Debentures on any national securities exchange or to include the Debentures in any automated quotation system upon their registration. A market may not develop for the Debentures, and there can be no assurance as to the liquidity of any market that may develop for the Debentures. If an active, liquid market does not develop for the Debentures, the market price of the Debentures may be adversely affected. The Debentures may trade at a discount from their initial offering price.

The liquidity of the trading market, if any, and future trading prices of the Debentures will depend on many factors, including, among other things, the market price of our common stock, prevailing interest rates, our operating results, financial performance and prospects, the market for similar securities and the overall securities market, and may be adversely affected by unfavorable changes in these factors. Historically, the market for convertible debt has been subject to disruptions that have caused volatility in prices. It is possible that the market for the Debentures will be subject to disruptions which may have a negative effect on the holders of the Debentures, regardless of our operating results, financial performance or prospects.

The conditional conversion feature of the Debentures could result in your receiving less than the value of the common stock into which a Debenture is convertible.

The Debentures are convertible into cash and, if applicable, shares of our common stock only if specified conditions are met. If these conditions are not met, you will not be able to convert your Debentures, and you may not be able to receive the value of the common stock into which the Debentures would otherwise be convertible.

Future sales of our common stock in the public market or the issuance of securities senior to our common stock could adversely affect the trading price of our common stock and the value of the Debentures and our ability to raise funds in new stock offerings.

Future sales of substantial amounts of our common stock or equity-related securities in the public market, or the perception that such sales could occur, could adversely affect prevailing trading prices of our common stock and the value of the Debentures and could impair our ability to raise capital through future offerings of equity or equity-related securities. In connection with past acquisitions, we issued a substantial number of shares of our common stock as transaction consideration. We may continue to issue equity securities for future acquisitions, which would dilute existing stockholders, perhaps significantly depending on the terms of such acquisitions. In addition, the shelf registration statement we have filed enables us to quickly register securities with the SEC. We regularly monitor market conditions and our capital requirements and may determine to issue securities to the public under the shelf registration statement. Any such sales, or the perception of such sales, may adversely affect the trading price of our common stock. Moreover, as of December 31, 2007, Warburg Pincus beneficially owned approximately 19.2% of our outstanding common stock. Warburg Pincus has the right to request that we register their shares for public offering. No prediction can be made as to the effect, if any, that future sales of shares of common stock or the availability of shares of common stock for future sale, will have on the trading price of our common stock or the value of the Debentures.

Upon conversion of the Debentures, we will pay cash in lieu of issuing shares of our common stock with respect to an amount up to the principal amount of Debentures converted, and cash and shares, if any, of our common stock with respect to the conversion value in excess thereof. Therefore, holders of the Debentures may receive no shares of our common stock or fewer shares than the number into which their Debentures are convertible.

Upon conversion, we will pay cash in lieu of issuing shares of our common stock with respect to an amount up to the principal amount of Debentures converted and cash, shares of our common stock or a combination of cash and shares of our common stock with respect to the conversion value in excess thereof, based on a daily conversion value (as defined herein) calculated based on a proportionate basis for each day of the 20 trading day conversion observation period. See “Description of the Debentures — Conversion Rights — Settlement Upon Conversion.” Accordingly, upon conversion of Debentures, holders may not receive any shares of our common stock. In addition, if the price of our common stock decreases after you tender your Debentures for conversion, the conversion value you will receive may be adversely affected. In addition, if the price of our common stock at the end of the applicable conversion observation period is lower than the price used to calculate the number of shares delivered, the value of any shares delivered may be less than the conversion value. Further, our liquidity may be reduced upon conversion of the Debentures. In addition, in the event of our bankruptcy, insolvency or certain similar proceedings during the conversion observation period (under “Description of the Debentures — Conversion Rights — Settlement Upon Conversion”), there is a risk that a bankruptcy court may decide a holder’s claim to receive such cash and shares, if any, could be subordinated to the claims of our creditors as a result of such holder’s claim being treated as an equity claim in bankruptcy.

The conversion rate of the Debentures may not be adjusted for all dilutive events that may adversely affect the trading price of the Debentures or the common stock issuable upon conversion of the Debentures.

The conversion rate of the Debentures is subject to adjustment upon certain events, including the issuance of stock dividends on our common stock, the issuance of rights or warrants, subdivisions, combinations, distributions of capital stock, indebtedness or assets, cash dividends and issuer tender or exchange offers as described under “Description of the Debentures — Conversion Rights — Conversion Rate Adjustments.” The conversion rate will not be adjusted for certain other events that may adversely affect the trading price of the Debentures or the common stock issuable upon conversion of the Debentures.

The accounting method for convertible debt securities with net share settlement, like the Debentures, is subject to change.

In July 2007, the Financial Accounting Standards Board, or FASB, voted to issue for comment a proposed FASB Staff Position (the “Proposed FSP”) that would change the accounting for certain convertible debt instruments, including the Debentures. Under the proposed new rules for convertible debt instruments that may be settled entirely or partially in cash upon conversion, an entity should separately account for the liability and equity components of the instrument in a manner that reflects the issuer’s economic interest cost. The effect of the proposed new rules for the Debentures is that the equity component would be included in the paid-in-capital section of stockholders’ equity on our balance sheet and the value of the equity component would be treated as original issue discount for purposes of accounting for the debt component of the Debentures. Higher interest expense would result by recognizing accretion of the discounted carrying value of the Debentures to their face amount as interest expense over the term of the Debentures. On August 31, 2007, the FASB issued an exposure draft of the Proposed FSP reflecting the proposed new rules to the public and accepted comments until October 15, 2007. On November 26, 2007, the FASB announced that it expected to begin its redeliberations of the Proposed FSP in January 2008. This Proposed FSP, if adopted, would not permit early application and would be applied retrospectively to all periods presented (retrospective application). We cannot predict when, if at all, the Proposed FSP will be adopted or will become effective. We are currently evaluating the proposed new rules and cannot quantify the impact at this time. However, if the Proposed FSP is adopted as drafted, we expect to have higher interest expense due to the interest expense accretion, and additional prior period interest expense associated with the Debentures would also reflect higher than previously reported interest expense due to the retrospective application.

In addition, for purposes of calculating diluted earnings per share, a convertible debt security providing for net share settlement upon conversion and meeting specified requirements under Emerging Issues Task Force, or EITF, Issue No. 00-19, “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock,” is currently accounted for similar to non-convertible debt, with the stated coupon constituting interest expense and any shares issuable upon conversion of the security accounted for under the treasury stock method. The effect of the treasury stock method is that the shares potentially issuable upon conversion of the Debentures are not included in the calculation of our earnings per share, except to the extent that the conversion value of the Debentures exceeds their principal amount, in which event, for earnings per share purposes, we would account for the transaction as if we had issued the number of shares of our common stock necessary to settle the conversion. The Proposed FSP does not affect the earnings per share accounting for convertible instruments such as the Debentures.

We cannot predict the final outcome of the Proposed FSP or any other changes in GAAP that may be made affecting the accounting for convertible debt securities. Assuming the Proposed FSP is adopted as drafted, this change in the accounting method would have an adverse impact on our past and future financial results. These impacts could adversely affect the trading price of our common stock and in turn negatively impact the trading price of the Debentures.

Anti-takeover provisions could negatively impact our stockholders.

Provisions of Delaware law and of our certificate of incorporation and bylaws could make it more difficult for a third-party to acquire control of us. For example, we are subject to Section 203 of the Delaware General Corporation Law, which would make it more difficult for another party to acquire us without the approval of our board of directors. Additionally, our certificate of incorporation authorizes our board of directors to issue preferred stock without requiring any stockholder approval, and preferred stock could be issued as a defensive measure in response to a takeover proposal. These provisions could make it more difficult for a third-party to acquire us even if an acquisition might be in the best interest of our stockholders.

You may be subject to tax upon an adjustment to the conversion rate of the Debentures even though you do not receive a corresponding cash distribution.

The conversion rate of the Debentures is subject to adjustment in certain circumstances, including the payment of certain cash dividends. If the conversion rate is adjusted as a result of a distribution that is taxable to our common stockholders, such as a cash dividend, you will be deemed to have received a taxable dividend subject to U.S. federal income tax without the receipt of any cash. If you are a non-U.S. holder (as defined in “Certain U.S. Federal Income Tax Considerations”), such deemed dividend may be subject to U.S. federal withholding tax at a 30% rate or such lower rate as may be specified by an applicable treaty and the amount required to be withheld may be set off against subsequent payments on the Debentures or common stock. See “Certain U.S. Federal Income Tax Considerations.”

The U.S. federal income tax consequences of the conversion of a Debenture into a combination of cash and our common stock is uncertain.

The U.S. federal income tax consequences of the conversion of a Debenture into a combination of cash and our common stock is uncertain and, accordingly, you are urged to consult your tax advisors with respect thereto. A discussion of the U.S. federal income tax consequences of ownership of the Debentures is contained in this prospectus supplement under the heading “Certain U.S. Federal Income Tax Considerations.”

USE OF PROCEEDS

We will not receive any proceeds from the sale by any selling securityholder of the Debentures or the underlying common stock into which the Debentures may be converted.

PRICE RANGE OF OUR COMMON STOCK

Our common stock trades on The Nasdaq Global Select Market under the symbol “NUAN.” The following table sets forth, for our fiscal quarters indicated, the high and low closing sales prices of our common stock, in each case as reported on The Nasdaq Global Select Market.

	High	Low

2005
First Quarter	$4.44	$3.40
Second Quarter	$4.73	$3.57
Third Quarter	$4.53	$3.46
Fourth Quarter	$5.33	$3.90
2006
First Quarter	$7.81	$4.88
Second Quarter	$11.81	$7.59
Third Quarter	$13.46	$7.59
Fourth Quarter	$10.35	$6.94
2007
First Quarter	$11.95	$7.70
Second Quarter	$16.20	$11.11
Third Quarter	$18.47	$15.09
Fourth Quarter	$19.92	$15.89
2008
First Quarter	$22.48	$17.59
Second Quarter (through February 7, 2008)	$17.99	$14.74

The foregoing table shows only historical comparisons. You are urged to obtain current market quotations for our common stock and to review carefully the other information contained in this prospectus supplement and the accompanying prospectus or incorporated herein or therein by reference. See the section entitled “Where You Can Find More Information” on page S-71 of this prospectus supplement.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently expect to retain future earnings, if any, to finance the growth and development of our business and do not anticipate paying any cash dividends in the foreseeable future. The terms of our credit facility place restrictions on our ability to pay dividends except for stock dividends.

DESCRIPTION OF THE DEBENTURES

The Debentures were issued under an indenture dated as of August 13, 2007, between Nuance Communications, Inc., as issuer, and U.S. Bank National Association, as trustee. The terms of the Debentures include those provided in the indenture and those provided in the registration rights agreement, dated as of August 13, 2007, among us and the initial purchasers.

The following description is only a summary of the material provisions of the Debentures and the indenture. We urge you to read the indenture and the registration rights agreement in their entirety because they, and not this description, define your rights as a holder of the Debentures. You may request copies of the indenture as set forth under the caption “Where You Can Find More Information” on page S-71 of this prospectus supplement.

When we refer to “Nuance Communications, Inc.,” “Nuance,” “we,” “our” or “us” in this section, we refer only to Nuance Communications, Inc. and not its subsidiaries.

For purposes of this prospectus supplement, references to the payment of interest include the payment of additional interest, if any, accrued pursuant to the terms of the indenture and the registration rights agreement, unless otherwise specified.

Brief Description of the Debentures

The Debentures:

•	are limited to $250.0 million aggregate principal amount;

•	bear interest at a rate of 2.75% per year, accruing from August 13, 2007 and payable semiannually in arrears, on February 15 and August 15 of each year, commencing on February 15, 2008;

•	are general senior unsecured obligations, ranking equally in right of payment with all of our other unsecured, unsubordinated indebtedness and senior in right of payment to any indebtedness that is contractually subordinated to the Debentures;

•	are effectively subordinated to our secured indebtedness to the extent of the value of the collateral securing such indebtedness and are structurally subordinated to indebtedness and other liabilities of our subsidiaries;

•	are convertible by you at any time on or prior to the business day preceding the maturity date, only upon satisfaction of one of the conditions for conversion, as described under “— Conversion Rights,” into cash and, if applicable, shares of our common stock initially based on a conversion rate of 51.3736 shares of our common stock per $1,000 principal amount of Debentures, which represents an initial conversion price of approximately $19.47 per share;

•	are subject to redemption for cash by us at any time on or after August 20, 2014, in whole or in part, at a redemption price equal to 100% of the principal amount of the Debentures being redeemed, plus accrued and unpaid interest to, but not including, the redemption date;

•	are subject to repurchase by us, at your option, on August 15, 2014, August 15, 2017 and August 15, 2022, at a cash repurchase price equal to 100% of the principal amount of the Debentures, plus accrued and unpaid interest to, but not including, the repurchase date, as set forth under “— Repurchase at the Option of the Holder — Optional Put;”

•	are subject to repurchase by us at your option if a fundamental change occurs, at a fundamental change repurchase price equal to 100% of the principal amount of the Debentures, plus accrued and unpaid interest to, but not including, the fundamental change repurchase date, as set forth under “— Repurchase at the Option of the Holder — Fundamental Change Put;” and

•	are due on August 15, 2027, unless earlier redeemed by us at our option, or converted or repurchased by us at your option.

Neither we nor any of our subsidiaries are subject to any financial covenants under the indenture. In addition, neither we nor any of our subsidiaries are restricted under the indenture from paying dividends, incurring debt or issuing or repurchasing our securities. You are not afforded protection under the indenture in the event of a highly leveraged transaction or a change in control of us, except to the extent described below under “— Conversion Rights” and “— Repurchase at Option of the Holder — Fundamental Change Put.”

No sinking fund is provided for the Debentures and the Debentures are not subject to defeasance until such time that all outstanding Debentures have become due and payable and any pending conversions have been completed (including delivery of all cash and shares, if any, deliverable pursuant to any such conversions).

The Debentures were issued in book-entry form only in denominations of $1,000 principal amount and whole multiples thereof. Beneficial interests in the Debentures are shown on, and transfers of beneficial interests in the Debentures can be effected only through, records maintained by The Depository Trust Company, or DTC, or its nominee, and any such interests may not be exchanged for certificated Debentures except in limited circumstances. For information regarding conversion, registration of transfer and exchange of the global Debenture held in DTC, see “— Form, Denomination and Registration — Global Debentures, Book-Entry Form.”

If certificated Debentures are issued, you may present them for conversion, registration of transfer and exchange, without service charge, at our office or agency, which will initially be the office or agency of the trustee in New York City.

Additional Debentures

We may, without the consent of the holders of the Debentures, increase the principal amount of the Debentures by issuing additional Debentures in the future on the same terms and conditions, except for any differences in the issue price and interest accrued prior to the issue date of the additional Debentures; provided that such differences do not cause the additional Debentures to constitute a different class of securities than the Debentures for U.S. federal income tax purposes; and provided further, that the additional Debentures have the same CUSIP number as the Debentures offered hereby. The Debentures offered by this prospectus supplement and any additional Debentures would rank equally and ratably and would be treated as a single class for all purposes under the Indenture. No additional Debentures may be issued if any event of default has occurred and is continuing with respect to the Debentures.

Payment at Maturity

On the maturity date, each holder will be entitled to receive $1,000 in cash for each $1,000 in principal amount of Debentures, together with accrued and unpaid interest to, but not including, the maturity date. With respect to the global Debenture, principal and interest will be paid to DTC in immediately available funds. With respect to any certificated Debentures, principal and interest will be payable at our office or agency, which initially will be the office or agency of the trustee in New York City.

Interest

The Debentures bear interest at a rate of 2.75% per year. Interest accrues from and including August 13, 2007 or from and including the last date in respect of which interest has been paid or provided for, as the case may be, to, but not including, the next interest payment date or the maturity date, as the case may be. We will pay interest in cash semiannually, in arrears on February 15 and August 15 of each year, commencing on February 15, 2008, to holders of record at 5:00 p.m., New York City time, on the preceding February 1 and August 1, respectively. However, we will not pay accrued interest on any Debentures when they are converted, except as described under “— Conversion Rights.”

We will pay interest on:

•	the global Debenture to DTC in immediately available funds;

•	any certificated Debentures having a principal amount of less than $2,000,000, by check mailed to the holders of those Debentures; provided that, at maturity, interest will be payable as described under
“— Payment at Maturity;” and

•	any certificated Debentures having a principal amount of $2,000,000 or more, by wire transfer in immediately available funds at the election of the holders of these Debentures who have duly delivered notice of such election and applicable wire instructions to the trustee at least five business days prior to the relevant interest payment date; provided that, at maturity, interest will be payable as described under “— Payment at Maturity.”

Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months. If a payment date is not a business day, payment will be made on the next succeeding business day, and no additional interest will accrue thereon.

Conversion Rights

Holders may, subject to the prior redemption or repurchase by us, convert their Debentures prior to the close of business on the business day preceding the maturity date or redemption date, if earlier, based on an initial conversion rate of 51.3736 shares of common stock per $1,000 principal amount of Debentures (equivalent to an initial conversion price of approximately $19.47 per share), only if the conditions for conversion described below are satisfied. The conversion rate will be subject to adjustment as described below. As described under “— Settlement Upon Conversion,” upon conversion, we will satisfy our conversion obligation with respect to the principal amount of the Debentures to be converted in cash, with any remaining amount to be satisfied in cash or shares of our common stock. Unless we have previously redeemed or repurchased the Debentures, you will have the right to convert any portion of the principal amount of any Debentures that is an integral multiple of $1,000 at any time on or prior to the close of business on the business day immediately preceding the maturity date only under the following circumstances:

(1) prior to February 15, 2027, on any date during any fiscal quarter beginning after September 30, 2007 (and only during such fiscal quarter) if the closing sale price of our common stock was more than 120% of the then current conversion price for at least 20 trading days in the period of the 30 consecutive trading days ending on the last trading day of the previous fiscal quarter;

(2) at any time on or after February 15, 2027;

(3) with respect to any Debentures called for redemption, until the close of business on the business day prior to the redemption date;

(4) if we distribute to all or substantially all holders of our common stock rights or warrants entitling them to purchase, for a period of 45 calendar days or less, shares of our common stock at a price less than the average closing sale price of our common stock for the ten trading days preceding the declaration date for such distribution, as described below in more detail under “— Conversion Upon Specified Corporate Transactions;”

(5) if we distribute to all or substantially all holders of our common stock, cash or other assets, debt securities or rights to purchase our securities, which distribution has a per share value exceeding 10% of the closing sale price of our common stock on the trading day preceding the declaration date for such distribution, as described below in more detail under “— Conversion Upon Specified Corporate Transactions;”

(6) if we are a party to a specified business combination that does not constitute a fundamental change as described in more detail below under “— Conversion Upon Specified Corporate Transactions;”

(7) during a specified period if a fundamental change occurs, as described in more detail below under “— Conversion Upon a Fundamental Change;” or

(8) during the five consecutive business-day period immediately following any five consecutive trading-day period in which the trading price (as defined below) for $1,000 principal amount of the Debentures for each day during such five trading-day period was less than 98% of the closing sale price of our common stock multiplied by the then current conversion rate, as described in more detail below under “— Conversion Upon Satisfaction of Trading Price Condition.”

Except as provided in the next paragraph, upon conversion, you will not receive any separate cash payment of accrued and unpaid interest on the Debentures. Accrued and unpaid interest to the conversion date is deemed to be paid in full with the shares of our common stock issued or cash paid upon conversion rather than cancelled, extinguished or forfeited.

If you convert your Debentures after the record date for an interest payment but prior to the corresponding interest payment date, the record holder on such record date will receive the accrued and unpaid interest on the corresponding interest payment date. However, except as provided in the next sentence, at the time you surrender your Debentures for conversion, you must pay us an amount equal to the interest that has accrued and will be paid on the Debentures being converted on the corresponding interest payment date. You are not required to make such payment:

•	if you convert your Debentures in connection with a redemption and we have specified a redemption date that is after a record date and on or prior to the corresponding interest payment date;

•	if you convert your Debentures in connection with a fundamental change and we have specified a fundamental change repurchase date that is after a record date and on or prior to the corresponding interest payment date; or

•	to the extent of any overdue interest, if overdue interest exists at the time of conversion with respect to your Debentures.

Except as described under “— Conversion Rate Adjustments,” we will not make any payment or other adjustment for dividends on any common stock issued upon conversion of the Debentures.

Conversion Upon Specified Corporate Transactions

Certain Distributions

You will have the right to convert your Debentures if we:

•	distribute to all holders of our common stock, rights or warrants entitling them to purchase, for a period of 45 calendar days or less, shares of our common stock at a price less than the average closing sale price of our common stock for the ten trading days preceding the declaration date for such distribution; or

•	distribute to all holders of our common stock, cash or other assets, debt securities or rights to purchase our securities, which distribution has a per share value exceeding 10% of the closing sale price of our common stock on the trading day preceding the declaration date for such distribution.

We will notify you at least 25 scheduled trading days prior to the ex-date for such distribution. Once we have given such notice, you may surrender your Debentures for conversion at any time until the earlier of 5:00 p.m., New York City time, on the business day preceding the ex-date or any announcement by us that such distribution will not take place. You may not convert any of your Debentures based on this conversion contingency if you will otherwise participate in the distribution without conversion as a result of holding the Debentures at the same time that common stock holders participate as if you had held a number of shares of our common stock equal to the conversion rate multiplied by the principal amount (expressed in thousands) of the Debentures you hold.

The “closing sale price” of any share of our common stock on any trading date means the closing sale price of such security (or if no closing sale price is reported, the average of the closing bid and closing ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) on such date as reported in composite transactions for the principal U.S. securities exchange on which our common stock is traded or, if our common stock is not listed on a U.S. national or regional securities exchange, as reported in the over-the-counter market by Pink Sheets LLC or other similar organization. In the absence of such a quotation, the closing sale price will be determined by a nationally recognized securities dealer retained by us for that purpose. The closing sale price will be determined without reference to extended or after hours trading. The “conversion price” on any day will equal $1,000 divided by the conversion rate in effect on that day.

Certain Business Combinations

You will also have the right to convert your Debentures if we are a party to a consolidation, merger, binding share exchange or sale or conveyance of all or substantially all of our property and assets that does not constitute a fundamental change (as defined under “— Repurchase at Option of the Holder — Fundamental Change Put”), in each case pursuant to which our common stock would be converted into cash, securities and/or other property. We will notify you at least 20 calendar days prior to the anticipated effective date of such consolidation, merger, binding share exchange or sale or conveyance. In such event, you will have the right to convert your Debentures at any time beginning 15 calendar days prior to the date announced by us as the anticipated effective date of the transaction and until and including the date which is 15 calendar days after the date that is the actual effective date of such transaction. If you do not convert your Debentures during this period, you will generally be entitled to receive, upon subsequent conversion, if any, the kind and amount of cash, securities and other property that you would have received if you had converted your Debentures solely into common stock immediately prior to the transaction at the then applicable conversion rate, except that the provisions under “— Settlement Upon Conversion” shall continue to apply following any such transaction, with the daily conversion values based on the consideration received in such transaction.

Conversion Upon a Fundamental Change

If a fundamental change (as defined under “— Repurchase at Option of the Holder — Fundamental Change Put”) occurs, you will have the right to convert your Debentures at any time beginning on the business day following the effective date of the fundamental change until 5:00 p.m., New York City time, on the business day preceding the repurchase date relating to such fundamental change. We will notify you of the anticipated effective date of any fundamental change at least 10 calendar days prior to such date. As described under “— Adjustment to Conversion Rate Upon a Non-Stock Change of Control,” the conversion rate for the Debentures may be increased if the fundamental change is a non-stock change of control.

If you have submitted any Debentures for repurchase, unless you have withdrawn such Debentures in a timely fashion, your conversion rights on the Debentures submitted for repurchase will expire at 5:00 p.m., New York City time, on the business day preceding the repurchase date, unless we default in the payment of the repurchase price. If the Debentures submitted for repurchase are in global form, you must comply with applicable DTC withdrawal procedures.

Conversion Upon Satisfaction of Trading Price Condition

You may surrender your Debentures for conversion prior to maturity during the five business-day period immediately following any five consecutive trading-day period in which the “trading price” per $1,000 principal amount of Debentures, as determined following a request by a holder of Debentures in accordance with the procedures described below, for each trading day of such five trading-day period was less than 98% of the product of the closing sale price of our common stock for each day during such five-day trading period and the then current conversion rate. We refer to this condition as the “trading price condition.”

The “trading price” of the Debentures on any date of determination means the average of the secondary market bid quotations per $1,000 principal amount of Debentures obtained by the trustee for $5,000,000 principal amount of the Debentures at approximately 3:30 p.m., New York City time, on such determination date from two independent nationally recognized securities dealers we select, which may include one or more of the initial purchasers; provided that if at least two such bids cannot reasonably be obtained by the trustee, but one such bid can reasonably be obtained by the trustee, this one bid will be used. If the trustee cannot reasonably obtain at least one bid for $5,000,000 principal amount of the Debentures from a nationally recognized securities dealer or, in our reasonable judgment, the bid quotations are not indicative of the secondary market value of the Debentures, then, for purposes of the trading price condition only, the trading price of $1,000 principal amount of the Debentures will be deemed to be less than 98% of the applicable conversion rate of the Debentures multiplied by the closing sale price of our common stock on such determination date.

The trustee will determine the trading price of the Debentures upon our written request. We will have no obligation to make that request unless a holder of Debentures provides us with reasonable written evidence that the trading price of $1,000 principal amount of the Debentures would be less than 98% of the product of the closing sale price of our common stock and the then current conversion rate and requests that we do so. If a holder provides such evidence and request, we will instruct the trustee to determine the trading price of the Debentures on the next trading day and for each following trading day until the minimum trading price threshold is exceeded.

Conversion Procedures

Procedures to be Followed by a Holder

If you hold a beneficial interest in a global Debenture, to convert you must deliver to DTC the appropriate instruction form for conversion pursuant to DTC’s then applicable procedures and, if required, pay funds equal to interest payable on the next interest payment date and, if required, pay all taxes or duties, if any.

If you hold a certificated Debenture, to convert you must:

•	complete and manually sign the conversion notice on the back of the Debentures or a facsimile of the conversion notice;

•	deliver the completed conversion notice and the Debentures to be converted to the conversion agent;

•	if required, furnish appropriate endorsements and transfer documents;

•	if required, pay funds equal to interest payable on the next interest payment date; and

•	if required, pay all transfer or similar taxes, if any.

The conversion date will be the date on which you have satisfied all of the foregoing requirements. The Debentures will be deemed to have been converted immediately prior to 5:00 p.m., New York City time, on the conversion date.

You will not be required to pay any taxes or duties relating to the issuance or delivery of our common stock if you exercise your conversion rights, but you will be required to pay any tax or duty that may be payable relating to any transfer involved in the issuance or delivery of the common stock in a name other than your own. Certificates representing common stock will be issued and delivered only after all applicable taxes and duties, if any, payable by you have been paid in full.

Settlement Upon Conversion

Upon conversion, we will deliver to holders in respect of each $1,000 principal amount of Debentures being converted a “conversion settlement amount” equal to the sum of the daily settlement amounts (as defined below) for each of the 20 trading days during the conversion observation period (as defined below).

The “conversion observation period” means the 20 consecutive trading day period:

•	with respect to a conversion date occurring during the period beginning on the fourth scheduled trading day preceding a redemption date and ending on the close of business on the business day prior to the redemption date, beginning on the redemption date;

•	with respect to a conversion date occurring during the period beginning on the fourth scheduled trading day preceding the maturity date and ending on the close of business on the business day immediately preceding the maturity date, beginning on the maturity date; and

•	in all other cases, beginning on the third scheduled trading day following the related conversion date.

The “daily settlement amount,” for each $1,000 principal amount of Debentures, for each of the twenty trading days during the conversion observation period, shall consist of:

•	cash equal to the lesser of $50 and the daily conversion value (as defined below); and

•	to the extent the daily conversion value exceeds $50, a number of shares of our common stock (the “daily share amount”) equal to, (1) the difference between the daily conversion value and $50, divided by (2) the VWAP price (as defined below) of our common stock for such day, subject to our right to deliver cash in lieu of all or a portion of such shares, as described below, and appropriately adjusted to reflect stock splits, stock dividends, combinations or similar events occurring during the conversion observation period.

The “daily conversion value” for any trading day equals 1/20th of:

•	the conversion rate in effect on that day, multiplied by

•	the VWAP price of our common stock (or the consideration into which our common stock has been converted in connection with certain corporate transactions) on that day.

“Trading day” means a day during which (1) trading in our common stock generally occurs, (2) there is no market disruption event (as described below) and (3) a closing sale price for our common stock is provided on the principal U.S. national or regional securities exchange on which our common stock is then listed or, if our common stock is not listed on a U.S. national or regional securities exchange, on the principal other market on which our common stock is then traded. If our common stock (or other security for which a closing sale price must be determined) is not so listed or traded, “trading day” means a “business day.”

“Scheduled trading day” means a day that is scheduled to be a trading day on the primary U.S. national or regional securities exchange or market on which our common stock is listed or, if our common stock is not listed on a U.S. national or regional securities exchange, on the principal other market on which our common stock is then traded.

“Market disruption event” means the occurrence or existence during the one-half hour period ending on the scheduled close of trading on any trading day for our common stock of any material suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by The Nasdaq Global Select Market or otherwise) in our common stock or in any options, contracts or futures contracts relating to our common stock.

“VWAP price” per share of our common stock on any trading day means such price as displayed on Bloomberg (or any successor service) page NUAN <Equity> VWAP in respect of the period from 9:30 a.m. to 4:00 p.m., New York City time, on such trading day; or, if such price is not available, the VWAP price means the market value per share of our common stock on such day on a volume weighted basis, if possible, as determined by a nationally recognized investment banking firm retained for this purpose by us.

Settlement in cash and shares of our common stock, if any, will occur no later than the fifth trading day following the final trading day of the conversion observation period (as defined above).

We will not issue fractional shares of our common stock upon conversion of the Debentures. Instead, we will pay cash in lieu of fractional shares based on the closing sale price of our common stock on the final trading day of the conversion observation period.

By the close of business on the business day prior to the first scheduled trading day of the applicable conversion observation period, we may specify a percentage of the daily share amount that will be settled in cash (the “cash percentage”) and we will notify holders of such cash percentage by notifying the trustee (the “cash percentage notice”). If we elect to specify a cash percentage, the amount of cash with respect to the daily share amount that we will deliver in respect of each trading day in the applicable conversion observation period will equal the product of: (i) the cash percentage, (ii) the daily share amount for such trading day (assuming we had not specified a cash percentage) and (iii) the VWAP price of our common stock for such trading day. The number of shares delivered in respect of each trading day in the applicable conversion observation period will be a percentage of the daily share amount (assuming we had not specified a cash percentage) equal to 100% minus the cash percentage. If we do not specify a cash percentage by the close of business on the business day prior to the scheduled first trading day of the applicable conversion observation period, we must settle 100% of the daily share amount for each trading day in the applicable conversion observation period with shares of our common stock; provided that we will pay cash in lieu of fractional shares as described above.

We may be unable to pay the cash portion of the conversion value upon conversion of any Debentures by holders. Our ability to settle our conversion obligation with respect to the Debentures in cash in the future may be limited by the terms of our then-existing borrowing agreements. Accordingly, we cannot assure you that we would have the financial resources, or would be able to arrange financing, to pay any portion of the conversion value in cash.

Conversion Rate Adjustments

General

We will adjust the conversion rate for certain events, including:

(1) issuances of our common stock as a dividend or distribution on our common stock;

(2) certain subdivisions, combinations or reclassifications of our common stock;

(3) issuances to all or substantially all holders of our common stock of certain rights or warrants to purchase, for a period of up to 45 days from the date of issuance thereof, our common stock at a price that is less than the current market price per share of our common stock, provided that the applicable conversion rate will be readjusted to the extent that any of the rights or warrants are not exercised prior to their expiration;

(4) distributions to all or substantially all holders of our common stock of shares of our capital stock (other than our common stock), evidences of our indebtedness or assets, including securities, but excluding:

•	the rights and warrants referred to in clause (3) above;

•	any dividends and distributions in connection with a reclassification, change, consolidation, merger, combination, sale or conveyance resulting in a change in the conversion consideration under “— Conversion After Reclassifications and Business Combinations” below;

•	any dividends or distributions paid exclusively in cash; or

•	any dividends or distributions referred to in clause (1) above;

(5) dividends or other distributions consisting exclusively of cash to all or substantially all holders of our common stock (other than dividends or distributions made in connection with our liquidation, dissolution or winding-up or upon a merger or consolidation), in which event the conversion rate will be adjusted by multiplying the conversion rate by a fraction:

•	the numerator of which will be the current market price of our common stock, and

•	the denominator of which will be the current market price of our common stock minus the amount per share of such dividend or distribution;

(6) purchases of our common stock pursuant to a tender offer or exchange offer made by us or any of our subsidiaries to the extent that the cash and value of any other consideration included in the payment per share of our common stock validly tendered or exchanged exceeds the closing sale price per share of our common stock on the trading day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer; and

(7) purchases of our common stock pursuant to a tender offer or exchange offer by a person other than us or any of our subsidiaries in which, as of the closing date of the offer, our board of directors is not recommending rejection of the offer; the adjustment referred to in this provision will only be made if:

•	the tender offer or exchange offer is for an amount that increases the offerer’s ownership of our common stock to more than 25% of the total shares of common stock outstanding; and

•	if the cash and value of any other consideration included in such payment per share of our common stock validly tendered or exchanged exceeds the closing sale price per share on the business day immediately following the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer.

However, the adjustment referred to in this clause (7) will generally not be made if, as of the closing of the offer, the offering documents disclose a plan or an intention to cause us to engage in a consolidation or merger or sale of all or substantially all of our assets.

For purposes of clause (3) above, “current market price” means the average closing sale price of our common stock for the 10 consecutive trading days immediately prior to the declaration date for the distribution requiring such computation and for purposes of clause (5) above, “current market price” means the average closing sale price of our common stock for the 10 consecutive trading days immediately prior to the ex-date for the cash dividend or distribution.

To the extent we adopt a stockholder rights plan (i.e., a poison pill), upon any conversion of the Debentures, you will receive, in addition to any common stock received in connection with such conversion, the rights under the rights plan attached to such shares of common stock, unless prior to such conversion, the rights plan has terminated or expired, all the rights have been redeemed or the rights have separated from the common stock. There will be no adjustment to the conversion rate with respect to the adoption of any such rights plan and the distribution of the rights with respect to shares of common stock, unless the rights have separated from the common stock, in which case, the conversion rate will be adjusted pursuant to clause (4) above at the time of separation as if we distributed to all holders of our common stock at that time the rights, subject to readjustment in the event of the expiration, termination or redemption of such rights.

In the event that we distribute shares of capital stock of a subsidiary of ours pursuant to clause (4) above, which we refer to as a “spin off,” the conversion rate in effect immediately before the ex-date for the distribution will be increased by multiplying the conversion rate by an adjustment factor equal to the sum of the daily adjustments (as described below) for each of the 10 consecutive trading days beginning on the ex-date for the distribution.

The “daily adjustment” for any given trading day is equal to the fraction:

•	the numerator of which is the closing sale price of our common stock on that trading day plus the closing sale price of the portion of those shares of capital stock or similar equity interests so distributed applicable to one share of our common stock on that trading day, and

•	the denominator of which is the product of 10 and the closing price of our common stock on that trading day.

The adjustment to the conversion rate in the event of a spin-off will occur retroactively on the ex-date for the distribution.

We will not make any adjustment to the conversion rate if holders may participate in the transaction requiring adjustment at the same time that common stockholders participate as if you had held a number of shares of our common stock equal to the conversion rate multiplied by the principal amount (expressed in thousands) of the Debentures you hold or in certain other cases. In cases where the fair market value of assets, evidences of our indebtedness, assets or rights or warrants to purchase our securities, applicable to one share of common stock, distributed to stockholders:

•	equals or exceeds the average closing price of the common stock over the ten consecutive trading day period ending on the business day immediately preceding the ex-date for such distribution, or

•	such average closing price exceeds the fair market value of such assets, indebtedness, rights, or warrants so distributed by less than $1.00,

rather than being entitled to an adjustment in the conversion price, the holder of a Debenture will be entitled to receive upon conversion, in addition to the cash and the shares of common stock, if any, issuable upon conversion, the kind and amount of assets, indebtedness, rights or warrants comprising the distribution that such holder would have received if such holder had converted such Debentures solely into our common stock based on the applicable conversion rate immediately prior to the record date for determining the stockholders entitled to receive the distribution.

Except as stated above, we will not adjust the conversion rate for the issuance of our common stock or any securities convertible into or exchangeable for our common stock or carrying the right to purchase any of the foregoing.

If a taxable distribution to holders of our common stock or other transaction occurs that results in any adjustment of the conversion rate (including an adjustment at our option), you may, in certain circumstances, be deemed to have received a distribution subject to U.S. income tax as a dividend. In certain other circumstances, the absence of an adjustment may result in a taxable dividend to the holders of our common stock. See “Certain U.S. Federal Income Tax Considerations.”

We may from time to time, to the extent permitted by law, increase the conversion rate of the Debentures by any amount for any period of at least 20 business days. In that case, we will give at least 15 days prior notice of such increase. We may make such increases in the conversion rate, in addition to those set forth above, as our board of directors deems advisable to avoid or diminish any income tax to holders of our common stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes.

Notwithstanding the above, certain listing standards of The Nasdaq Global Select Market may limit the amount by which we may increase the conversion rate pursuant to the events described in clauses (3) through (7) above and as described in “Adjustment to Conversion Rate Upon a Non-Stock Change of Control” above. These standards generally require us to obtain the approval of our stockholders before entering into certain transactions that potentially could result in the issuance of 20% or more of our common stock outstanding at the time the Debentures are issued. Accordingly, in the event of an increase in the applicable conversion rate above that which would result in the Debentures, in the aggregate, becoming convertible into shares in excess of such limitations, including any potential increase in the applicable conversion rate in connection with a non-stock change of control, we will, at our option, either obtain stockholder approval of such issuances or deliver cash in lieu of any shares otherwise deliverable upon conversions in excess of such limitations (based on the closing price of our common stock on the trading day immediately prior to the date when such shares would otherwise be required to be distributed).

We will not be required to make an adjustment in the conversion rate unless the adjustment would require a change of at least 1% in the conversion rate. However, we will carry forward any adjustment that is less than 1% of the conversion rate, take such carried-forward adjustments into account in any subsequent adjustment, and make such carried forward adjustments, regardless of whether the aggregate adjustment is less than 1%, (a) annually on the anniversary of the first date of issue of the Debentures and otherwise (b) (1) on each day from and after the 25th scheduled trading day prior to the maturity of the Debentures (whether at stated maturity or otherwise), (2) if the Debentures are called for redemption, on each day from and including the 30th calendar day before the redemption date and (3) in connection with a fundamental change from and including the 10th calendar day prior to the anticipated effective date of the fundamental change to the effective date of the fundamental change.

If we adjust the conversion rate pursuant to the above provisions, we will issue a press release through Business Wire containing the relevant information and make this information available on our website or through another public medium as we may use at that time.

Conversions After Reclassification and Business Combinations

If we:

•	reclassify or change our common stock (other than changes resulting from a subdivision or combination), or

•	consolidate or merge with or into any person or sell, lease, transfer, convey or otherwise dispose of all or substantially all of our assets and those of our subsidiaries taken as a whole to another person, in each case, pursuant to which the holders of our common stock receive stock, other securities or other property or assets (including cash or any combination thereof) with respect to or in exchange for their common stock, each outstanding Debenture will, without the consent of any holders of the Debentures, become convertible only into the consideration the holders of the Debentures would have received if they had converted their Debentures solely into our common stock based on the applicable conversion rate immediately prior to such reclassification, change, consolidation, merger, sale, lease, transfer, conveyance or other disposition, except that the provisions above under “— Settlement Upon Conversion” shall continue to apply following any such transaction, with the daily conversion values based on the consideration received in such transaction; provided that the increase in the applicable conversion rate in connection with a non-stock change of control (as defined below) shall no longer be in effect after the related fundamental change repurchase date that we have specified as described under “— Repurchase at the Option of the Holder — Fundamental Change Put.” In the event holders of our common stock have the opportunity to elect the form of consideration to be received in such transaction, we will make adequate provision whereby the holders of the Debentures shall have a reasonable opportunity to determine the form of consideration into which the Debentures, treated as a single class, shall be convertible from and after the effective date of such transaction. We may not become a party to any such transaction unless its terms are consistent with the foregoing.

Adjustment to Conversion Rate Upon a Non-Stock Change of Control

If and only to the extent you elect to convert your Debentures in connection with a transaction described under clause (1), clause (4) or clause (5) under the definition of a fundamental change described below under “— Repurchase at Option of the Holder — Fundamental Change Put” that occurs on or prior to August 20, 2014 and in case of clause (1) or clause (4), other than pursuant to any transaction which otherwise would constitute a fundamental change under clause (1) or (4) of the definition of fundamental change in which at least 90% of the consideration for shares of our common stock (other than cash payments for fractional shares and cash payments made in respect of dissenters’ appraisal rights) consists of shares of common stock traded or to be traded immediately following such transaction on a U.S. national securities exchange and, as a result of such transaction or transactions, the Debentures become convertible into such common stock, which we refer to as a “non-stock change of control,” we will increase the conversion rate as described below. The number of additional shares by which the conversion rate is increased (the “additional shares”) will be determined by reference to the table below, based on the date on which the non-stock change of control becomes effective (the “effective date”) and the price (the “stock price”) paid per share for our common stock in such non-stock change of control. If holders of our common stock receive only cash in such transaction, the price paid per share will be the cash amount paid per share. Otherwise, the price paid per share will be the average of the closing sale prices of our common stock on the five trading days prior to but not including the effective date of such non-stock change of control. We will notify you of the anticipated effective date of any non-stock change of control at least 20 calendar days prior to such date.

A conversion of the Debentures by a holder will be deemed for these purposes to be “in connection with” a non-stock change of control if the conversion notice is received by the conversion agent following the effective date of the non-stock change of control but before the close of business on the business day immediately preceding the related repurchase date (as specified in the repurchase notice described under “— Repurchase at Option of the Holder — Fundamental Change Put”).

The number of additional shares in the table below will be adjusted in the same manner as and as of any date on which the conversion rate of the Debentures is adjusted as described above under “— Conversion Rate

Adjustments.” The stock prices set forth in the first row of the table below will be simultaneously adjusted to equal the stock prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the conversion rate immediately prior to the adjustment and the denominator of which is the conversion rate as so adjusted.

The following table sets forth the number of additional shares per $1,000 principal amount of Debentures by which the conversion rate shall be increased during the non-stock change of control conversion observation period based on the effective date and stock price for the non-stock change of control:

	Stock Price
Effective Date	$15.89	$17.50	$20.00	$22.50	$25.00	$30.00	$35.00	$40.00	$45.00	$50.00	$55.00	$60.00

August 13, 2007	11.5591	9.8111	7.8323	6.4366	5.4129	4.0329	3.1585	2.5603	2.1267	1.7984	1.5412	1.3344
August 15, 2008	11.5591	9.6438	7.5671	6.1292	5.0934	3.7301	2.8909	2.3291	1.9285	1.6285	1.3952	1.2084
August 15, 2009	11.5591	9.4287	7.2294	5.7404	4.6920	3.3547	2.5626	2.0483	1.6895	1.4247	1.2207	1.0583
August 15, 2010	11.5591	9.1084	6.7634	5.2203	4.1662	2.8776	2.1547	1.7051	1.4008	1.1805	1.0127	0.8798
August 15, 2011	11.5591	8.7337	6.1796	4.5616	3.5026	2.2873	1.6607	1.2964	1.0609	0.8950	0.7702	0.6717
August 15, 2012	11.5591	8.1842	5.3390	3.6377	2.5993	1.5306	1.0579	0.8141	0.6673	0.5668	0.4915	0.4317
August 15, 2013	11.5591	7.3238	3.9916	2.2140	1.2882	0.5615	0.3515	0.2720	0.2284	0.1976	0.1733	0.1532
August 20, 2014	11.5591	5.7693	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

The exact stock price and effective date may not be set forth on the table, in which case:

•	if the stock price is between two stock price amounts on the table or the effective date is between two dates on the table, the number of additional shares will be determined by straight-line interpolation between the number of additional shares set forth for the higher and lower stock price amounts and the two dates, as applicable, based on a 365-day year,

•	if the stock price is in excess of $60.00 per share (subject to adjustment), no additional shares will be issued upon conversion;

•	if the stock price is less than $15.89 per share (subject to adjustment), no additional shares will be issued upon conversion.

Notwithstanding the foregoing, in no event will the conversion rate exceed 62.9327 per $1,000 principal amount of the Debentures, subject to adjustments in the same manner as the conversion rate.

Our obligation to deliver the additional shares could be considered a penalty, in which case the enforceability of our obligation to deliver additional shares would be subject to general principles of reasonableness of economic remedies.

Optional Redemption

At any time on or after August 20, 2014, we may redeem all or a part of the Debentures at our option at a cash redemption price equal to 100% of the principal amount of the Debentures being redeemed, plus accrued and unpaid interest to, but excluding, the redemption date. However, if the redemption date is after a record date and on or prior to the corresponding interest payment date, the interest will be paid on the redemption date to the holder of record on the record date.

We will give notice of redemption not less than 30 nor more than 60 business days prior to the redemption date to all record holders of Debentures at their addresses set forth in the register of the registrar. This notice will state, among other things:

•	that you have a right to convert the Debentures called for redemption, and the conversion rate then in effect; and

•	the date on which your right to convert the Debentures called for redemption will expire.

If we do not redeem all of the Debentures, the trustee will select the Debentures to be redeemed in principal amounts of $1,000 or integral multiples of $1,000 by lot, pro rata or by another method the trustee considers fair and appropriate. If any Debentures are to be redeemed in part only, we will issue new Debentures in principal amount equal to the unredeemed principal portion thereof. If a portion of your Debentures is selected for partial redemption and you convert a portion of your Debentures, the converted portion will be deemed to be taken from the portion selected for redemption.

Additionally, we will not be required to:

•	issue, register the transfer of, or exchange any Debentures during the period of 15 days before the mailing of the notice of redemption, or

•	register the transfer of or exchange any Debentures so selected for redemption, in whole or in part, except the unredeemed portion of any Debentures being redeemed in part.

If the paying agent holds on the redemption date cash sufficient to pay the redemption price of the Debentures to be redeemed, then, as of the redemption date,

•	those Debentures will cease to be outstanding and interest will cease to accrue, whether or not book-entry transfer of the Debentures has been made or the Debentures have been delivered to the paying agent, as the case may be; and

•	all other rights of the Debenture holders will terminate, other than the right to receive the redemption price upon delivery or transfer of the Debentures.

We may not redeem the Debentures if the principal amount of the Debentures has been accelerated (other than as a result of a failure to pay the relevant redemption price), and such acceleration has not been rescinded, on or prior to the relevant redemption date.

Repurchase at the Option of the Holder

Optional Put

On August 15, 2014, August 15, 2017 and August 15, 2022, you will have the right to require us to repurchase, at the repurchase price described below, all or part of your Debentures for which you have properly delivered and not withdrawn a written repurchase notice. The Debentures submitted for repurchase must be $1,000 in principal amount or whole multiples thereof.

The repurchase price will be payable in cash and will equal 100% of the principal amount of the Debentures being repurchased, plus accrued and unpaid interest to, but excluding, the repurchase date. However, if the repurchase date is after a record date and on or prior to the corresponding interest payment date, the interest will be paid on the repurchase date to the holder of record on the record date.

We may be unable to repurchase your Debentures upon your exercise of your repurchase right. Our ability to repurchase Debentures in cash in the future may be limited by the terms of our then-existing borrowing agreements. Accordingly, we cannot assure you that we would have the financial resources, or would be able to arrange financing, to pay the repurchase price in cash.

We will give notice at least 20 business days prior to each repurchase date to all record holders at their addresses shown in the register of the registrar and to beneficial owners as required by applicable law. This notice will state, among other things, the procedures that you must follow to require us to repurchase your Debentures.

To exercise your repurchase right, you must deliver at any time from 9:00 a.m., New York City time, on the date that is 20 business days prior to the applicable repurchase date to 5:00 p.m., New York City time, on the business day prior to the applicable repurchase date, a written notice to the paying agent of your exercise of your repurchase right (together with the Debentures to be repurchased, if certificated Debentures have been issued). The repurchase notice must state:

•	the certificate numbers of the Debentures to be repurchased, if they are in certificated form;

•	the portion of the principal amount of your Debentures to be repurchased, which must be $1,000 or whole multiples thereof; and

•	that the Debentures are to be repurchased by us pursuant to the applicable provisions of the Debentures and the indenture.

You may withdraw your repurchase notice at any time prior to 5:00 p.m., New York City time, on the business day immediately preceding the applicable repurchase date, by delivering a written notice of withdrawal to the paying agent. If a repurchase notice is given and withdrawn during that period, we will not be obligated to repurchase the Debentures listed in the repurchase notice. The withdrawal notice must state:

•	the certificate numbers of the Debentures to be withdrawn, if they are in certificated form;

•	the principal amount of the withdrawn Debentures; and

•	the principal amount, if any, which remains subject to the repurchase notice, which must be $1,000 or whole multiples thereof.

Payment of the repurchase price for Debentures for which a repurchase notice has been delivered and not withdrawn is conditioned upon book-entry transfer or delivery of the Debentures, together with necessary endorsements, to the paying agent, as the case may be. Payment of the repurchase price for the Debentures will be made on the later of the repurchase date and the time of book-entry transfer or delivery of the Debentures together with necessary endorsements, as the case may be.

If the paying agent holds on the repurchase date cash sufficient to pay the repurchase price of the Debentures that holders have elected to require us to repurchase, then, as of the repurchase date:

•	those Debentures will cease to be outstanding and interest will cease to accrue, whether or not book-entry transfer of the Debentures has been made or the Debentures have been delivered to the paying agent, as the case may be; and

•	all other rights of the Debentures holders will terminate, other than the right to receive the repurchase price upon delivery or transfer of the Debentures.

In connection with any repurchase, we will, to the extent applicable:

•	comply with the provisions of Rule 13e-4 and any other tender offer rules under the Exchange Act that may be applicable at the time of the offer to repurchase the Debentures;

•	file a Schedule TO or any other schedule required in connection with any offer by us to repurchase the Debentures; and

•	comply with all other federal and state securities laws in connection with any offer by us to repurchase the Debentures.

If you hold a beneficial interest in a global Debenture, you must comply with applicable DTC procedures to have your beneficial interest in the Debentures repurchased, or to withdraw a beneficial interest from repurchase.

Fundamental Change Put

If a fundamental change (as defined below) occurs at any time prior to the maturity of the Debentures, you will have the right to require us to repurchase, at the fundamental change repurchase price described below, all or part of your Debentures for which you have properly delivered and not withdrawn a written repurchase notice. The Debentures submitted for repurchase must be $1,000 in principal amount or whole multiples thereof.

The fundamental change repurchase price will be payable in cash and will equal 100% of the principal amount of the Debentures being repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date. However, if the fundamental change repurchase date is after a record date and on or prior to the corresponding interest payment date, the interest will be paid on the fundamental change repurchase date to the holder of record on the record date.

We may be unable to repurchase your Debentures in cash upon a fundamental change. Our ability to repurchase the Debentures with cash in the future may be limited by the terms of our then-existing borrowing agreements. In addition, the occurrence of a fundamental change could cause an event of default under the terms of our then-existing borrowing agreements. We cannot assure you that we would have the financial resources, or would be able to arrange financing, to pay the fundamental change repurchase price in cash.

A “fundamental change” will be deemed to have occurred when any of the following has occurred:

(1) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” or “group” becomes the “beneficial owner” (as these terms are defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of our capital stock that is at the time entitled to vote by the holder thereof in the election of our board of directors (or comparable body); or

(2) the first day on which a majority of the members of our board of directors are not continuing directors; or

(3) the adoption of a plan relating to our liquidation or dissolution; or

(4) the consolidation or merger of us with or into any person (other than a subsidiary of ours), or the sale, lease, transfer, conveyance or other disposition, in one or a series of related transactions, of all or substantially all of our assets and those of our subsidiaries taken as a whole to any “person” (as this term is used in Section 13 (d) (3) of the Exchange Act) (other than to one or more of our subsidiaries), other than:

(a) any transaction:

•	that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of our capital stock; and

•	pursuant to which the holders of 50% or more of the total voting power of all shares of our capital stock entitled to vote generally in elections of directors immediately prior to such transaction have the right to exercise, directly or indirectly, 50% or more of the total voting power of all shares of our capital stock entitled to vote generally in elections of directors of the continuing or surviving person immediately after giving effect to such transaction; or

(b) any merger primarily for the purpose of changing our jurisdiction of incorporation and resulting in a reclassification, conversion or exchange of outstanding shares of common stock solely into shares of common stock of the surviving entity; or

(5) the termination of trading of our common stock, which will be deemed to have occurred if our common stock or other common stock into which the Debentures are convertible is not listed for trading on a U.S. national securities exchange.

However, a fundamental change will be deemed not to have occurred if at least 90% of the consideration in the transaction or transactions (other than cash payments for fractional shares and cash payments made in respect of dissenters’ appraisal rights) which otherwise would constitute a fundamental change under clause (1) or (4) above consists of shares of common stock traded or to be traded immediately following such transaction on a U.S. national securities exchange and, as a result of the transaction or transactions, the Debentures become convertible into such common stock and other applicable consideration, subject to the provisions set forth above under “— Settlement Upon Conversion.”

“Continuing directors” means, as of any date of determination, any member of the board of directors who:

•	was a member of the board of directors on the date of the indenture; or

•	was nominated for election or elected to the board of directors with the approval of a majority of the continuing directors who were members of the board at the time of new director’s nomination or election.

The definition of “fundamental change” includes a phrase relating to the sale, lease, transfer, conveyance or other disposition, in one or a series of related transactions, of all or substantially all of our assets and those of our subsidiaries taken as a whole. Although there is a developing body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of Debentures to require us to repurchase the Debentures as a result of a sale, lease, transfer, conveyance or other disposition of less than all of our assets and those of our subsidiaries taken as a whole to another person or group may be uncertain.

On or before the fifteenth calendar day after the occurrence of a fundamental change, we will provide to all record holders of the Debentures on the date of the fundamental change at their addresses shown in the register of the registrar and to beneficial owners to the extent required by applicable law, a written notice of the occurrence of the fundamental change and the resulting repurchase right. Such notice shall state, among other things, the event causing the fundamental change and the procedures you must follow to require us to repurchase your Debentures.

The fundamental change repurchase date will be a date specified by us in the notice of a fundamental change that is not less than 20 nor more than 35 calendar days after the date of the notice of a fundamental change.

To exercise your repurchase right, you must deliver, prior to 5:00 p.m., New York City time, on the fundamental change repurchase date, a written notice to the paying agent of your exercise of your repurchase right (together with the Debentures to be repurchased, if certificated Debentures have been issued). The repurchase notice must state:

•	the certificate numbers of the Debentures to be repurchased, if they are in certificated form;

•	the portion of the principal amount of the Debentures to be repurchased, which must be $1,000 or whole multiples thereof; and

•	that the Debentures are to be repurchased by us pursuant to the applicable provisions of the Debentures and the indenture.

You may withdraw your fundamental change repurchase notice at any time prior to 5:00 p.m., New York City time, on the business day immediately preceding the fundamental change repurchase date by delivering a written notice of withdrawal to the paying agent. If a fundamental change repurchase notice is given and withdrawn during that period, we will not be obligated to repurchase the Debentures listed in the fundamental change repurchase notice. The withdrawal notice must state:

•	the certificate numbers of the Debentures to be withdrawn, if they are in certificated form;

•	the principal amount of the withdrawn Debentures; and

•	the principal amount, if any, which remains subject to the repurchase notice, which must be $1,000 or whole multiples thereof.

Payment of the repurchase price for Debentures for which a fundamental change repurchase notice has been delivered and not withdrawn is conditioned upon book-entry transfer or delivery of the Debentures, together with necessary endorsements, to the paying agent, as the case may be. Payment of the fundamental change repurchase price for the Debentures will be made promptly following the later of the fundamental change repurchase date and the time of book-entry transfer or delivery of the Debentures, together with necessary endorsements, as the case may be.

If the paying agent holds on the fundamental change repurchase date cash sufficient to pay the fundamental change repurchase price of the Debentures that holders have elected to require us to repurchase, then, as of the fundamental change repurchase date:

•	the Debentures will cease to be outstanding and interest will cease to accrue, whether or not book-entry transfer of the Debentures has been made or the Debentures have been delivered to the paying agent, as the case may be; and

•	all other rights of the holders of Debentures will terminate, other than the right to receive the fundamental change repurchase price upon delivery or transfer of the Debentures.

In connection with any repurchase, we will, to the extent applicable:

•	comply with the provisions of Rule 13e-4 and any other tender offer rules under the Exchange Act that may be applicable at the time of the offer to repurchase the Debentures;

•	file a Schedule TO or any other schedule required in connection with any offer by us to repurchase the Debentures; and

•	comply with all other federal and state securities laws in connection with any offer by us to repurchase the Debentures.

This fundamental change repurchase right could discourage a potential acquirer of Nuance. However, this fundamental change repurchase feature is not the result of management’s knowledge of any specific effort to obtain control of us by means of a merger, tender offer, solicitation or otherwise, or part of a plan by management to adopt a series of anti-takeover provisions.

Our obligation to repurchase the Debentures upon a fundamental change would not necessarily afford you protection in the event of a highly leveraged or other transaction involving us that may adversely affect holders. We also could, in the future, enter into certain transactions, including certain recapitalizations, that would not constitute a fundamental change but would increase the amount of our (or our subsidiaries’) outstanding debt. The incurrence of significant amounts of additional debt could adversely affect our ability to service our then existing debt, including the Debentures.

If you hold a beneficial interest in a global Debenture, you must comply with applicable DTC procedures to have your beneficial interest in the Debentures repurchased in connection with a fundamental change, or to withdraw a beneficial interest from repurchase.

Consolidation, Merger and Sale of Assets by Nuance

The indenture provides that we may not, in a single transaction or a series of related transactions, consolidate with or merge with or into any other person (other than a subsidiary of ours) or sell, convey, transfer or lease our property and assets substantially as an entirety to another person (other than to one or more of our subsidiaries as an entirety or substantially as an entirety), unless:

•	either (a) we are the continuing corporation or (b) the resulting, surviving or transferee person (if other than us) is a corporation or limited liability company organized and existing under the laws of the United States, any state thereof or the District of Columbia and such person assumes, by a supplemental indenture in a form reasonably satisfactory to the trustee, all of our obligations under the Debentures and the indenture;

•	immediately after giving effect to such transaction, no default or event of default has occurred and is continuing;

•	if as a result of such transaction the Debentures become convertible into common stock or other securities issued by a third party, such third party fully and unconditionally guarantees all obligations of us or such successor under the Debentures and the indenture; and

•	we have delivered to the trustee certain certificates and opinions of counsel if so requested by the trustee.

In the event of any transaction described in and complying with the conditions listed in the immediately preceding paragraph in which Nuance is not the continuing corporation, the successor person formed or remaining shall succeed to, and be substituted for, and may exercise every right and power of, Nuance, and Nuance shall be discharged from its obligations and covenants, under the Debentures and the indenture.

An assumption by any person of Nuance’s obligations under the Debentures and the indenture might be deemed for U.S. federal income tax purposes to be an exchange of the Debentures for new Debentures by the holders thereof, resulting in recognition of gain or loss for such purposes and possibly other adverse tax consequences to the holders. Holders should consult their own tax advisors regarding the tax consequences of such an assumption.

Events of Default; Notice and Waiver

The following are events of default under the indenture:

•	we fail to pay any interest on the Debentures when due and such failure continues for a period of 30 calendar days;

•	we fail to pay principal of the Debentures when due at maturity, or we fail to pay the redemption price or repurchase price in respect of any Debentures when due;

•	we fail to deliver cash and, if applicable, shares of our common stock (including any additional shares), upon the conversion of any Debentures and such failure continues for five business days following the scheduled settlement date for such conversion;

•	we fail to provide notice of a fundamental change on a timely basis as required in the indenture;

•	we fail to perform or observe any other term, covenant or agreement in the Debentures or the indenture for a period of 60 calendar days after written notice of such failure is given to us by the trustee or to us and the trustee by the holders of at least 25% in aggregate principal amount of the Debentures then outstanding, in accordance with the indenture;

•	a failure to pay when due (whether at stated maturity or otherwise) by Nuance or any of our “significant subsidiaries” (which term shall have the meaning specified in Rule l-02(w) of Regulation S-X), after the expiration of any applicable grace period, of principal of or interest on indebtedness for borrowed money, where the amount of such unpaid principal and/or interest is in an aggregate amount in excess of $35 million or more (or a foreign currency equivalent), or a default that results in the acceleration of maturity, of any indebtedness for borrowed money of Nuance or any of our “significant subsidiaries” (which term shall have the meaning specified in Rule l-02(w) of Regulation S-X) in an aggregate amount in excess of $35 million (or its foreign currency equivalent), in each case if such indebtedness is not discharged and such acceleration is not rescinded, stayed or annulled, within a period of 30 calendar days after written notice of such failure is given to us by the trustee or to us and the trustee by the holders of at least 25% in aggregate principal amount of the Debentures then outstanding;

•	a final judgment for the payment of $35 million or more (excluding any amounts covered by insurance or subject to a binding indemnity from a financially responsible third party with resources sufficient to pay such indemnity obligation when due) rendered against Nuance or any significant subsidiary, which judgment is not discharged or stayed within 90 days after (i) the date on which the right to appeal thereof has expired if no such appeal has commenced, or (ii) the date on which all rights to appeal have been extinguished; or

•	certain events involving our bankruptcy, insolvency or reorganization or the bankruptcy, insolvency or reorganization of any of our “significant subsidiaries” (which term shall have the meaning specified in Rule l-02(w) of Regulation S-X).

We are required to notify the trustee promptly upon becoming aware of the occurrence of any default under the indenture known to us. The trustee is then required within 90 calendar days of becoming aware of the occurrence of any default to give to the registered holders of the Debentures notice of all uncured defaults known to it. However, the trustee may withhold notice to the holders of the Debentures of any default, except defaults in payment of principal or interest on the Debentures, if the trustee, in good faith, determines that the withholding of such notice is in the interests of the holders. We are also required to deliver to the trustee, on or before a date not more than 120 calendar days after the end of each fiscal year, a written statement as to compliance with the indenture, including whether or not any default has occurred and is continuing.

If an event of default specified in the last bullet point listed above occurs and continues with respect to us, the principal amount of the Debentures and accrued and unpaid interest on the outstanding Debentures will automatically become due and payable. If any other event of default occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding Debentures may declare the principal amount of the Debentures and accrued and unpaid interest on the outstanding Debentures to be due and payable. Thereupon, the trustee may, in its discretion, proceed to protect and enforce the rights of the holders of the Debentures by appropriate judicial proceedings.

After a declaration of acceleration, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in aggregate principal amount of the Debentures outstanding, by written notice to us and the trustee, may rescind and annul such declaration if:

•	we have paid (or deposited with the trustee a sum sufficient to pay) (1) all overdue interest on all Debentures; (2) the principal amount of any Debentures that have become due otherwise than by such declaration of acceleration; (3) to the extent that payment of such interest is lawful, interest upon overdue interest; and (4) all sums paid or advanced by the trustee under the indenture and the reasonable compensation, expenses, disbursements and advances of the trustee, its agents and counsel; and

•	all events of default, other than the non-payment of the principal amount and any accrued and unpaid interest that have become due solely by such declaration of acceleration, have been cured or waived.

The holders of a majority in aggregate principal amount of the outstanding Debentures have the right to direct the time, method and place of any proceedings for any remedy available to the trustee, subject to limitations specified in the indenture.

No holder of the Debentures may pursue any remedy under the indenture, except in the case of a default in the payment of principal or interest on the Debentures, unless:

•	the holder has given the trustee written notice of a continuing event of default;

•	the holders of at least 25% in aggregate principal amount of the outstanding Debentures make a written request to the trustee to pursue the remedy, and offer reasonable security or indemnity against any costs, liability and expense of the trustee;

•	the trustee fails to comply with the request within 60 calendar days after receipt of the request and offer of indemnity; and

•	the trustee does not receive an inconsistent direction from the holders of a majority in aggregate principal amount of the outstanding Debentures.

Notwithstanding the foregoing, the indenture provides that, if we so elect, the sole remedy for an event of default relating to the failure to comply with the reporting and information delivery obligations in the indenture and/or for any failure to comply with the requirements of Section 314(a) (1) of the Trust Indenture Act (which also relate to the provision of reports) will, for the 365 days after the occurrence of such an event of default, consist exclusively of the right to receive additional interest on the Debentures at an annual rate equal to 1.00% of the principal amount of the Debentures then outstanding. If we do not elect to pay the additional interest upon an event of default in accordance with this paragraph, the Debentures will be subject to acceleration as provided above. The additional interest will accrue on all outstanding Debentures from and including the date on which an event of default relating to a failure to comply with the reporting and information delivery obligations in the indenture and/or the requirements of Section 314(a) (1) of the Trust Indenture Act first occurs to, but not including, the 365th day thereafter (or such earlier date on which the event of default relating to such failure shall have been cured or waived) and will be payable in the same manner as additional interest accruing as a result of a registration default. On such 365th day (or earlier, if the event of default relating to such failure is cured or waived prior to such 365th day), such additional interest will cease to accrue and the Debentures will be subject to acceleration as provided above if the event of default is continuing. In no event will such additional interest accrue at a rate in excess of 1.00% per annum pursuant to the indenture and the registration rights agreement, regardless of the number of events or circumstances giving rise to the requirement to pay such additional interest. The provisions of the indenture described in this paragraph do not affect the rights of holders of Debentures in the event of the occurrence of any other event of default.

Waiver

The holders of a majority in aggregate principal amount of the Debentures outstanding may, on behalf of the holders of all the Debentures, waive any past default or event of default under the indenture and its consequences, except:

•	our failure to pay principal of or interest on any Debentures when due;

•	our failure to convert any Debentures into cash and, if applicable, shares of common stock as required by the indenture;

•	our failure to pay the redemption price on the redemption date in connection with a redemption by us or the repurchase price on the repurchase date in connection with a holder exercising its repurchase rights; or

•	our failure to comply with any of the provisions of the indenture that would require the consent of the holder of each outstanding Debentures affected.

Modification

Changes Requiring Approval of Each Affected Holder

The indenture (including the terms and conditions of the Debentures) may not be modified or amended without the written consent or the affirmative vote of the holder of each Debenture affected by such change to:

•	extend the maturity of any Debentures;

•	reduce the rate or extend the time for payment of interest on any Debentures;

•	reduce the principal amount of any Debentures;

•	reduce any amount payable upon redemption or repurchase of any Debentures;

•	impair the right of a holder to institute suit for payment of any Debentures;

•	change the currency in which any Debentures is payable;

•	change the redemption provisions in a manner adverse to the holders;

•	change our obligation to repurchase any Debentures at the option of the holder in a manner adverse to the holders;

•	change our obligation to repurchase any Debentures upon a fundamental change in a manner adverse to the holders;

•	except as required by the indenture, adversely affect the right of a holder to convert any Debentures into cash and, if applicable, shares of our common stock or reduce the number of shares of our common stock or any other property, including cash, receivable upon conversion pursuant to the terms of the indenture;

•	subject to specified exceptions, modify certain provisions of the indenture relating to modification of the indenture or waiver under the indenture; or

•	reduce the percentage of the Debentures required for consent to any modification of the indenture that does not require the consent of each affected holder.

Changes Requiring Majority Approval

The indenture (including the terms and conditions of the Debentures) may be modified or amended, except as described above, with the written consent or affirmative vote of the holders of a majority in aggregate principal amount of the Debentures then outstanding.

Changes Requiring No Approval

The indenture (including the terms and conditions of the Debentures) may be modified or amended by us and the trustee, without the consent of the holder of any Debentures, to, among other things:

•	provide for conversion rights of holders of the Debentures and our repurchase obligations in connection with a fundamental change in the event of any reclassification of our common stock, merger or consolidation, or sale, conveyance, transfer or lease of our property and assets substantially as an entirety;

•	secure the Debentures, including provisions regarding the circumstances under which collateral may be released or substituted;

•	evidence the succession of another Person to us or successive successions, and provide for the assumption of our obligations to the holders of the Debentures in the event of a merger or consolidation, or sale, conveyance, transfer or lease of our property and assets substantially as an entirety;

•	surrender any right or power conferred upon us;

•	to add to our covenants for the benefit of the holders of the Debentures;

•	cure any ambiguity or correct or supplement any inconsistent or otherwise defective provision contained in the indenture; provided that such modification or amendment does not adversely affect the interests of the holders of the Debentures in any material respect; provided, further, that any amendment made solely to conform the provisions of the indenture to the description of the Debentures contained in this prospectus supplement will not be deemed to adversely affect the interests of the holders of the Debentures;

•	make any provision with respect to matters or questions arising under the indenture that we may deem necessary or desirable and that shall not be inconsistent with provisions of the indenture; provided that such change or modification does not, in the good faith opinion of our board of directors, adversely affect the interests of the holders of the Debentures in any material respect;

•	increase the conversion rate in accordance with the indenture;

•	comply with the requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act;

•	add or provide for the guarantees of obligations under the Debentures or additional obligors on the Debentures;

•	make any changes or modifications necessary in connection with the registration of the Debentures under the Securities Act as contemplated in the registration rights agreement; provided that such change or modification does not adversely affect the interests of the holders of the Debentures in any material respect; and

•	provide for a successor trustee.

Other

The consent of the holders of Debentures is not necessary under the indenture to approve the particular form of any proposed modification or amendment. It is sufficient if such consent approves the substance of the proposed modification or amendment. After a modification or amendment under the indenture becomes effective, we are required to mail to the holders a notice briefly describing such modification or amendment. However, the failure to give such notice to all the holders, or any defect in the notice, will not impair or affect the validity of the modification or amendment.

Debentures Not Entitled to Consent

Any Debentures held by us or by any person directly or indirectly controlling or controlled by or under direct or indirect common control with us shall be disregarded (from both the numerator and the denominator) for purposes of determining whether the holders of the requisite aggregate principal amount of the outstanding Debentures have consented to a modification, amendment or waiver of the terms of the indenture.

Reports

The indenture provides that any documents or reports that we are required to file with the SEC pursuant to Section 13 or 15 (d) of the Exchange Act will be filed with the trustee within 15 days after the same are required to be filed with the SEC. Documents filed by us with the SEC via the EDGAR system will be deemed filed with the trustee as of the time of such documents are filed via EDGAR.

Repurchase and Cancellation

We may, to the extent permitted by law, repurchase any Debentures in the open market or by tender offer at any price or by private agreement. Any Debentures repurchased by us may, at our option, be surrendered to the trustee for cancellation, but may not be reissued or resold by us. Any Debentures surrendered for cancellation may not be reissued or resold and will be promptly cancelled.

Information Concerning the Trustee and Common Stock Transfer Agent and Registrar

We have appointed U.S. Bank National Association, the trustee under the indenture, as paying agent, conversion agent, Debentures registrar and custodian for the Debentures. The trustee or its affiliates may also provide other services to us in the ordinary course of their business. The indenture contains certain limitations on the rights of the trustee, if it or any of its affiliates is then our creditor, to obtain payment of claims in certain cases or to realize on certain property received on any claim as security or otherwise. The trustee and its affiliates will be permitted to engage in other transactions with us. However, if the trustee or any affiliate continues to have any conflicting interest and a default occurs with respect to the Debentures, the trustee must eliminate such conflict or resign.

U.S. Stock Transfer Corporation is the transfer agent and registrar for our common stock.

Governing Law

The Debentures and the indenture are governed by, and construed in accordance with, the laws of the State of New York.

Satisfaction and Discharge

We may satisfy and discharge our obligations under the indenture at any time after all outstanding Debentures have become due and payable and any pending conversions have been completed (including delivery of all cash and shares, if any, deliverable pursuant to such conversions) by delivering to the trustee for cancellation all outstanding Debentures or by depositing with the trustee or the paying agent cash sufficient to pay all of the outstanding Debentures, and paying all other sums payable under the indenture by us.

Calculations in Respect of the Debentures

Except as otherwise provided herein, we will be responsible for making all calculations called for under the Debentures. These calculations include, but are not limited to, determinations of the sale price of our common stock, accrued interest payable on the Debentures and the conversion rate and conversion price. We or our agents will make all these calculations in good faith and, absent manifest error, such calculations will be final and binding on holders of the Debentures. We will provide a schedule of these calculations to each of the trustee and the conversion agent, and each of the trustee and conversion agent is entitled to rely upon the accuracy of our calculations without independent verification. The trustee will forward these calculations to any holder of the Debentures upon the request of that holder.

Form, Denomination and Registration

The Debentures were issued:

•	in fully registered form;

•	without interest coupons; and

•	in denominations of $1,000 principal amount and integral multiples of $1,000.

Global Debentures, Book-Entry Form

The Debentures are evidenced by one global Debenture. We deposited the global Debenture with the trustee as custodian for DTC and registered the global Debenture in the name of Cede & Co. as DTC’s nominee. Except as set forth below, the global Debenture may be transferred, in whole or in part, only to another nominee of DTC or to a successor of DTC or its nominee.

Beneficial interests in the global Debenture may be held through organizations that are participants in DTC (called “participants”). Transfers between participants will be effected and settled in accordance with DTC rules and procedures. The laws of some states require that certain persons take physical delivery of securities in definitive form. As a result, the ability to transfer beneficial interests in the global Debenture to such persons may be limited.

Beneficial interests in a global Debenture held by DTC may be held only through participants, or certain banks, brokers, dealers, trust companies and other parties that clear through or maintain a custodial relationship with a participant, either directly or indirectly (called “indirect participants”). So long as Cede & Co., as the nominee of DTC, is the registered owner of the global Debenture, Cede & Co. for all purposes will be considered the sole holder of such global Debenture. Except as provided below, owners of beneficial interests in the global Debenture will not:

•	be entitled to have certificates registered in their names;

•	receive physical delivery of certificates in definitive registered form; and

•	be considered holders of the global Debenture.

We will pay principal of, premium, if any, and interest on, and the redemption price and the repurchase price of, the global Debenture to Cede & Co., as the registered owner of the global Debenture, by wire transfer of immediately available funds on the maturity date, each interest payment date or the redemption or repurchase date, as the case may be. Neither we, the trustee nor any paying agent will be responsible or liable:

•	for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in a global Debenture; or

•	for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

DTC has advised us that it will take any action permitted to be taken by a holder of the Debentures, including the presentation of the Debentures for conversion, only at the direction of one or more participants to whose account with DTC interests in the global Debenture are credited, and only in respect of the principal amount of the Debentures represented by the global Debenture as to which the participant or participants has or have given such direction.

DTC has advised us that it is:

•	a limited purpose trust company organized under the laws of the State of New York, and a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the Uniform Commercial Code; and

•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes to the accounts of its participants. Participants include securities brokers, dealers, banks, trust companies and clearing corporations and other organizations. Some of the participants or their representatives, together with other entities, own DTC. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

DTC has agreed to the foregoing procedures to facilitate transfers of interests in the global Debenture among participants. However, DTC is under no obligation to perform or continue to perform these procedures, and may discontinue these procedures at any time. We will issue the Debentures in definitive certificated form if DTC notifies us that it is unwilling or unable to continue as depositary or DTC ceases to be a clearing agency registered under the U.S. Securities Exchange Act of 1934, as amended and a successor depositary is not appointed by us within 90 days. In addition, beneficial interests in the global Debenture may be exchanged for definitive certificated Debentures upon request by or on behalf of DTC in accordance with customary procedures following the request of a beneficial owner if an event of default under the indenture has occurred and is continuing. The indenture permits us to determine at any time and in our sole discretion that Debentures shall no longer be represented by a global Debenture. DTC has advised us that, under its current practices, it would notify its participants of our request, but will only withdraw beneficial interests from the global note at the request of each DTC participant. We would issue definitive certificates in exchange for any such beneficial interests withdrawn.

Neither we, the trustee, registrar, paying agent nor conversion agent have any responsibility or liability for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Registration Rights

In connection with the closing of the offering of the Debentures, on August 13, 2007, we entered into a resale registration rights agreement with the initial purchasers of the Debentures for the benefit of the holders of the Debentures. This prospectus supplement is part of a shelf registration statement under the Securities Act to register the resales of the Debentures and the shares of common stock issuable upon conversion of the Debentures. Pursuant to the registration rights agreement, we agreed, at our expense:

•	unless we designate an effective shelf registration statement, use commercially reasonable efforts to cause a shelf registration statement on such form as we deem appropriate (which shall be an automatic shelf registration statement if we qualify to use automatic shelf registration statements at the time of filing), in each case covering resales by holders of the Debentures and the common stock issuable upon conversion of the Debentures, to become effective as promptly as is reasonably practicable after filing the shelf registration statement, but in no event later than 180 days after the date of original issuance of any of the Debentures; and

•	use commercially reasonable efforts to keep the registration statement effective until the earliest of:

(1) two years after the last date of the original issuance of any of the Debentures;

(2) the sale under the shelf registration statement of all of the Debentures and any shares of common stock issued on conversion of the Debentures;

(3) the expiration of the holding period applicable to the Debentures and any shares of common stock issuable on their conversion held by persons that are not our affiliates under Rule 144(k) of the Securities Act, or any successor provision; or

(4) the date on which the Debentures and shares of common stock issuable upon conversion of the Debentures cease to be outstanding.

We mailed a notice of the registration statement and selling securityholder election and questionnaire (the “questionnaire”), in substantially the form attached as Annex A to the offering memorandum relating to the original issuance of the Debentures, to each holder to obtain certain information regarding the holder for inclusion in the registration statement and the related prospectus. Holders are required to complete and deliver the questionnaire at least five business days prior to the effectiveness of the registration statement so that they may be named as selling securityholders in the related prospectus at the time of effectiveness of the registration statement. Holders who have not delivered a questionnaire prior to the effectiveness of the shelf registration statement may receive a questionnaire from us upon request. Upon receipt of such a completed questionnaire from a holder following the effectiveness of the shelf registration statement, we will, within 20 business days, file such amendments to the shelf registration statement or supplements to a related prospectus as are necessary to permit such holder to be named as a selling securityholder in the prospectus; provided, however, that if a post-effective amendment to the shelf registration statement is required, we will not be obligated to file more than one such amendment for all such holders during one fiscal quarter unless the principal amount of the Debentures to be included in such amendment is more than $10 million.

In the registration rights agreement, we agreed that when we file the shelf registration statement, we would:

•	provide upon request to each holder for whom the shelf registration statement was filed copies of the prospectus that is a part of the shelf registration statement;

•	notify each such holder when the shelf registration statement has become effective;

•	notify each such holder of the commencement of any suspension period; and

•	take certain other actions as are required by the registration rights agreement to permit unrestricted resales of the Debentures and the common stock issuable upon conversion of the Debentures.

Each holder who sells securities pursuant to the shelf registration statement generally will be:

•	required to be named as a selling securityholder in the related prospectus;

•	required to deliver a prospectus to each purchaser,

•	subject to certain of the civil liability provisions under the Securities Act in connection with the holder’s sales; and

•	bound by the provisions of the registration rights agreement that are applicable to the holder (including certain indemnification rights and obligations).

We may suspend the effectiveness of the shelf registration statement or the use of the prospectus that is part of the shelf registration statement during specified periods under certain circumstances relating to pending corporate developments, public filings with the SEC and similar events. Any suspension period may not exceed an aggregate of:

•	45 days in any 90-day period; or

•	90 days in any 360-day period.

However, in the event that our suspension of effectiveness of the shelf registration statement as described above relates to our determination in good faith that the disclosure of a previously undisclosed proposed or pending material business transaction would be reasonably likely to impede our ability to consummate such transaction, we may extend the suspension period from 45 days to 60 days in any 90-day period. We need not specify the nature of the event giving rise to a suspension in any notice to holders of the Debentures of the existence of such a suspension. Each holder, by its acceptance of the Debentures, agrees to hold any communication by us in confidence.

If,

•	we have not designated an effective shelf registration statement and we are not qualified to use an automatic shelf registration statement when the shelf registration statement is filed, the shelf registration statement has not been declared effective prior to or on the 180th day after the original issuance of any of the Debentures (the “effectiveness target date”); or

•	at any time after the shelf registration statement becomes effective, the shelf registration statement ceases to be effective or fails to be usable and (1) we do not cure the registration statement within five business days by a post-effective amendment or a report filed pursuant to the Exchange Act or (2) if applicable, we do not terminate the suspension period, described above, by the 45th or 60th day, as the case may be, or the suspension periods exceed an aggregate of 90 days in any 360-day period (each, a “registration default”), then additional interest will accrue on the Debentures, from and including the day following the registration default to but excluding the day on which the registration default has been cured. Additional interest, if any, will be paid semiannually in arrears, in cash, on each February 15 and August 15, and will accrue at a rate per year equal to:

•	0.25% of the principal amount of a Debenture to and including the 90th day following such registration default; and

•	0.50% of the principal amount of a Debenture from and after the 91st day following such registration default.

In no event will additional interest accrue on the Debentures (i) pursuant to the registration rights agreement at an annual rate exceeding 0.50% and (ii) pursuant to the indenture and the registration rights agreement, collectively, at an annual rate exceeding 1.00%. We will have no other liabilities for monetary damages with respect to any registration default. Once you convert your Debentures, you will cease to be entitled to receive any additional interest, but you will receive on the next payment date additional interest accrued through the date of conversion.

In addition, in no event will additional interest be payable in connection with a registration default relating to a failure to register the common stock deliverable upon a conversion of the Debentures.

DESCRIPTION OF CAPITAL STOCK

Our certificate of incorporation authorizes us to issue 560,000,000 shares of common stock, $0.001 par value, and 40,000,000 shares of preferred stock, $0.001 par value.

Common Stock

As of December 31, 2007, there were 208,225,357 shares of our common stock outstanding, excluding 3,189,737 shares of common stock issued and held by us in treasury.

The holders of our common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. Subject to preferences that may be applicable to any outstanding preferred stock, the holders of our common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the board of directors out of funds legally available therefore. In the event of a liquidation, dissolution or winding up of the Company, the holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior rights of preferred stock, if any, then outstanding. Our common stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions available to our common stock. The rights, preferences, and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of holders of shares of our preferred stock, as discussed below.

Preferred Stock

Our certificate of incorporation authorizes us to issue up to 40,000,000 shares of preferred stock, par value $0.001 per share. We have designated 100,000 shares as Series A participating preferred stock and 15,000,000 shares as Series B preferred stock. The Series B preferred stock is convertible into shares of common stock on a one-for-one basis. The Series B preferred stock has a liquidation preference of $1.30 per share plus all declared but unpaid dividends. The holders of Series B preferred stock are entitled to non-cumulative dividends at the rate of $0.05 per annum per share, payable when, and if declared by the board of directors. To date, no dividends have been declared by the board of directors. Holders of Series B preferred stock have no voting rights, except those rights provided under Delaware law. We have reserved 3,562,238 shares of our common stock for issuance upon conversion of the Series B preferred stock. The undesignated shares of preferred stock will have rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, as shall be determined by our board of directors upon issuance of the preferred stock.

Our right to issue shares of preferred stock may have the effect of delaying, deferring or preventing a change in control of the Company without further action by the stockholders. Additionally, the issuance of preferred stock may adversely affect the rights of the holders of common stock as follows:

•	Dividends. Our preferred stock is entitled to receive dividends out of any legally available assets, when and if declared by our board of directors and prior and in preference to any declaration or payment of any dividend on the common stock. In addition, after the first issuance of the Series A participating preferred stock, we cannot declare a dividend or make any distribution on the common stock unless we concurrently declare a dividend on such Series A participating preferred stock. Moreover, we cannot pay dividends or make any distribution on the common stock as long as dividends payable to the Series A participating preferred stock are in arrears. With respect to the Series B preferred stock, we cannot declare a dividend or make any distribution on the common stock unless full dividends on the Series B preferred stock have been paid or declared and the sum sufficient for the payment set apart.

•	Voting Rights. Each share of Series A participating preferred stock entitles its holder to 1,000 votes on all matters submitted to a vote of our stockholders. In addition, the Series A participating preferred stock and the common stock holders vote together as one class on all matters submitted to a vote of our stockholders. The holders of Series B preferred stock are not entitled to vote on any matter (except as provided in Delaware law in connection with amendments to our certificate of incorporation that, among other things, would alter or change the rights and preferences of the class, in which case each share of Series B preferred stock would be entitled to one vote). However, the Series B preferred stock is convertible into common stock, and as a result, may dilute the voting power of the common stock.

•	Liquidation, Dissolution or Winding Up. The preferred stock is entitled to certain liquidation preferences upon the occurrence of a liquidation, dissolution or winding up of the Company. If there are insufficient assets or funds to permit this preferential amount, then our entire assets and all of our funds legally available for distribution will be distributed ratably among the preferred stockholders. The remaining assets, if any, will be distributed to the common stockholders on a pro rata basis.

•	Preemptive Rights. Our Series A participating preferred stock and Series B preferred stock do not have any preemptive rights.

Options and Warrants

As of September 30, 2007, 25,108,105 shares of our common stock were reserved for issuance upon exercise of outstanding restricted stock units and options to purchase shares of our common stock and 4,707,232 shares of our common stock remain available for future issuance pursuant to our equity compensation plans. As of September 30, 2007, there were warrants outstanding to purchase an aggregate of 7,840,918 shares of our common stock at a weighted average exercise price of $4.63 per share. Conversion of any or all of these options or warrants into shares of our common stock will result in dilution to other holders of our common stock.

Anti-Takeover Provisions

Certain provisions of Delaware law and our certificate of incorporation and bylaws could make the acquisition of the Company by means of a tender offer, or the acquisition of control of the Company by means of a proxy contest or otherwise more difficult. These provisions, summarized below, are intended to discourage certain types of coercive takeover practices and inadequate takeover bids, and are designed to encourage persons seeking to acquire control of us to negotiate with our board of directors. We believe that the benefits of increased protection against an unfriendly or unsolicited proposal to acquire or restructure the Company outweigh the disadvantages of discouraging such proposals. Among other things, negotiation of such proposals could result in an improvement of their terms.

Delaware Anti-Takeover Law.  We are subject to Section 203 of the Delaware General Corporation Law, an anti-takeover law. In general, Section 203 prohibits a publicly-held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the date the person became an interested stockholder, unless the “business combination” or the transaction in which the person became an interested stockholder is approved by our board of directors in a prescribed manner. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own, 15% or more of a corporation’s voting stock. The existence of this provision may have an anti-takeover effect with respect to transactions not approved in advance by the board of directors, including discouraging attempts that might result in a premium over the market price for the shares of common stock held by stockholders.

Other Provisions in our certificate of incorporation and bylaws.  Our certificate of incorporation and bylaws provide other mechanisms that may help to delay, defer or prevent a change in control. For example, our certificate of incorporation provides that stockholders may not take action by written consent without a meeting, but must take any action at a duly called annual or special meeting. This provision makes it more difficult for stockholders to take actions opposed by our board of directors.

Our certificate of incorporation does not provide for cumulative voting in the election of directors. Cumulative voting provides for a minority stockholder to vote a portion or all of its shares for one or more candidates for seats on the board of directors. Without cumulative voting, a minority stockholder will not be able to gain as many seats on our board of directors based on the number of shares of our stock that such stockholder holds than if cumulative voting were permitted. The elimination of cumulative voting makes it more difficult for a minority stockholder to gain a seat on our board of directors to influence the board of directors’ decision regarding a takeover.

Under our certificate of incorporation, 24,900,000 shares of preferred stock remain undesignated. The authorization of undesignated preferred stock makes it possible for the board of directors, without stockholder approval, to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to obtain control of the Company.

Our bylaws contain advance notice procedures that apply to stockholder proposals and the nomination of candidates for election as directors by stockholders other than nominations made pursuant to the notice given by us with respect to such meetings or nominations made by or at the direction of the board of directors.

Lastly, our bylaws eliminate the right of stockholders to act by written consent without a meeting.

These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of the Company.

Transfer Agent and Registrar

Our transfer agent and registrar for common stock is Computershare.

SELLING SECURITYHOLDERS

We originally issued and sold the Debentures to the initial purchasers in a private placement transaction exempt from the registration requirements of the Securities Act. The Debentures were resold by the initial purchasers in transactions exempt from registration pursuant to Rule 144A under the Securities Act to persons reasonably believed by the initial purchasers to be qualified institutional buyers as defined by Rule 144A under the Securities Act. Selling securityholders, including their transferees, pledgees or donees or their successors, may from time to time offer and sell pursuant to this prospectus supplement any or all of the Debentures and shares of common stock into which the Debentures are convertible.

The following table sets forth information, as of February 8, 2008, with respect to the selling securityholders and the principal amount of Debentures and shares of common stock issuable upon conversion of the Debentures beneficially owned by each selling securityholder that may be offered pursuant to this prospectus supplement. The information is based on information provided by or on behalf of the selling securityholders. We have not sought to verify such information. The table only reflects information regarding selling securityholder who have provided us with such information. The selling securityholders may offer all, some or none of the Debentures or the common stock into which the Debentures are convertible. Because the selling securityholders may offer all or some portion of the Debentures or the common stock, we cannot estimate the amount of the Debentures or the common stock that will be held by the selling securityholders upon termination of any of these sales. In addition, the selling securityholders identified below may have sold, transferred or otherwise disposed of all or a portion of their Debentures since the date on which they provided the information regarding their Debentures in transactions exempt from the registration requirements of the Securities Act.

The number of shares of common stock issuable upon conversion of the Debentures shown in the table below assumes conversion of the full amount of Debentures held by each selling securityholder at the initial conversion rate of 51.3736 shares of common stock per $1,000 principal amount of Debentures and a cash payment in lieu of any fractional shares. This conversion rate is subject to adjustment in certain events. Accordingly, the number of conversion shares may increase or decrease from time to time. Information concerning other selling securityholders will be set forth in prospectus supplements from time to time, if required.

Based upon information provided by the selling securityholders, none of the selling securityholders nor any of their affiliates, officers, directors or principal equity holders has held any positions or office or has had any material relationship with us within the past three years, with the exception of Citigroup Global Markets Inc., which acted as an initial purchaser in the original issuance of the Debentures on August 13, 2007. In the ordinary course of their business, certain of the initial purchasers or their affiliates have from time to time provided, and may in the future provide, investment banking, commercial banking, financial advisory and other services to us and our affiliates.

	Principal			Principal				Number of
	Amount at			Amount of	Number of			Shares of
	Maturity of			Debentures	Shares of			Common
	Debentures			Owned	Common	Percentage of		Stock Owned
	Beneficially	Percentage of		After	Stock That	Common		After
	Owned That	Debentures		Completion of	May Be	Stock		Completion of
Name	May Be Sold	Outstanding		Offering(1)	Sold(2)	Outstanding(3)		Offering(2)(4)

Aristeia International Limited(5)	16,200,000	6.48%		—	832,252		*	—
Aristeia Partners LP(6)	1,200,000		*	—	61,648		*	—
Calamos Global Funds PLC — Calamos U.S. Opportunities Fund(7)	300,000		*	—	15,412		*	—
Citigroup Global Markets Inc.(8)	1,858,000		*	—	95,452		*	—
SilverCreek Limited Partnership(9)	14,000,000	5.60%		—	719,230		*	—
SilverCreek II Limited(9)	4,705,000	1.88%		—	241,712		*	—

*	Less than 1%

(1)	Assumes sale of all Debentures offered hereby, although selling securityholders are not obligated to sell any Debentures.

(2)	Assumes conversion of all of the holder’s Debentures at the initial conversion rate of 51.3736 shares of common stock per $1,000 principal amount of the Debentures, not including fractional shares for which we will pay cash as described under “Description of Debentures — Conversion Rights — Settlement Upon Conversion.” However, this conversion rate will be subject to adjustment as described under the section entitled “Description of the Debentures — Conversion Rights — Conversion Rate Adjustments.” As a result, the amount of common stock issuable upon conversion of the Debentures may increase or decrease in the future.

(3)	Calculated based on Rule 13d-3(d)(1)(i) of the Exchange Act using 208,225,357 shares of common stock outstanding as of December 31, 2007. In calculating this amount, we treated as outstanding the number of shares of common stock issuable upon conversion of all of that particular holder’s Debentures. However, we did not assume the conversion of any other holder’s Debentures.

(4)	Assumes sale of all shares of common stock that may be issued upon conversion, and includes other shares of common stock identified to us by the selling securityholder as owned by it.

(5)	Aristeia Capital LLC is the investment manager for Aristeia International Limited. Aristeia Capital LLC is jointly owned by Kevin Toner, Robert H. Lynch, Jr., Anthony Frascella and William R. Techar.

(6)	Aristeia Advisers LLC is the general partner of Aristeia Partners LP. Aristeia Advisers LLC is jointly owned by Kevin Toner, Robert H. Lynch, Jr., Anthony Frascella and William R. Techar.

(7)	Calamos Advisors LLC is the investment manager of the selling securityholder and Nick Calamos is the natural person with control over Calamos Advisors LLC.

(8)	The selling securityholder acted as joint bookrunner for this issue and is a broker-dealer.

(9)	Louise Morwick, Bryn Joynt and Chris Witkowski have voting power and investment control over these securities.

Information about other selling securityholders, except for any future transferees, pledgees or donees or successors of the selling securityholders named in the table above, will be set forth, if required, in additional prospectus supplements or post-effective amendments. Information about the selling securityholders may change from time-to-time, and we may not be made aware of all changes to the ownership of the Debentures. Any changed information with respect to which we are given notice will be set forth in additional prospectus supplements.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS
This section is a discussion of certain U.S. federal income tax considerations relating to the purchase, ownership and disposition of the Debentures and the common stock into which the Debentures may be converted. This summary does not provide a complete analysis of all potential tax considerations. The information provided below is based on existing U.S. federal income tax authorities, all of which are subject to change or differing interpretations, possibly with retroactive effect. There can be no assurances that the Internal Revenue Service (the “IRS”) will not challenge one or more of the tax consequences described herein, and we have not obtained, nor do we intend to obtain, a ruling from the IRS with respect to the U.S. federal income tax consequences of purchasing, owning or disposing of the Debentures or common stock. The summary generally applies only to beneficial owners of the Debentures that hold the Debentures and common stock as “capital assets” (generally, for investment). This discussion does not purport to deal with all aspects of U.S. federal income taxation that may be relevant to a particular beneficial owner in light of the beneficial owner’s circumstances (for example, persons subject to the alternative minimum tax provisions of the Internal Revenue Code of 1986, as amended (the “Code”), or a U.S. holder (as defined below) whose “functional currency” is not the U.S. dollar). Also, it is not intended to be wholly applicable to all categories of investors, some of which may be subject to special rules (such as dealers in securities or currencies, traders in securities that elect to use a mark-to-market method of accounting, banks, thrifts, regulated investment companies, real estate investment trusts, insurance companies, tax-exempt entities, tax-deferred or other retirement accounts, certain former citizens or residents of the United States, persons holding Debentures or common stock as part of a hedging, conversion or integrated transaction or a straddle, or persons deemed to sell Debentures or common stock under the constructive sale provisions of the Code). Finally, the summary does not describe the effect of the U.S. federal estate and gift tax laws or the effects of any applicable foreign, state or local laws.

INVESTORS CONSIDERING THE PURCHASE OF DEBENTURES SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AND THE CONSEQUENCES OF U.S. FEDERAL ESTATE OR GIFT TAX LAWS, FOREIGN, STATE AND LOCAL LAWS, AND TAX TREATIES.

U.S. Holders

As used herein, the term “U.S. holder” means a beneficial owner of the Debentures or the common stock into which the Debentures may be converted that, for U.S. federal income tax purposes is (1) an individual citizen or resident of the United States, (2) a corporation, or an entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or any state of the United States, including the District of Columbia, (3) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (4) a trust if it (x) is subject to the primary supervision of a U.S. court and the control of one of more U.S. persons or (y) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

A “non-U.S. holder” is a beneficial owner of the Debentures or the common stock into which the Debentures may be converted (other than a partnership or an entity or arrangement treated as a partnership for U.S. federal income tax purposes) that is not a U.S. holder.

If a partnership (including for this purpose an entity or arrangement, domestic or foreign, treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of a Debenture or common stock acquired upon conversion of a Debenture, the tax treatment of a partner in the partnership will depend upon the status of the partner and the activities of the partnership. A beneficial owner of a Debenture or common stock acquired upon conversion of a Debenture that is a partnership, and partners in such partnership, should consult their own tax advisors about the U.S. federal income tax consequences of purchasing, owning and disposing of the Debentures and the common stock into which the Debentures may be converted.

Taxation of Interest

U.S. holders will be required to recognize as ordinary income any stated interest paid or accrued on the Debentures, in accordance with their regular method of tax accounting, subject to the exceptions described under “— Amortizable Bond Premium” below.

In general, if the terms of a debt instrument entitle a holder to receive payments (other than fixed periodic interest) that exceed the issue price of the instrument by more than a de minimis amount, as determined under applicable U.S. Treasury regulations, the holder will be required to include such excess in income as “original issue discount” over the term of the instrument, irrespective of the holder’s regular method of tax accounting. The issue price of the Debentures is the first price at which a substantial amount of the Debentures is sold for money to the public (not including sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers). We believe that the Debentures were not issued with original issue discount for U.S. federal income tax purposes.

Additional interest

We may be required to make payments of additional interest to holders of the Debentures if we do not file, or cause to be declared or keep effective, a registration statement, as described under “Description of the Debentures — Registration Rights” above or, at our option, if we fail to comply with certain reporting and information delivery obligations, as described under “Description of the Debentures — Events of Default; Notice and Waiver.” We believe that there is only a remote possibility that we would be required to pay additional interest, or that if such additional interest were required to be paid, it would be an incidental amount, and therefore we do not intend to treat the Debentures as subject to the special rules governing certain contingent payment debt instruments (which, if applicable, would affect the timing, amount and character of income with respect to a Debenture). Our determination in this regard, while not binding on the IRS, is binding on U.S. holders unless they disclose their contrary position. The remainder of this discussion assumes that our determination in this regard will be respected. If, contrary to expectations, we pay additional interest, such additional interest should be taxable to a U.S. holder as ordinary income at the time it accrues or is paid in accordance with the U.S. holder’s regular method of tax accounting, subject to the exceptions described under “— Amortizable Bond Premium” below. In the event we pay additional interest on the Debentures, U.S. holders should consult their own tax advisors regarding the treatment of such amounts.

Market Discount

If a U.S. holder acquires a Debenture other than in connection with its original issue at a price that is less than its issue price, the amount of such difference is treated as “market discount” for U.S. federal income tax purposes, unless such difference is less than a de minimis amount, as determined under the Code. Under the market discount rules, a U.S. holder is required to treat any gain on the sale, exchange, retirement or other disposition of a Debenture as ordinary income to the extent of the accrued market discount that has not previously been included in income. If a U.S. holder disposes of a Debenture that has accrued market discount in certain nonrecognition transactions in which the U.S. holder receives property the basis of which is determined in whole or in part by reference to the basis of the Debenture, the accrued market discount generally is includible in income at the time of such transaction only to the extent of the gain recognized. To the extent not included in income at the time of the nonrecognition transaction, the accrued market discount attaches to the property received and is recognized as ordinary income upon the disposition of such property. In general, the amount of market discount that has accrued is determined on a ratable basis, by allocating an equal amount of market discount to each day of every accrual period. A U.S. holder may elect, however, to determine the amount of accrued market discount allocable to any accrual period under the constant yield method. Any such election applies on a note-by-note basis and is irrevocable. A U.S. holder also may elect to include market discount in income currently as it accrues. Any such election applies to all debt instruments acquired by the U.S. holder on or after the first day of the first taxable year to which the election applies, and is irrevocable without the consent of the IRS. If such an election is made, the U.S. Holder’s tax basis in the Debentures will be increased by the amount of market discount included in income. Unless a U.S. holder elects to include market discount in income as it accrues, such U.S. holder may not be allowed to deduct on a current basis a portion of the interest expense on any indebtedness incurred or continued to purchase or carry Debentures with market discount.

Amortizable Bond Premium

If a U.S. Holder purchases a Debenture at a price that exceeds the principal amount of the Debenture, the amount of such excess is referred to as “bond premium” for U.S. federal income tax purposes. The U.S. Holder may elect to amortize the bond premium against interest payable on the Debenture, except to the extent that the bond premium is attributable to the conversion feature of the Debenture. In addition, any bond premium in excess of the interest payable on the Debenture may be deductible over the term of the Debenture. If a U.S. holder elects to amortize bond premium, the amount of bond premium allocable to each period will be based on a constant yield to maturity over the period the Debenture is held. The amortized bond premium would reduce the U.S. holder’s tax basis in the Debenture. Any such election applies to all fully taxable bonds held by the U.S. holder at the beginning of the first taxable year to which the election applies, and all fully taxable bonds acquired thereafter, and is irrevocable without the consent of the IRS. If the election is not made, a U.S. holder must include the full amount of each interest payment in income as it accrues or is paid, and premium will not be taken into account until principal payments are received on the Debenture or the Debenture is sold or otherwise disposed of.

Sale, Exchange, Redemption or Other Taxable Disposition of Debentures

Subject to the market discount rules described above, a U.S. holder generally will recognize capital gain or loss if the holder disposes of a Debenture in a sale, exchange, redemption or other taxable disposition (other than conversion of a Debenture into cash and shares of our common stock, the U.S. federal income tax consequences of which are described under “— U.S. Holders — Conversion of Debentures” below). The U.S. holder’s gain or loss will equal the difference between the proceeds received by the holder (other than amounts attributable to accrued but unpaid interest) and the holder’s tax basis in the Debenture. The U.S. holder’s tax basis in the Debenture will generally equal the amount the holder paid for the Debenture (increased by the amount of market discount, if any, previously included in income, and decreased by the amount of amortized bond premium, if any). The portion of any proceeds that is attributable to accrued interest will not be taken into account in computing the U.S. holder’s capital gain or loss. Instead, that portion will be recognized as ordinary interest income to the extent that the U.S. holder has not previously included the accrued interest in income, subject to the exceptions described under “— Amortizable Bond Premium” above. Subject to the market discount rules described above, the gain or loss recognized by the U.S. holder on the disposition of the Debenture will be long-term capital gain or loss if the holder held the Debenture for more than one year, or short-term capital gain or loss if the holder held the Debenture for one year or less, at the time of the transaction. Long-term capital gains of non-corporate taxpayers currently are taxed at a maximum 15% federal rate. Short-term capital gains are taxed at ordinary income rates. The deductibility of capital losses is subject to limitations.

Conversion of Debentures

The tax consequences of the conversion of a Debenture into cash and shares of our common stock are not entirely clear. A U.S. holder may be treated as exchanging the Debenture for our common stock and cash in a recapitalization for U.S. federal income tax purposes. In such case, the U.S. holder would not be permitted to recognize loss, but would be required to recognize capital gain. The amount of capital gain recognized by a U.S. holder would equal the lesser of (i) the excess (if any) of (A) the amount of cash received (excluding any cash received in lieu of a fractional share of our common stock and any cash received attributable to accrued and unpaid interest) plus the fair market value of our common stock received (treating a fractional share of our common stock as issued and received for this purpose and excluding any such common stock that is attributable to accrued and unpaid interest) upon conversion over (B) the U.S. holder’s tax basis in the converted Debenture, and (ii) the amount of cash received upon conversion (other than any cash received in lieu of a fractional share of our common stock and any cash received attributable to accrued and unpaid interest). Subject to the discussion under “— U.S. Holders — Constructive Distributions” below regarding the possibility that the adjustment to the conversion rate of a Debenture converted in connection with a fundamental change may be treated as a taxable stock dividend and the market discount rules described above, the gain recognized by a U.S. holder upon conversion of a Debenture will be long-term capital gain if the holder held the Debenture for more than one year, or short-term capital gain if the holder held the Debenture for one year or less, at the time of the conversion. Long-term capital gains of non-corporate taxpayers currently are taxed at a maximum 15% federal rate. Short-term capital gains are taxed at ordinary income rates. The U.S. holder’s tax basis in the common stock received (including any fractional share for which cash is paid, but excluding shares attributable to accrued and unpaid interest) generally would equal the tax basis of the converted Debenture, decreased by the amount of cash received (other than cash in lieu of a fractional share of common stock and any cash attributable to accrued and unpaid interest), and increased by the amount of gain (if any) recognized upon conversion (other than any gain recognized as a result of cash received in lieu of a fractional share of common stock). The U.S. holder’s holding period in the common stock (other than shares attributable to accrued and unpaid interest) would include the holding period in the converted Debenture.

Alternatively, the conversion of a Debenture into cash and shares of our common stock may be treated as in part a payment in redemption for cash of a portion of the Debenture and in part a conversion of a portion of the Debenture into common stock. In such case, a U.S. holder’s aggregate tax basis in the Debenture would be allocated between the portion of the Debenture treated as redeemed and the portion of the Debenture treated as converted into common stock on a pro rata basis. Subject to the market discount rules described above, the U.S. holder generally would recognize capital gain or loss with respect to the portion of the Debenture treated as redeemed equal to the difference between the amount of cash received by the U.S. holder (other than amounts attributable to accrued and unpaid interest) and the U.S. holder’s tax basis in the portion of the Debenture treated as redeemed. See “— U.S. Holders — Sale, Exchange, Redemption or Other Taxable Disposition of Debentures” above. With respect to the portion of the Debenture treated as converted, a U.S. holder generally would not recognize any gain or loss (except with respect to cash received in lieu of a fractional share of common stock and common stock received attributable to accrued and unpaid interest), subject to the discussion under “— U.S. Holders — Constructive Distributions” below regarding the possibility that the adjustment to the conversion rate of a Debenture converted in connection with a fundamental change may be treated as a taxable stock dividend. The tax basis allocated to the portion of the Debenture treated as converted into common stock would be the U.S. holder’s tax basis in the common stock (including any fractional share for which cash is paid, but excluding shares attributable to accrued interest). The U.S. holder’s holding period in the common stock (other than shares attributable to accrued interest) would include the holding period in the converted Debenture.

With respect to cash received in lieu of a fractional share of our common stock, a U.S. holder would be treated as if the fractional share were issued and received and then immediately redeemed for cash. Accordingly, in addition to the gain described in the second preceding paragraph, the U.S. holder generally would recognize gain or loss equal to the difference between the cash received and that portion of the holder’s tax basis in the common stock (determined as discussed above) attributable to the fractional share.

Any cash and the value of any portion of our common stock that is attributable to accrued and unpaid interest on the Debentures not yet included in income by a U.S. holder would be taxed as ordinary income, subject to the exceptions described under “— Amortizable Bond Premium” above. The basis in any shares of common stock attributable to accrued and unpaid interest would equal the fair market value of such shares when received. The holding period in any shares of common stock attributable to accrued and unpaid interest would begin on the day after the date of conversion.

A U.S. holder that converts a Debenture between a record date for an interest payment and the next interest payment date and consequently receives a payment of cash interest, as described in “Description of the Debentures — Conversion Rights,” should consult its own tax advisor concerning the appropriate treatment of such payments.

U.S. holders are urged to consult their own tax advisors with respect to the U.S. federal income tax consequences of converting their Debentures into cash or a combination of cash and our common stock.

In the event that we undergo a business combination as described under “Description of the Debentures — Conversion Rights — Conversions After Reclassification and Business Combinations,” the conversion obligation may be adjusted so that holders would be entitled to convert the Debentures into the type of consideration that they would have been entitled to receive upon such business combination had the Debentures been converted into our common stock immediately prior to such business combination, except that such holders will not be entitled to receive the additional shares resulting from the adjustment described under “Description of the Debentures — Conversion Rights — Adjustment to Conversion Rate Upon a Non-Stock Change of Control” unless such Debentures are converted in connection with the relevant non-stock change of control. Depending on the facts and circumstances at the time of such business combination, such adjustment may result in a deemed exchange of the outstanding debentures, which may be a taxable event for U.S. federal income tax purposes.

U.S. holders are urged to consult their own tax advisors regarding the U.S. federal income tax consequences of such an adjustment upon a business combination.

Distributions

If, after a U.S. holder acquires our common stock upon a conversion of a Debenture, we make a distribution in respect of such common stock from our current or accumulated earnings and profits as determined under U.S. federal income tax principles, the distribution will be treated as a dividend and will be includible in a U.S. holder’s income when paid. If the distribution exceeds our current and accumulated earnings and profits, the excess will be treated first as a tax-free return of the U.S. holder’s investment, up to the U.S. holder’s tax basis in its common stock, and any remaining excess will be treated as capital gain from the sale or exchange of the common stock. If the U.S. holder is a U.S. corporation, it would generally be able to claim a dividends received deduction on a portion of any distribution taxed as a dividend, provided that certain holding period requirements are satisfied. Subject to certain exceptions, dividends received by non-corporate U.S. holders currently are taxed at a 15% federal rate, provided that certain holding period requirements are met.

Constructive Distributions

The terms of the Debentures allow for changes in the conversion rate of the Debentures under certain circumstances. A change in conversion rate that allows holders of Debentures to receive more shares of common stock on conversion may increase such holders’ proportionate interests in our earnings and profits or assets. In that case, the holders of Debentures may be treated as though they received a taxable distribution in the form of our common stock. A taxable constructive stock distribution would result, for example, if the conversion rate is adjusted to compensate holders of Debentures for distributions of cash or property to our stockholders. The adjustment to the conversion rate of Debentures converted in connection with a non-stock change of control, as described under “Description of the Debentures — Conversion Rights — Adjustment to Conversion Rate Upon a Non-Stock Change of Control” above, also may be treated as a taxable stock distribution. Not all changes in the conversion rate that result in holders of Debentures receiving more common stock on conversion, however, increase such holders’ proportionate interests in us. For instance, a change in conversion rate could simply prevent the dilution of the holders’ interests upon a stock split or other change in capital structure. Changes of this type, if made pursuant to bona fide reasonable adjustment formula, are not treated as constructive stock distributions. Conversely, if an event occurs that dilutes the interests of holders of Debentures and the conversion rate is not adjusted, the resulting increase in the proportionate interests of our stockholders could be treated as a taxable stock distribution to the stockholders. In addition, if an event occurs that increases the interests of holders of the Debentures and the conversion rate of the Debentures is not adjusted (or not adequately adjusted), this could be treated as a taxable stock distribution to holders of the Debentures. Any taxable constructive stock distributions resulting from a change to, or failure to change, the conversion rate that is treated as a distribution of common stock would be treated for U.S. federal income tax purposes in the same manner as distributions on our common stock paid in cash or other property.

They would result in a taxable dividend to the recipient to the extent of our current or accumulated earnings and profits (with the recipient’s tax basis in its Debenture or common stock (as the case may be) being increased by the amount of such dividend). U.S. holders should consult their own tax advisors regarding whether any taxable constructive stock dividend would be eligible for the maximum 15% rate or the dividends received deduction described in the previous paragraph as the requisite applicable holding period requirements might not be considered to be satisfied.

Sale, Exchange or Other Disposition of Common Stock

Subject to the market discount rules described above, a U.S. holder generally will recognize capital gain or loss on a sale, exchange or other disposition of common stock. The U.S. holder’s gain or loss will equal the difference between the proceeds received by the holder and the holder’s tax basis in the stock. The proceeds received by the U.S. holder will include the amount of any cash and the fair market value of any other property received for the stock. The gain or loss recognized by a U.S. holder on a sale or exchange of common stock will be long-term capital gain or loss if the holder’s holding period in the common stock is more than one year, or short-term capital gain or loss if the holder’s holding period in the common stock is one year or less, at the time of the transaction. Long-term capital gains of non-corporate taxpayers are currently taxed at a maximum 15% federal rate. Short-term capital gains are taxed at ordinary income rates. The deductibility of capital losses is subject to limitations.

Non-U.S. Holders

The following discussion is limited to the U.S. federal income tax consequences relevant to a non-U.S. holder (as defined above).

Taxation of Interest

Payments of interest to nonresident persons or entities are generally subject to U.S. federal income tax at a rate of 30% (or a reduced or zero rate under the terms of an applicable income tax treaty between the United States and the non-U.S. holder’s country of residence), collected by means of withholding by the payor. Payments of interest on the Debentures to most non-U.S. holders, however, will qualify as “portfolio interest,” and thus will be exempt from U.S. federal income tax, including withholding of such tax, if the non-U.S. holders certify their nonresident status as described below.

The portfolio interest exception will not apply to payments of interest to a non-U.S. holder that:

•	owns, actually or constructively, shares of our stock representing at least 10% of the total combined voting power of all classes of our stock entitled to vote;

•	is a bank that acquired the Debentures in consideration for an extension of credit made pursuant to a loan agreement entered into in the ordinary course of business;

•	is a “controlled foreign corporation” that is related, directly or indirectly, to us through sufficient stock ownership; or

•	is engaged in the conduct of a trade or business in the United States to which such interest payments are effectively connected (and, generally, if an income tax treaty applies, such interest payments are attributable to a U.S. permanent establishment maintained by the non-U.S. holder) (see the discussion under “— Non-U.S. Holders — Income or Gains Effectively Connected with a U.S. Trade or Business” below).

In general, a foreign corporation is a controlled foreign corporation if more than 50% of its stock is owned, actually or constructively, by one or more U.S. persons that each owns, actually or constructively, at least 10% of the corporation’s voting stock.

The portfolio interest exception, entitlement to treaty benefits and several of the special rules for non-U.S. holders described below apply only if the holder certifies its nonresident status. A non-U.S. holder can meet this certification requirement by providing a properly executed IRS Form W-8BEN or appropriate substitute form to us or our paying agent prior to the payment. If the non-U.S. holder holds the Debenture through a financial institution or other agent acting on the holder’s behalf, the holder will be required to provide appropriate documentation to the agent. The non-U.S. holder’s agent will then be required to provide certification to us or our paying agent, either directly or through other intermediaries.

Additional Interest

Absent further relevant guidance from the IRS, we may treat payments of additional interest, if any, to non-U.S. holders as described above under “Description of the Debentures — Registration Rights” as subject to U.S. federal withholding tax. Therefore, we (or our paying agent) may withhold on such payments at a rate of 30% unless we timely receive a properly executed IRS Form W-8BEN or W-8ECI from the non-U.S. holder claiming that such payments are subject to reduction or elimination of withholding under an applicable treaty or are effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business (and, generally, if an income tax treaty applies, that any gain is attributable to a U.S. permanent establishment maintained by the non-U.S. holder). If we withhold tax from any payment of additional interest made to a non-U.S. holder and such payment is determined not to be subject to U.S. federal income tax, a non-U.S. holder generally would be entitled to a refund of any tax withheld by timely filing an appropriate claim for refund with the IRS.

Sale, Exchange, Redemption, Conversion or Other Disposition of Debentures or Common Stock

Non-U.S. holders generally will not be subject to U.S. federal income or withholding tax on any gain realized on the sale, exchange, redemption, conversion or other disposition of Debentures or common stock (other than with respect to payments attributable to accrued interest, which will be taxed as described under “— Non-U.S. Holders — Taxation of Interest” above), unless:

•	the gain is effectively connected with the conduct by the non-U.S. holder of a U.S. trade or business (and, generally, if an income tax treaty applies, the gain is attributable to a U.S. permanent establishment maintained by the non-U.S. holder), in which case the gain would be subject to tax as described below under “— Non-U.S. holders — Income or Gains Effectively Connected with a U.S. Trade or Business;”

•	the non-U.S. holder is an individual who is present in the United States for 183 days or more in the year of disposition and certain other conditions apply, in which case, except as otherwise provided by an applicable income tax treaty, the gain, which may be offset by U.S. source capital losses, would be subject to a flat 30% tax, even though the individual is not considered a resident of the United States; or

•	the rules of the Foreign Investment in Real Property Tax Act (or FIRPTA) (described below) treat the gain as effectively connected with a U.S. trade or business.

The FIRPTA rules may apply to a sale, exchange, redemption, conversion or other disposition of Debentures or common stock by a non-U.S. holder if we currently are, or were at any time within five years before the sale, exchange, redemption, conversion or other disposition (or, if shorter, the non-U.S. holder’s holding period for the Debentures or common stock disposed of), a “U.S. real property holding corporation” (or USRPHC). In general, we would be a USRPHC if interests in U.S. real estate comprised at least 50% of our assets. We believe that we currently are not, and will not become in the future, a USRPHC.

Dividends

Dividends paid to a non-U.S. holder on common stock received on conversion of a Debenture, including any taxable constructive stock dividends resulting from certain adjustments (or failure to make adjustments) to the number of shares of common stock to be issued on conversion (as described under “— U.S. Holders — Constructive Distributions” above) generally will be subject to U.S. withholding tax at a 30% rate. Withholding tax applicable to any taxable constructive stock dividends received by a non-U.S. holder may be withheld from interest on the Debentures, distributions on the common stock, shares of common stock or proceeds subsequently paid or credited to the non-U.S. holder. The withholding tax on dividends (including any taxable constructive stock dividends), however, may be reduced under the terms of an applicable income tax treaty between the United States and the non-U.S. holder’s country of residence. A non-U.S. holder should demonstrate its entitlement to treaty benefits by timely delivering a properly executed IRS Form W-8BEN or appropriate substitute form. A non-U.S. holder that is eligible for a reduced rate of withholding under the terms of an applicable income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Dividends on the common stock that are effectively connected with a non-U.S. holder’s conduct of a U.S. trade or business are discussed below under “— Non-U.S. Holders — Income or Gains Effectively Connected with a U.S. Trade or Business.”

Income or Gains Effectively Connected With a U.S. Trade or Business

The preceding discussion of the U.S. federal income and withholding tax considerations of the purchase, ownership or disposition of Debentures or common stock by a non-U.S. holder assumes that the holder is not engaged in a U.S. trade or business. If any interest on the Debentures, dividends on common stock, or gain from the sale, exchange, redemption, conversion or other disposition of the Debentures or common stock is effectively connected with a U.S. trade or business conducted by the non-U.S. holder, then the income or gain will be subject to U.S. federal income tax on a net income basis at the regular graduated rates and in the same manner applicable to U.S. holders. If the non-U.S. holder is eligible for the benefits of a tax treaty between the United States and the holder’s country of residence, any “effectively connected” income or gain generally will be subject to U.S. federal income tax only if it is also attributable to a permanent establishment or fixed base maintained by the holder in the United States. Payments of interest or dividends that are effectively connected with a U.S. trade or business (and, if a tax treaty applies, attributable to a permanent establishment or fixed base), and therefore included in the gross income of a non-U.S. holder, will not be subject to the 30% withholding tax provided that the holder claims exemption from withholding. To claim exemption from withholding, the holder must certify its qualification, which can be done by timely filing a properly executed IRS Form W-8ECI or appropriate substitute form. If the non-U.S. holder is a corporation (or an entity treated as a corporation for U.S. federal income tax purposes), that portion of its earnings and profits that is effectively connected with its U.S. trade or business generally also would be subject to a “branch profits tax.” The branch profits tax rate is generally 30%, although an applicable income tax treaty might provide for a lower rate.

Backup Withholding and Information Reporting

The Code and the Treasury regulations require those who make specified payments to report the payments to the IRS. Among the specified payments are interest, dividends, and proceeds paid by brokers to their customers. The required information returns enable the IRS to determine whether the recipient properly included the payments in income. This reporting regime is reinforced by “backup withholding” rules. These rules require the payers to withhold from payments subject to information reporting if the recipient fails to cooperate with the reporting regime by failing to provide a taxpayer identification number to the payor, furnishing an incorrect identification number, or repeatedly failing to report interest or dividends on tax returns. The backup withholding rate is currently 28%.

Payments of interest or dividends to U.S. holders of Debentures or common stock generally will be subject to information reporting, and will be subject to backup withholding, unless the holder (1) is an exempt payee, such as a corporation, or (2) provides the payor with a correct taxpayer identification number and complies with applicable certification requirements. Payments made to U.S. holders by a broker upon a sale of Debentures or common stock will generally be subject to information reporting and backup withholding. If the sale is made through a foreign office of a foreign broker, however, the sale will generally not be subject to either information reporting or backup withholding. This exception may not apply if the foreign broker is owned or controlled by U.S. persons, or is engaged in a U.S. trade or business.

We must report annually to the IRS the interest and/or dividends paid to each non-U.S. holder and the tax withheld, if any, with respect to such interest and/or dividends, including any tax withheld pursuant to the rules described under “— Non-U.S. Holders — Taxation of Interest,” “— Non-U.S. Holders — Additional Interest” and “— Non-U.S. Holders — Dividends” above. Copies of these reports may be made available to tax authorities in the country where the non-U.S. holder resides. Payments to non-U.S. holders of dividends on our common stock or interest on the Debentures may be subject to backup withholding unless the non-U.S. holder certifies its non-U.S. status on a properly executed IRS Form W-8BEN or appropriate substitute form. Payments made to non-U.S. holders by a broker upon a sale of the Debentures or our common stock will not be subject to information reporting or backup withholding as long as the non-U.S. holder certifies its non-U.S. status or otherwise establishes an exemption.

Any amounts withheld from a payment to a U.S. holder or non-U.S. holder of Debentures or common stock under the backup withholding rules can be credited against any U.S. federal income tax liability of the holder, provided the required information is timely furnished to the IRS.

PLAN OF DISTRIBUTION

We will not receive any of the proceeds of the sale of the Debentures or the common stock issued upon conversion of the Debentures offered by this prospectus supplement. The Debentures and the underlying common stock may be sold from time to time to purchasers:

•	directly by the selling securityholders or their pledgees, donees, transferees or any successors in interest (all of whom may be selling securityholders); or

•	through underwriters, broker-dealers or agents who may receive compensation in the form of discounts, concessions or commissions from the selling securityholders or the purchasers of the Debentures and underlying common stock.

The selling securityholders and any such broker-dealers or agents who participate in the distribution of the Debentures and the underlying common stock may be deemed to be “underwriters.” As a result, any profits on the sale of the Debentures and the underlying common stock by selling securityholders and any discounts, commissions or concessions received by any such broker-dealers or agents might be deemed to be underwriting discounts and commissions under the Securities Act. If the selling securityholders were to be deemed underwriters, the selling securityholders may be subject to certain statutory liabilities of, including, but not limited to, Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act.

Any selling securityholder who is a “broker-dealer” may be deemed to be an “underwriter” within the meaning of Section 2(11) of the Securities Act. To our knowledge based upon information provided to us by selling securityholders, the only selling securityholder who is a registered broker dealer is Citigroup Global Markets Inc., and as such may be deemed to be an underwriter of the Debentures and the underlying common stock within the meaning of the Securities Act. Other than acting as an initial purchaser in the original issuance of the Debentures and the performance of investment banking, commercial banking, advisory and other commercial services for us in the ordinary course of business, we do not have a material relationship with the broker-dealer and the broker-dealer does not have the right to designate or nominate a member or members of the board of directors. We are not aware of any underwriting plan or agreement, underwriters’ or dealers’ compensation, or passive market-making or stabilization transactions involving the purchase or distribution of these securities by the securityholder.

If the Debentures and the underlying common stock are sold through underwriters or broker-dealers, the selling securityholders will be responsible for underwriting discounts or commissions or agent’s commissions.

The Debentures and the underlying common stock may be sold in one or more transactions at:

•	fixed prices;

•	prevailing market prices at the time of sale;

•	varying prices determined at the time of sale; or

•	negotiated prices.

These sales may be effected in transactions:

•	on any national securities exchange or quotation service on which the Debentures and underlying common stock may be listed or quoted at the time of the sale, including The Nasdaq Global Select Market in the case of the common stock;

•	in the over-the-counter market;

•	in transactions otherwise than on such exchanges or services or in the over-the-counter market; or

•	through the writing of options.

These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as an agent on both sides of the trade.

In connection with sales of the Debentures and the underlying common stock, the selling securityholders may enter into hedging transactions with broker-dealers. These broker-dealers may in turn engage in short sales of the Debentures and the underlying common stock in the course of hedging their positions. The selling securityholders may also sell the Debentures and the underlying common stock short and deliver Debentures and the underlying common stock to close out short positions, or loan or pledge Debentures and the underlying common stock to broker-dealers that in turn may sell the Debentures and the underlying common stock.

To our knowledge, there are currently no plans, arrangements or understandings between any selling securityholders and any underwriter, broker-dealer or agent regarding the sale of the Debentures and the underlying common stock by the selling securityholders. Selling securityholders may not sell any or all of the Debentures and the underlying common stock offered by them pursuant to this prospectus supplement. In addition, we cannot assure you that any such selling securityholder will not transfer, devise or gift the Debentures and the underlying common stock by other means not described in this prospectus supplement.

Our common stock is quoted on The Nasdaq Global Select Market under the symbol “NUAN.” We do not intend to apply for the listing of the Debentures on any securities exchange or for quotation through The Nasdaq Global Market. Accordingly, we cannot assure that the Debentures will be liquid or that any trading for the Debentures will develop.

There can be no assurance that any selling securityholder will sell any or all of the Debentures and the underlying common stock pursuant to this prospectus supplement. In addition, any Debentures and the underlying common stock covered by this prospectus supplement that qualify for sale pursuant to Rule 144 or Rule 144A of the Securities Act may be sold under Rule 144 or Rule 144A rather than pursuant to this prospectus supplement.

The selling securityholders and any other person participating in such distribution will be subject to the Exchange Act. The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the Debentures and the underlying common stock by the selling securityholders and any other such person. In addition, Regulation M of the Exchange Act may restrict the ability of any person engaged in the distribution of the Debentures and the underlying common stock to engage in market-making activities with respect to the particular Debentures and the underlying common stock being distributed for a period of up to five business days prior to the commencement of such distribution. This may affect the marketability of the Debentures and the underlying common stock and the ability of any person or entity to engage in market-making activities with respect to the Debentures and the underlying common stock.

Pursuant to the registration rights agreement filed as an exhibit to our Current Report on Form 8-K filed on August 17, 2007, we and the selling securityholders will be indemnified by the other against certain liabilities, including certain liabilities under the Securities Act or will be entitled to contribution in connection with these liabilities.

We have agreed to pay substantially all of the expenses incidental to the registration, offering and sale of the Debentures and the underlying common stock to the public other than commissions, fees and discounts of underwriters, brokers, dealers and agents.

LEGAL MATTERS

The validity of the securities offered by this prospectus supplement will be passed upon for us by Wilson Sonsini Goodrich & Rosati, Professional Corporation, Palo Alto, California.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission (the SEC or the Commission). You may read and copy any materials we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-888-SEC-0330. Copies of these materials can also be obtained by mail at prescribed rates from the Public Reference Section of the SEC, 100 F Street N.E., Washington, D.C. 20549. The SEC also maintains a website at www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

Our SEC filings are also available to the public from our website at www.nuance.com. Information on our website is not incorporated by reference herein and is not otherwise intended to be part of this prospectus supplement. You may also obtain these documents by requesting them in writing or by telephone from us at:

Nuance Communications, Inc.
1 Wayside Road
Burlington, Massachusetts 01803
(781) 565-5000
Attention: Investor Relations

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. Neither we nor the selling securityholders have authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. Neither we nor the selling securityholders are making an offer to sell the Debentures in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus is accurate only as of the date hereof, regardless of the time of delivery of this prospectus supplement or of any sale of our common stock. Our business, financial condition, results of operations and prospects may have changed since that date.

PROSPECTUS

Debt Securities
Common Stock
Preferred Stock
Depositary Shares
Warrants
Subscription Rights

We, or selling security holders under this prospectus, may offer from time to time debt securities, common stock, preferred stock, depositary shares, warrants, or subscription rights. The debt securities, preferred stock, warrants and subscription rights may be convertible into or exercisable or exchangeable for common or preferred stock or other securities of our company or debt or equity securities of one or more other entities. We will provide the specific terms of any offering and the offered securities in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest.

We, or selling security holders, may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on an immediate, continuous or delayed basis. The names of any underwriters will be stated in the applicable prospectus supplement.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement which will describe the method and terms of the related offering.

Investing in these securities involves certain risks.  See “Item 1A — Risk Factors” beginning on page 9 of our annual report on Form 10-K for the fiscal year ended September 30, 2007, which is incorporated by reference herein.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus is dated November 29, 2007.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the securities offered by us. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add to, update or change information contained in the prospectus and, accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in the prospectus supplement.

The prospectus supplement to be attached to the front of this prospectus may describe, as applicable, the terms of the securities offered, the initial public offering price, the price paid for the securities, net proceeds and the other specific terms related to the offering of these securities.

You should only rely on the information contained or incorporated by reference in this prospectus and/or any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making offers to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the cover of the applicable document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since that date.

In this prospectus, unless we state otherwise, the “Company,” “we,” “us,” “our” and “Nuance” refer to Nuance Communications, Inc. and its consolidated subsidiaries.

THE COMPANY

Nuance Communications, Inc. is a leading provider of speech and imaging solutions for businesses and consumers worldwide. Our technologies, applications and solutions are transforming the way people create, use and interact with information, content and services and are designed to make the end user experience more compelling, convenient and satisfying.

Nuance was incorporated in 1992 as Visioneer, Inc. In 1999, we changed our name to ScanSoft, Inc. and also changed our ticker symbol to SSFT. In October 2004, we changed our fiscal year end to September 30, resulting in a nine-month fiscal year for 2004. In October 2005, we changed our name to Nuance Communications, Inc., to reflect our core mission of being the world’s most comprehensive and innovative provider of speech solutions, and in November 2005 we changed our ticker symbol to NUAN. Our corporate headquarters and executive offices are located at 1 Wayside Road, Burlington, Massachusetts 01803. Our telephone number is 781-565-5000.

FORWARD LOOKING STATEMENTS

This prospectus and the documents incorporated by reference in this prospectus contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties, as well as assumptions, that, if they never materialize or prove incorrect, could cause our results and the results of our consolidated subsidiaries to differ materially from those expressed or implied by such forward-looking statements. Forward-looking statements generally are identified by the words “expects,” “anticipates,” “believes,” “intends,” “estimates,” “should,” “would,” “strategy,” “plan” and similar expressions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. For example, forward-looking statements include:

•	projections of earnings, revenues, synergies or other financial items;

•	any statements of the plans, strategies and objectives of management for future operations, including the execution of integration and restructuring plans and the anticipated timing of filings, approvals relating to, and the closing of, pending acquisitions;

•	any statements concerning proposed new products, services, developments or industry rankings;

•	any statements regarding future economic conditions or performance;

•	statements of belief; and

•	any statement of assumptions underlying any of the foregoing.

The risks, uncertainties and assumptions referred to above include the difficulty of managing expense growth while increasing revenues; the challenges of integration and restructuring associated with recent and pending acquisitions and the challenges of achieving the anticipated synergies; and the other risks and uncertainties described under “Item 1A — Risk Factors” in our annual report on Form 10-K for the fiscal year ended September 30, 2007, which is incorporated by reference herein.

If one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect, actual results may vary materially from those expected, estimated or projected. In addition to other factors that affect our operating results and financial position, neither past financial performance nor our expectations should be considered reliable indicators of future performance. Investors should not use historical trends to anticipate results or trends in future periods. Further, our stock price is subject to volatility. Any of the factors discussed above could have an adverse impact on our stock price. In addition, failure of sales or income in any quarter to meet the investment community’s expectations, as well as broader market trends, could have an adverse impact on our stock price. Although we undertake no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law, you are advised to consult any additional disclosures we make in our quarterly reports on Form 10-Q, annual report on Form 10-K and current reports on Form 8-K filed with the Securities and Exchange Commission. See “Where You Can Find More Information.”

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, we intend to use the net proceeds from this offering for general corporate purposes, including working capital, to repay indebtedness and to fund possible investments in and acquisitions of complimentary businesses, partnerships, minority investments, products or technologies. Unless otherwise specified in the applicable prospectus supplement, we will not receive any proceeds from the sale of securities by selling security holders.

RATIO OF EARNINGS TO FIXED CHARGES

				Nine Months	Fiscal Year
	Fiscal Year Ended			Ended	Ended
	September 30,	September 30,	September 30,	September 30,	December 31,
	2007	2006	2005	2004	2003

Ratio of earnings to fixed charges(1)(2)	1.2x	—	1.3x	—	—

(1)	The ratio of earnings to fixed charges is calculated by dividing (a) earnings before income taxes, adjusted for fixed charges, by (b) fixed charges. Fixed charges include interest expense under operating leases deemed to be a reasonable approximation of the interest factor.

(2)	For the fiscal year ended September 30, 2006, the nine months ended September 30, 2004 and the fiscal year ended December 31, 2003, income before income taxes was insufficient to cover the fixed charges by approximately $12.9 million, $6.4 million and $3.7 million, respectively.

DESCRIPTION OF THE SECURITIES

We may issue from time to time, in one or more offerings, the following securities:

•	debt securities, which may be senior or subordinated, and which may be convertible into our common stock or be non-convertible;

•	shares of common stock;

•	shares of preferred stock;

•	depositary shares;

•	warrants exercisable for debt securities, common stock or preferred stock; and

•	subscription rights.

We will set forth in the applicable prospectus supplement a description of the debt securities, preferred stock, depositary shares, warrants and/or subscription rights that may be offered under this prospectus. The terms of the offering of securities, the initial offering price and the net proceeds to us will be contained in the applicable prospectus supplement, and other offering material, relating to such offer.

DESCRIPTION OF THE DEBT SECURITIES

This section describes the general terms and provisions of any debt securities that we may offer in the future. A prospectus supplement relating to a particular series of debt securities will describe the material terms of that particular series and to the extent to which the general terms and provisions contained herein apply to that particular series.

Senior debt securities and subordinated debt securities may be issued in one or more series under one or more indentures without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the debt securities of any series. We are not limited as to the amount of debt securities we may issue under an indenture. Unless otherwise provided in a prospectus supplement, a series of debt securities may be reopened for issuance of additional debt securities of such series.

Events of Default

The indenture will, unless otherwise provided, define an event of default with respect to any series of debt securities as one or more of the following events:

•	failure to pay principal of or any premium on any debt security of that series when due;

•	failure to pay any interest on any debt security of that series for 30 days when due;

•	failure to make any sinking fund payment for 30 days when due;

•	failure to perform any other covenant in the indenture if that failure continues for 90 days after we are given the notice required in the indenture;

•	our bankruptcy, insolvency or reorganization; and

•	any other event of default specified in the prospectus supplement.

An event of default of one series of debt securities is not necessarily an event of default for any other series of debt securities.

If an event of default, other than an event of default relating to our bankruptcy, insolvency or reorganization, shall occur and be continuing, either the trustee or the holders of at least 25% in aggregate principal amount of the outstanding securities of that series may declare the principal amount of the debt securities of that series to be due and payable immediately. If an event of default relating to our bankruptcy, insolvency or reorganization shall occur, the principal amount of all the debt securities of that series will automatically become immediately due and payable.

After acceleration of the principal amount of the debt securities, the holders of a majority in aggregate principal amount of the outstanding securities of that series, under certain circumstances, may rescind and annul such acceleration if all events of default, other than the non-payment of accelerated principal, or other specified amount, have been cured or waived.

If a default or event of default has occurred and the trustee has received notice of the default or event of default in accordance with the indenture, the trustee must give to the registered holders a notice of the default or event of default within 90 days after receipt of the notice. However, the trustee need not mail the notice if the default or event of default (a) has been cured or waived, or (b) is not in the payment of any amounts due with respect to any security and the trustee in good faith determines that withholding the notice is in the best interests of holders. In addition, the trustee shall give the holders of securities of such series notice of such default or event of default actually known to it as and to the extent provided by the Trust Indenture Act.

Satisfaction and Discharge

We may be discharged from our obligations on the debt securities of any series if we deposit enough cash or U.S. government obligations with the trustee to pay all of the principal, interest and any premium due to the stated maturity date or redemption date of the debt securities and satisfy certain other conditions precedent. We may be so discharged only if (i) all of the securities of such series have been delivered to the trustee for cancellation (subject to certain exceptions) or (ii) all such securities not theretofore delivered to the trustee for cancellation have become due and payable, or will become due and payable at their stated maturity within one year, or if redeemable at our option, are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee in our name and at our expense.

Upon such satisfaction and discharge of the indenture with respect to any series of securities, the indenture shall cease to be of further effect with respect to such series of securities, except as to any surviving rights of registration of transfer or exchange of securities expressly provided for in the indenture or any other surviving rights expressly provided for in a supplemental indenture for a series of securities.

Compliance Certificates and Opinions

Upon any application or request by us to the trustee to take any action under any provision of the indenture, we will furnish to the trustee such certificates and opinions as may be required under the Trust Indenture Act.

SELLING SECURITY HOLDERS

Selling security holders may use this prospectus in connection with resales of securities. The applicable prospectus supplement, post-effective amendment or other filings we make with the SEC under the Securities Exchange Act of 1934, as amended, will identify the selling security holders, the terms of the securities and the transaction in which the selling security holders acquired the securities. Selling security holders may be deemed to be underwriters in connection with the securities they resell and any profits on the sales may be deemed to be underwriting discounts and commission under the Securities Act of 1933, as amended. Unless otherwise specified in the applicable prospectus supplement, we will not receive any proceeds from the sale of securities by selling security holders.

PLAN OF DISTRIBUTION

We, or any selling security holders, may sell the offered securities through agents, underwriters or dealers, or directly to one or more purchasers, or through a combination of these methods of sale. We will identify the specific plan of distribution, including any agents, underwriters, dealers or direct purchasers, and any compensation paid in connection therewith, in the applicable prospectus supplement.

LEGAL MATTERS

Unless otherwise specified in a prospectus supplement accompanying this prospectus, Wilson Sonsini Goodrich & Rosati, Professional Corporation, Palo Alto, California will pass upon the validity of the issuance of the securities offered by any prospectus supplement for us.

EXPERTS

The consolidated financial statements of Nuance Communications, Inc. incorporated by reference in this prospectus, have been audited by BDO Seidman, LLP, an independent registered public accounting firm, to the extent and for the periods set forth in their reports incorporated herein by reference in reliance upon such reports given upon the authority of said firm as experts in auditing and accounting.

Commissure Inc.’s financial statements as of December 31, 2006 and 2005, and for each of the years in the two year period ended December 31, 2006 incorporated by reference into this prospectus from our Current Report on Form 8-K/A dated November 29, 2007, have been audited by McGladrey & Pullen, LLP, independent accountants, as indicated in their report with respect thereto, and are incorporated by reference in reliance upon the authority of said firm as experts in giving said reports.

Viecore, Inc.’s consolidated financial statements as of December 31, 2006 and 2005, and for each of the years in the three year period ended December 31, 2006, incorporated by reference into this prospectus from our Current Report on Form 8-K dated November 29, 2007, have been audited by WithumSmith+Brown, P.C., independent auditors, as indicated in their report with respect thereto, and are incorporated by reference in reliance upon the authority of said firm as experts in accounting and auditing.

The statements of assets to be acquired and liabilities to be assumed of Tegic Communications, Inc. at December 31, 2006 and 2005, and the statements of revenues and direct expenses for each of the three years in the period ended December 31, 2006, appearing in our Current Report on Form 8-K dated August 30, 2007, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon, and incorporated herein by reference. Such financial statements have been incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

VoiceSignal Technologies, Inc.’s consolidated financial statements as of December 31, 2006 and 2005, and for each of the years in the three year period ended December 31, 2006, incorporated by reference into this prospectus from our Current Report on Form 8-K dated August 30, 2007, have been audited by Vitale, Caturano & Company, Ltd., independent accountants, as indicated in their report with respect thereto, and are incorporated by reference in reliance upon the authority of said firm as experts in giving said reports.

The consolidated financial statements of Bluestar Resources Limited, as of December 31, 2006 and 2005, and for the years then ended, included in Nuance Communications, Inc.’s Current Report on Form 8-K/A dated April 17, 2007, have been audited by S.R. Batliboi & Associates (a member firm of Ernst & Young Global), independent auditors, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of Dictaphone Corporation as of December 31, 2005 and 2004, and for each of the two years in the period ended December 31, 2005, incorporated by reference into this prospectus from our Current Report on Form 8-K/A dated June 2, 2006, have been audited by PricewaterhouseCoopers LLP, an independent registered public accounting firm, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The consolidated statements of operations, changes in stockholders’ equity and cash flows of Dictaphone Corporation and its subsidiaries for the year ended December 31, 2003 incorporated by reference into this prospectus from the Nuance Communications, Inc. Current Report on Form 8-K/A dated June 2, 2006, have been audited by Grant Thornton LLP, an independent registered public accounting firm, and have been so incorporated in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

The consolidated financial statements and the related financial statement schedule of Nuance Communications, Inc. (which entity is now referred to as “Former Nuance Communications, Inc.” as a result of its acquisition in September 2005 by ScanSoft, Inc. and ScanSoft, Inc.’s subsequent name change to Nuance Communications, Inc.) as of December 31, 2004 and 2003 and for each of the three years in the period ended December 31, 2004, incorporated in this prospectus by reference from the Current Report of Form 8-K of ScanSoft, Inc. (now known as Nuance Communications, Inc. as a result of such name change) dated September 15, 2005, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The audited historical financial statements of Phonetic Systems Ltd. as of December 31, 2004 and 2003, and for each of the three years in the period ended December 31, 2004, incorporated into this prospectus by reference from our Current Report on Form 8-K/A dated April 18, 2005, have been audited by Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s Public Reference Room in Washington, D.C., located at 100 F Street, N.E. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our SEC filings are also available to the public over the internet from the SEC’s web site at www.sec.gov, or our web site at www.nuance.com (which is not intended to be an active hyperlink in this prospectus). The contents of our website are not incorporated by reference in or otherwise a part of this prospectus.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we filed with it. This means that we can disclose important information by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus. Information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below (other than any portions of such documents that are not deemed “filed” under the Exchange Act in accordance with the Exchange Act and applicable SEC rules) and any future filings made by us with the SEC (other than any portions of such documents that are not deemed “filed” under the Exchange Act in accordance with the Exchange Act and applicable SEC rules) under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until the completion of the offering in the relevant prospectus supplement to which this prospectus relates or this offering is terminated:

1. Our Annual Report on Form 10-K for the fiscal year ended September 30, 2007, filed on November 29, 2007;

2. Our Annual Report on Form 10-K/A for the fiscal year ended September 30, 2006, filed on January 29, 2007 (but only with respect to Items 10, 11, 12, 13, and 14 of such report);

3. Our Current Reports on Form 8-K filed on November 29, 2007, November 13, 2007, October 25, 2007, October 22, 2007, October 4, 2007 (as amended on November 29, 2007), October 2, 2007, August 30, 2007, March 28, 2007 (as amended on April 17, 2007), December 19, 2006 (as amended December 27, 2006), December 11, 2006, November 8, 2006, March 31, 2006 (as amended June 2, 2006), September 16, 2005 and February 7, 2005 (as amended April 18, 2005); and

4. The description of our common stock contained in the registration statement on Form 8-A, filed with the SEC on October 20, 1995, and any amendment or report filed for the purpose of updating such description.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

Nuance Communications, Inc.
1 Wayside Road
Burlington, Massachusetts 01803
(781) 565-5000
Attention: Investor Relations